PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED OCTOBER 13, 2000)

                           $246,141,000 (APPROXIMATE)

                   FIRST FRANKLIN MORTGAGE LOAN TRUST 2001-FF1
                   ASSET-BACKED CERTIFICATES, SERIES 2001-FF1

                     FINANCIAL ASSET SECURITIES CORPORATION
                                    DEPOSITOR

                         OPTION ONE MORTGAGE CORPORATION
                                 MASTER SERVICER

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 IN THE PROSPECTUS. The certificates represent obligations of the trust only and do not represent an interest in or obligation of Financial Asset Securities Corporation, Option One Mortgage Corporation or any of their affiliates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

Only the four classes of certificates identified below are being offered by this prospectus supplement and the accompanying prospectus.

THE OFFERED CERTIFICATES

o Represent ownership interests in a trust consisting primarily of a pool of first lien adjustable- rate residential mortgage loans. The mortgage loans will be segregated into two groups, one consisting of mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac guidelines and one consisting of mortgage loans with principal balances that do not conform to Fannie Mae and Freddie Mac guidelines.

o The Class A-1 Certificates, the Class A-2 Certificates, the Class M-1 Certificates and the Class M-2 Certificates will accrue interest at a rate equal to one-month LIBOR plus a fixed margin, subject to certain limitations described in this prospectus supplement.

CREDIT ENHANCEMENT

o Subordination as described in this prospectus supplement under "Description of the Certificates--Credit Enhancement."

o Overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions."

o Excess Interest as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions."

o A Primary Mortgage Insurance Policy as described in this prospectus supplement under "Description of the Certificates--The PMI Policies."


                              ORIGINAL
                             CERTIFICATE
                             PRINCIPAL       PASS-THROUGH                                 UNDERWRITING      PROCEEDS TO THE
        CLASS                 BALANCE           RATE                PRICE TO PUBLIC         DISCOUNT           DEPOSITOR(2)
        -----                 -------           ----                ---------------         --------           ------------
Class A-1............       $  201,948,000    Variable(1)             100.0000%              0.2250%            99.7750%
Class A-2............       $   29,350,000    Variable(1)              99.9375%              0.2250%            99.7125%
Class M-1............       $   11,132,000    Variable(1)             100.0000%              0.6000%            99.4000%
Class M-2............       $    3,711,000    Variable(1)             100.0000%              0.7600%            99.2400%

--------------------
(1)  Determined as provided herein.
(2)  Before deducting expenses estimated to be $450,000.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company, and upon request through the facilities of Clearstream Banking Luxembourg and the Euroclear System on or about February 28, 2001.

[GRAPHIC OMITTED]

February 21, 2001

                                                     TABLE OF CONTENTS


                                                   PROSPECTUS SUPPLEMENT

                                                                                                                       Page
                                                                                                                       ----
SUMMARY OF TERMS........................................................................................................S-3

RISK FACTORS...........................................................................................................S-10

THE MORTGAGE POOL......................................................................................................S-17

FIRST FRANKLIN FINANCIAL CORPORATION...................................................................................S-36

THE SELLER.............................................................................................................S-40

THE POOLING AGREEMENT..................................................................................................S-40

DESCRIPTION OF THE CERTIFICATES........................................................................................S-48

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..........................................................................S-63

USE OF PROCEEDS........................................................................................................S-72

FEDERAL INCOME TAX CONSEQUENCES........................................................................................S-72

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS..............................................................................S-75

LEGAL INVESTMENT CONSIDERATIONS........................................................................................S-75

METHOD OF DISTRIBUTION.................................................................................................S-76

LEGAL MATTERS..........................................................................................................S-77

RATINGS................................................................................................................S-77

INDEX OF DEFINED TERMS.................................................................................................S-78

ANNEX I.................................................................................................................I-1

                                SUMMARY OF TERMS

O THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

O THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

OFFERED CERTIFICATES

On the Closing Date, First Franklin Mortgage Loan Trust 2001-FF1 will issue seven classes of certificates, four of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support the certificates will consist primarily of a pool of adjustable-rate mortgage loans having the characteristics described in this prospectus supplement. The Class A-1 Certificates, the Class A- 2 Certificates, the Class M-1 Certificates and the Class M-2 Certificates are the only classes of offered certificates.

The Offered Certificates will be book-entry securities clearing through The Depository Trust Company (in the United States) or upon request through Clearstream Banking Luxembourg and the Euroclear System (in Europe) in minimum denominations of $50,000.

OTHER CERTIFICATES

The trust will issue three additional classes of certificates. These certificates will be designated as the Class C Certificates, the Class P Certificates and the Class R Certificates and are not being offered to the public by this prospectus supplement and the prospectus.

The Class C Certificates will have an initial certificate principal balance of approximately $1,236,469, which is equal to the initial overcollateralization required by the pooling agreement. The Class C Certificates initially evidence an interest of approximately 0.50% in the trust. The Class C Certificates will be delivered to the Seller or its designee as partial consideration for the mortgage loans.

The Class P Certificates will have an original principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be delivered to the Seller or its designee as partial consideration for the mortgage loans.

The Class R Certificates will not have an original principal balance and are the class of certificates representing the residual interests in the trust. The Class R Certificates will be delivered to the Seller or its designee as partial consideration for the mortgage loans.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES-- GENERAL," "--BOOK-ENTRY CERTIFICATES" AND "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

CUT-OFF DATE

February 1, 2001.

CLOSING DATE

On or about February 28, 2001.

THE DEPOSITOR

Financial Asset Securities Corporation, a Delaware corporation and a wholly owned subsidiary of Greenwich Capital Markets, Inc. WE REFER YOU TO "THE DEPOSITOR" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

MASTER SERVICER

Option One Mortgage Corporation, a California corporation. WE REFER YOU TO "OPTION ONE MORTGAGE

CORPORATION" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

ORIGINATOR

First Franklin Financial Corporation, a Delaware corporation, originated or acquired the mortgage loans.
WE REFER YOU TO "FIRST FRANKLIN FINANCIAL CORPORATION" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

SELLER

Option One Owner Trust 2000-1, a Delaware business trust that previously acquired the mortgage loans from Option One Mortgage Corporation. WE REFER YOU TO "THE SELLER" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

TRUSTEE

Wells Fargo Bank Minnesota, N.A., a national banking association. WE REFER YOU TO "THE POOLING AGREEMENT--THE TRUSTEE" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

PMI INSURER

PMI Mortgage Insurance Co., an Arizona corporation. WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--THE PMI POLICIES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

LOSS MITIGATION ADVISOR

The Murrayhill Company, a Colorado corporation. WE REFER YOU TO "THE POOLING AGREEMENT--THE LOSS MITIGATION ADVISOR" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

DESIGNATIONS

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o    OFFERED CERTIFICATES

     Class A Certificates and Mezzanine
     Certificates.

o    GROUP I CERTIFICATES

     Class A-1 Certificates. Except under the circumstances described under "Description of the Certificates--Allocation of Available Funds," the Group I Certificates receive their distributions from Loan Group I. The Group I Certificates are sometimes collectively referred to as Certificate Group I.

o    GROUP II CERTIFICATES

     Class A-2 Certificates. Except under the circumstances described under "Description of the Certificates--Allocation of Available Funds", the Group II Certificates receive their distributions from Loan Group II. The Group II Certificates are sometimes collectively referred to as Certificate Group II.

o    CLASS A CERTIFICATES

     Class A-1 Certificates and Class A-2
     Certificates.

o    MEZZANINE CERTIFICATES

     Class M-1 Certificates and Class M-2
     Certificates.

o    SUBORDINATE CERTIFICATES

     The Mezzanine Certificates and the Class C
     Certificates.

o    RESIDUAL CERTIFICATEs

     Class R Certificates.

o    LOAN GROUP I

     The Mortgage Loans with principal balances that conform to Fannie Mae and Freddie Mac guidelines. The Mortgage Loans in Loan Group I are sometimes referred to as the "Group I Mortgage Loans."

o    LOAN GROUP II

     The Mortgage Loans with principal balances that do not conform to Fannie Mae and Freddie Mac guidelines. The Mortgage Loans in Loan Group II are sometimes referred to as the "Group II Mortgage Loans."

MORTGAGE LOANS

On the Closing Date the trust will acquire a pool of first lien adjustable-rate mortgage loans that will be divided into two loan groups, Loan Group I and Loan Group II (each, a "Loan Group"). Loan Group I will consist of adjustable-rate mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac guidelines (the "Group I Mortgage Loans") and Loan Group II will consist of adjustable-rate mortgage loans with principal balances that do not conform to Fannie Mae and Freddie Mac guidelines (the "Group II Mortgage Loans"; together with the Group I Mortgage Loans, the "Mortgage Loans").

The statistical information in this prospectus supplement reflects the characteristics of the Mortgage Loans as of the Cut-off Date. After the date of this prospectus supplement and prior to the Closing Date, some mortgage loans may be added to the mortgage pool and some mortgage loans may be removed from the mortgage pool, as described under "The Mortgage Pool" in this prospectus supplement. Option One (as defined herein) believes that the information set forth in this prospectus supplement is representative of the characteristics of the mortgage pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans may vary.

The Group I Mortgage Loans consist of approximately 1,833 adjustable-rate mortgage loans with an aggregate outstanding principal balance as of the Cut-off Date of approximately $215,987,461.

The Group I Mortgage Loans have the following characteristics(1):


Loans with Prepayment Charges:    98.30%

Range of Remaining Term           352 months to
to Stated Maturities:             358 months

Weighted Average Remaining
Term to Stated Maturity:          356 months

Range of Original Principal       $21,700 to $276,000
Balances:

Average Original Principal        $118,077
Balance:

Range of Outstanding Principal    $21,652 to $275,661
Balances:

Average Outstanding Principal     $117,833
Balance:

Current Range of Mortgage Rates:  7.750% to 13.125%

Current Weighted Average          10.043%
Mortgage Rate:

Weighted Average Gross Margin:    5.222%
Weighted Average Maximum

Mortgage Rate:                    16.043%

Weighted Average Minimum
Mortgage Rate:                    10.043%

Weighted Average Initial
Rate Adjustment Cap:              2.999%

Weighted Average Periodic
Rate Adjustment Cap:              1.000%

Weighted Average Time
Until Next Adjustment Date:       20 months

Geographic Concentration in
Excess of 5%:
        California                   42.76%
        Michigan                      5.41%
        Ohio                          5.05%

(1) All figures are approximate. Percentages and weighted averages are based on principal balances as of the Cut-off Date.

The Group II Mortgage Loans consist of approximately 92 adjustable-rate mortgage loans with an aggregate outstanding principal balance as of the Cut-off Date of approximately $31,390,108.

The Group II Mortgage Loans have the following characteristics(1):


Loans with Prepayment Charges:         98.12%

Range of Remaining Term                354 months to
to Stated Maturities:                  358 months

Weighted Average Remaining
Term to Stated Maturity:               356 months

Range of Original Principal Balances:  $275,950 to $600,000

Average Original Principal Balance:    $341,879

Range of Outstanding Principal         $275,036 to $599,060
Balances:

Average Outstanding Principal Balance: $341,197

Current Range of Mortgage Rates:       8.875% to 11.375%

Current Weighted Average Mortgage      9.653%
Rate:

Weighted Average Gross Margin:         4.869%

Weighted Average Maximum Mortgage
Rate:                                  15.653%

Weighted Average Minimum Mortgage
Rate:                                  9.653%

Weighted Average Initial
Rate Adjustment Cap:                   3.000%

Weighted Average Periodic
Rate Adjustment Cap:                   1.000%

Weighted Average Time
Until Next Adjustment Date:            20 months

Geographic Concentration in
Excess of 5%:
        California 80.25%

(1) All figures are approximate. Percentages and weighted averages are based on principal balances as of the Cut-off Date.

DISTRIBUTION DATES

The Trustee will make distributions on the certificates on the 25th day of each calendar month beginning in March 2001 to the holder of record of the certificates as of the business day preceding such date of distribution if held in book-entry form or to the holder of record of the certificates as of the last business day of the month immediately preceding the month in which the distribution occurs if held in registered, certificated form. If the 25th day of a month is not a business day, then the distribution will be made on the next business day.

PAYMENTS ON THE CERTIFICATES

INTEREST PAYMENTS
The initial pass-through rate for the Class A-1 Certificates will be calculated at the per annum rate of One-Month LIBOR + 21 basis points, subject to the limitations described in this prospectus supplement.

The initial pass-through rate for the Class A-2 Certificates will be calculated at the per annum rate of One-Month LIBOR + 22.5 basis points, subject to the limitations described in this prospectus supplement.

The initial pass-through rate for the Class M-1 Certificates will be calculated at the per annum rate of One-Month LIBOR + 60 basis points, subject to the limitations described in this prospectus supplement.

The initial pass-through rate for the Class M-2 Certificates will be calculated at the per annum rate of One-Month LIBOR + 100 basis points, subject to the limitations described in this prospectus supplement.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--PASS- THROUGH RATES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

In addition, if the Master Servicer fails to exercise its option to terminate the trust on the earliest permitted date as described below under "Optional Termination," the pass-through rate on the Class A-1 Certificates will then increase to the per annum rate of One-Month LIBOR + 42 basis points, subject to the limitations described in this prospectus supplement; the pass- through rate on the Class A-2 Certificates will then increase to the per annum rate of One-Month LIBOR + 45 basis points, subject to the limitations described in this prospectus supplement; the pass-through rate on the Class M-1 Certificates will then increase to the per annum rate of One-Month LIBOR + 90 basis points, subject to the limitations described in this prospectus supplement and the pass-through rate on the Class M-2 Certificates will then increase to the per annum rate of One-Month LIBOR + 150 basis points, subject to the limitations described in this prospectus supplement.

Interest payable on the certificates accrues during an accrual period. The accrual period for the Offered Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first accrual period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Offered Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

The Offered Certificates will accrue interest on their certificate principal balance outstanding immediately prior to each Distribution Date.

The Class C Certificates will accrue interest as provided in the pooling agreement. The Class P Certificates and the Residual Certificates will not accrue interest.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

PRINCIPAL PAYMENTS

Principal will be distributed to holders of each class of Class A Certificates and each class of Mezzanine Certificates on each Distribution Date in the amounts described herein under "Description of the Certificates--Allocation of Available Funds."

PAYMENT PRIORITIES

Group I Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group I Mortgage Loans will be distributed as follows:

INTEREST DISTRIBUTIONS
to pay interest on the Group I Certificates; and

PRINCIPAL DISTRIBUTIONS
to pay principal on the Group I Certificates, but only in the amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

Group II Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group II Mortgage Loans will be distributed as follows:

INTEREST DISTRIBUTIONS
to pay interest on the Group II Certificates; and

PRINCIPAL DISTRIBUTIONS
to pay principal on the Group II Certificates, but only in the amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

Mezzanine Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group I Mortgage Loans and the Group II Mortgage Loans, after the distributions on the Class A Certificates described above will be distributed as follows:

INTEREST DISTRIBUTIONS
to pay interest on the Mezzanine Certificates, but only in the order of priority, amounts and to the extent described herein; and

PRINCIPAL DISTRIBUTIONS
to pay principal on the Mezzanine Certificates, but only in the order of priority, amounts and to the extent described herein.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF AVAILABLE FUNDS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

Crosscollateralization

In certain circumstances, payments on the Group I Mortgage Loans may be used to make certain distributions to the holders of the Group II Certificates and payments on the Group II Mortgage Loans may be used to make certain distributions to the holders of the Group I Certificates.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF AVAILABLE FUNDS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

ADVANCES

The Master Servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments on the Mortgage Loans. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

WE REFER YOU TO "THE POOLING AGREEMENT--ADVANCES"
IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE
SECURITIES--ADVANCES" IN THE PROSPECTUS FOR ADDITIONAL
INFORMATION.

OPTIONAL TERMINATION

The Master Servicer may purchase all of the Mortgage Loans and any REO Properties in both Loan Groups and retire the certificates when the current aggregate principal balance of the Mortgage Loans and REO Properties in both Loan Groups is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans in both Loan Groups as of the Cut-off Date.

WE REFER YOU TO "THE POOLING AGREEMENT
--TERMINATION" AND "DESCRIPTION OF THE
CERTIFICATES--PASS-THROUGH RATES" IN THIS PROSPECTUS
SUPPLEMENT AND "THE AGREEMENTS--TERMINATION;
OPTIONAL TERMINATION" IN THE PROSPECTUS FOR ADDITIONAL
INFORMATION.

CREDIT ENHANCEMENT

1.       SUBORDINATION

The rights of the holders of the Mezzanine Certificates and the Class C Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of the Class M-2 Certificates to receive distributions will be subordinated to the rights of the holders of the Class M-1 Certificates, and the rights of the holders of the Class C Certificates to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the Mortgage Loans.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--CREDIT ENHANCEMENT" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

2.       EXCESS INTEREST

The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Offered Certificates and to pay certain fees and expenses of the trust. The excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to create or maintain overcollateralization at required levels as described in the pooling agreement.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF AVAILABLE FUNDS" AND "--OVERCOLLATERALIZATION" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

3.       OVERCOLLATERALIZATION

The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Offered Certificates and the Class P Certificates on the Closing Date by approximately $1,236,469, which is equal to the initial certificate principal balance of the Class C Certificates. Such amount represents approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and is the approximate amount of overcollateralization required to be provided under the pooling agreement. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to maintain the required level of overcollateralization.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

4.       PRIMARY MORTGAGE INSURANCE

Approximately 97.93% of the Group I Mortgage Loans and approximately 96.59% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date), will be insured by loan-level mortgage insurance policies issued by the PMI Insurer. However, such policies will provide only limited protection against losses on defaulted Mortgage Loans.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--THE PMI POLICY" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

5.       ALLOCATION OF LOSSES

If, on any Distribution Date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the Mortgage Loans as described under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement, then realized losses on the Mortgage Loans will be allocated to the Mezzanine Certificates as described below. If realized losses on the Mortgage Loans are allocated to the Mezzanine Certificates, such losses will be allocated first, to the Class M-2 Certificates and second, to the Class M-1 Certificates. The pooling agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A Certificates or the Class P Certificates; however investors in the Class A Certificates should realize that under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class A Certificates all interest and principal amounts to which such certificates are then entitled.

Once realized losses are allocated to the Mezzanine Certificates, such realized losses will not be reinstated thereafter. However, the amount of any realized losses allocated to the Mezzanine Certificates may be paid to the holders of these certificates according to the priorities set forth under "Description of the Certificates --Overcollateralization Provisions" in this prospectus supplement.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES --ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

RATINGS

It is a condition of the issuance of the Offered
Certificates that they be assigned the following ratings by Fitch, Inc. ("Fitch") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
("S&P"):


                     Fitch:             S&P:
                     -----              ---
A-1                    AAA               AAA
A-2                    AAA               AAA
M-1                    AA                AA
M-2                     A                 A

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

WE REFER YOU TO "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "RATING" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

TAX STATUS

One or more elections will be made to treat designated portions of the trust (exclusive of the reserve fund, as described more fully herein) as real estate mortgage investment conduits for federal income tax purposes.

WE REFER YOU TO "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND "CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

It is expected that the Offered Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

WE REFER YOU TO "CONSIDERATIONS FOR BENEFIT PLAN
INVESTORS" IN THIS PROSPECTUS SUPPLEMENT AND "ERISA
CONSIDERATIONS IN THE PROSPECTUS FOR ADDITIONAL
INFORMATION.

LEGAL INVESTMENT

The Class A Certificates and the Class M-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws.

The Class M-2 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

WE REFER YOU TO "LEGAL INVESTMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND "LEGAL INVESTMENT" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

UNPREDICTABILITY OF PREPAYMENTS AND EFFECT ON YIELDS

         Mortgagors may prepay their Mortgage Loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their Mortgage Loans. A prepayment of a Mortgage Loan generally will result in a prepayment on the certificates.

o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

o The rate of prepayments on the Mortgage Loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the Mortgage Loans, the Mortgage Loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the Mortgage Loans. In addition, if interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on adjustable-rate mortgage loans may decrease.

o Approximately 98.30% of the Group I Mortgage Loans and approximately 98.12% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the Mortgage Loan during a stated period, which may be from one year to four years after the Mortgage Loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the Mortgage Loan during the applicable period.

o Option One Mortgage Corporation ("Option One") in its capacity as a party to the Mortgage Loan Purchase Agreement (as defined herein), may be required to purchase Mortgage Loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the Master Servicer has the option to purchase Mortgage Loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement. Moreover, under certain circumstances, the Master Servicer has the option to sell Mortgage Loans 90 days or more delinquent to third parties at prices less than their outstanding principal balances in accordance with the servicing standard in the pooling agreement and as further described in this prospectus supplement. These purchases will have the same effect on the holders of the Offered Certificates as a prepayment of the Mortgage Loans.

o The Master Servicer may purchase all of the Mortgage Loans in both Loan Groups when the aggregate principal balance of the Mortgage Loans in both Loan Groups is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans in both Loan Groups as of the Cut-off Date.

o If the rate of default and the amount of losses on the Mortgage Loans is higher than you expect, then your yield may be lower than you expect.

o As a result of the absorption of realized losses on the Mortgage Loans by excess interest and overcollateralization as described herein and the availability of the PMI Policies (which will provide limited coverage on some of the Mortgage Loans), liquidations of defaulted Mortgage Loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Offered Certificates and will influence the yield on the Offered Certificates in a manner similar to the manner in which principal prepayments on the Mortgage Loans will influence the yield on the Offered Certificates.

o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Offered Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated between the Group I Certificates and the Group II Certificates on a PRO RATA basis based on the amount of principal actually received on the Mortgage Loans in the related Loan Group for the related Distribution Date. This, as well as the relative sizes of the Loan Groups, may magnify the prepayment effect on a Certificate Group caused by the relative rates of prepayments and defaults experienced by the Loan Groups.

         SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF FACTORS THAT MAY INFLUENCE THE RATE AND TIMING OF PREPAYMENTS ON THE MORTGAGE LOANS.

CONFLICTS OF INTEREST BETWEEN THE MASTER SERVICER AND THE TRUST

         The Master Servicer will initially, directly or indirectly, own all or a portion of the Class C Certificates, the Class P Certificates and the Residual Certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties may affect the weighted average lives and yields of the certificates.

         Investors should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

DELINQUENT MORTGAGE LOAN RISK

         Approximately 1.10% of the Group I Mortgage Loans (by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date) and none of the Group II Mortgage Loans were delinquent in their monthly payments as of January 31, 2001. However, investors should realize that approximately 6.24% of the Group I Mortgage Loans and approximately 6.95% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date), have a first payment date occurring on or after January 1, 2001 and therefore, such Mortgage Loans could not have been delinquent with respect to any monthly payment due on or before January 31, 2001.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES

         The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the Mortgage Loans. If delinquencies or defaults occur on the Mortgage Loans, neither the Master Servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are not likely to be recovered.

         If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, you may suffer losses.

         Furthermore, although loan-level primary mortgage insurance policies have been acquired on behalf of the trust from the PMI Insurer with respect to approximately 97.93% of the Group I Mortgage Loans and approximately 96.59% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group of the Cut-off Date), such policies will provide only limited protection against losses on defaulted Mortgage Loans.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION

         The weighted average of the mortgage rates on the Mortgage Loans is expected to be higher than the pass- through rates on the Offered Certificates. The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Offered Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans. After these financial obligations of the trust are covered, the available excess interest generated by the Mortgage Loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

o Every time a Mortgage Loan is prepaid in full, excess interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o Every time a Mortgage Loan is liquidated or written off, excess interest may be reduced because such Mortgage Loans will no longer be outstanding and generating interest.

o If the rates of delinquencies, defaults or losses on the Mortgage Loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates.

o The first adjustment of the rates for approximately 0.08% of the Group I Mortgage Loans (by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date) will not occur until one year after the date of origination, the first adjustment of the rates for approximately 99.04% of the Group I Mortgage Loans and approximately 99.02% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) will not occur until two years after the date of origination and the first adjustment of the rates for approximately 0.85% of the Group I Mortgage Loans and approximately 0.98% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) will not occur until three years after the date of origination. As a result, the pass- through rate on the Offered Certificates may increase relative to the mortgage rates on the Mortgage Loans, or may remain constant as the mortgage rates on the Mortgage Loans decline. In either case, this would require that more of the interest generated by the Mortgage Loans be applied to cover interest on the Offered Certificates.

o If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher mortgage rates than on the Mortgage Loans with relatively lower mortgage rates, the amount of excess interest generated by the Mortgage Loans will be less than would otherwise be the case.

EFFECT OF MORTGAGE RATES ON THE OFFERED CERTIFICATES

         The Offered Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates on the Offered Certificates is based on the weighted average of the mortgage rates on the Mortgage Loans net of certain fees and expenses of the trust. These fees and expenses of the trust will include servicing fees, trustee fees, premiums payable to the PMI Insurer, fees of the Loss Mitigation Advisor and amounts retained by the trust to pay contingent obligations of the trust to mortgagors under Dividend Mortgage Loans as described under "The Mortgage Pool" in this prospectus supplement.

         A variety of factors could limit the pass-through rates on the Offered Certificates. Some of these factors are described below:

o The mortgage rates on the Mortgage Loans are based on a six-month LIBOR index and all of the Mortgage Loans have periodic and maximum limitations on adjustments to their mortgage rates. Approximately 99.97% of the Group I Mortgage Loans (by aggregate principal balance of the Group I Mortgage Loans as of the Cut- off Date) will not have the first adjustment to their mortgage rates until one year, two years or three years after the origination thereof and all of the Group II Mortgage Loans will not have the first adjustment to their mortgage rates until two years or three years after the origination thereof. As a result, the Offered Certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

o Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that the mortgage rates on certain of the Mortgage Loans may decline while the pass-through rates on the Offered Certificates is stable or rising. It is also possible that the mortgage rates on the Mortgage Loans and the pass-through rates on the Offered Certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

o The pass-through rates for the Offered Certificates adjust monthly while the mortgage rates on the Mortgage Loans adjust less frequently. Consequently, the limit on the pass-through rates for the the Offered Certificates may limit increases in the pass-through rates for extended periods in a rising interest rate environment.

o If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher mortgage rates than on the Mortgage Loans with relatively lower mortgage rates, the pass-through rates on the Offered Certificates are more likely to be limited.

         If the pass-through rates on the Offered Certificates are limited for any Distribution Date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on a Distribution Date or future Distribution Dates to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust.

ADDITIONAL RISKS ASSOCIATED WITH THE MEZZANINE CERTIFICATES

         The weighted average lives of, and the yields to maturity on, the Class M-1 Certificates and the Class M-2 Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans in both Loan Groups are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related Distribution Date, will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the higher numerical class designation. As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount.
However, the amount of any realized losses allocated to the Mezzanine Certificates may be paid to the holders of the Mezzanine Certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

         Unless the certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least March 2004 or a later date as provided in this prospectus supplement or during any period in which delinquencies on the Mortgage Loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the Mortgage Loans.

         In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class C Certificates or the class of Mezzanine Certificates with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS

         When a Mortgage Loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The Master Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the Master Servicer's servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act") will not be covered by the Master Servicer.

         On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Offered Certificates on a PRO RATA basis based on the respective amounts of interest accrued on such certificates for such distribution date. THE HOLDERS OF THE OFFERED CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR ANY SUCH INTEREST SHORTFALLS. IF THESE SHORTFALLS ARE ALLOCATED TO THE OFFERED CERTIFICATES THE AMOUNT OF INTEREST PAID TO THOSE CERTIFICATES WILL BE REDUCED, ADVERSELY AFFECTING THE YIELD ON YOUR INVESTMENT.

REIMBURSEMENT OF ADVANCES BY THE MASTER SERVICER COULD DELAY DISTRIBUTIONS ON THE CERTIFICATES

         Under the pooling agreement, the Master Servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments on the Mortgage Loans. The Master Servicer may make such advances from amounts held for future distribution. In addition, the Master Servicer may withdraw from the collection account funds that were not included in available funds for the preceding distribution date to reimburse itself for advances previously made. Any such amounts withdrawn by the Master Servicer in reimbursement of advances previously made are generally required to be replaced by the Master Servicer on or before the next Distribution Date, subject to subsequent withdrawal. To the extent that the Master Servicer, or H&R Block, Inc. as guarantor of the Master Servicer's obligations to make such replacements, is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the Offered Certificates. Furthermore, the Master Servicer's right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the Master Servicer that are higher, and potentially substantially higher, than one month's advance obligation.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN MORTGAGE LOAN BALANCE

         Substantial delays could be encountered in connection with the liquidation of delinquent Mortgage Loans. Further, reimbursement of advances made on a Mortgage Loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the Mortgage Loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

         Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below. Approximately 16.05% of the Group I Mortgage Loans and approximately 17.12% of the Group II Mortgage Loans (in each case, based on the aggregate principal balance of the related Loan Group as of the Cut-off Date) had loan-to-value ratios in excess of 80.00%, but no more than 90.00% at origination. Additionally, the Originator's determination of the value of a mortgaged property used in the calculation of the loan-to- values ratios of the Mortgage Loans may differ from the appraised value of such mortgaged properties. See "First Franklin Financial Corporation--Underwriting Standards" herein.

GEOGRAPHIC CONCENTRATION

         The chart presented under "Summary of Terms--Mortgage Loans" lists the states with the highest concentrations of Mortgage Loans. Mortgaged properties in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance.

         In addition, the conditions below will have a disproportionate impact on the Mortgage Loans in general:

o Economic conditions in states with high concentrations of Mortgage Loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

o Declines in the residential real estate markets in the states with high concentrations of Mortgage Loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

o Any increase in the market value of properties located in the states with high concentrations of Mortgage Loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

         The Mortgage Loans are also subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the trust to damages and administrative enforcement. In particular, the Originator's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust (and other assignees of the Mortgage Loans) to monetary penalties, and result in the obligors' rescinding the Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans. See "Certain Legal Aspects of the Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

         Option One will represent that as of the closing date, each Mortgage Loan originated by the Originator is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, Option One will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described under "The Pooling Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY

         The certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, the Originator, the Seller, the Trustee or any of their respective affiliates. Neither the Offered Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, the Trustee, or any of their respective affiliates. Proceeds of the assets included in the trust and proceeds from the reserve fund will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, the Master Servicer, the Originator, the Seller, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

LACK OF LIQUIDITY

         Greenwich Capital Markets, Inc. (the "Underwriter") intends to make a secondary market in the classes of certificates actually purchased by it, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

NATURE OF THE MORTGAGE LOANS

         Substantially all of the Mortgage Loans in the trust are loans that do not meet the customary credit standards of Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these Mortgage Loans than with mortgage loans that satisfy such credit standards. In the event the Mortgage Loans in the mortgage pool do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

REDUCTION OR WITHDRAWAL OF RATINGS

         Each rating agency rating the Offered Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

PROCEEDS OF THE SALE OF THE MORTGAGE LOANS

         The Underwriter or an affiliate has been an investor in the Mortgage Loans and will be entitled to a portion of the proceeds of the sale of the Mortgage Loans by the Seller to the Depositor for inclusion by the Depositor in the trust.

                                THE MORTGAGE POOL

         The information set forth in the following paragraphs is based on servicing records and representations about the Mortgage Loans that were made by First Franklin Financial Corporation at the time it sold the Mortgage Loans. Neither the Underwriter nor the Trustee or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         The statistical information presented in this prospectus supplement relates to the Mortgage Loans and related Mortgaged Properties in each Loan Group as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received. Prior to the issuance of the Certificates, Mortgage Loans may be removed from one or both Loan Groups as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other Mortgage Loans may be included in each Loan Group prior to the issuance of the Certificates unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Loans in such Loan Group as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement with respect to the Mortgage Loans in each Loan Group will be representative of the characteristics of such Loan Group as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in a Loan Group may vary.

         Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate Principal Balance as of the Cut-off Date of the Mortgage Loans in the related Loan Group ("Cut-off Date Principal Balance"). The "Principal Balance" of a Mortgage Loan as of any date is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan. The "Pool Balance" as of any date is equal to the aggregate of the Principal Balances of the Mortgage Loans in both Loan Groups.

GENERAL

         First Franklin Mortgage Loan Trust 2001-FF1 (the "Trust") will consist of a pool of residential mortgage loans (the "Mortgage Loans" or the "Mortgage Pool") which pool will in turn consist of a group of adjustable-rate, first lien, fully-amortizing mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac guidelines (the "Group I Mortgage Loans") and a group of adjustable-rate, first lien, fully-amortizing Mortgage Loans with principal balances that do not conform to Fannie Mae and Freddie Mac guidelines (the "Group II Mortgage Loans"). The Group I Mortgage Loans have original terms to maturity of 30 years and a Cut-off Date Principal Balance of approximately $215,987,461. The Group II Mortgage Loans have original terms to maturity of 30 years and a Cut-off Date Principal Balance of approximately $31,390,108. All of the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments (each, a "Mortgage"). The Mortgages create first liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units (each, a "Mortgaged Property"). The Group I Mortgage Loans consist of approximately 1,833 Mortgage Loans and the Group II Mortgage Loans consist of approximately 92 Mortgage Loans.

         The Mortgage Loans are subject to the "due-on-sale" provisions included therein which provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

         The Depositor will purchase the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement, dated as of February 21, 2001 (the "Mortgage Loan Purchase Agreement"), among the Seller, Option One and the Depositor. Pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2001 (the "Pooling Agreement"), among the Depositor, the Master Servicer and the Trustee, the Depositor will cause the Mortgage Loans and the Depositor's rights under the Mortgage Loan Purchase Agreement to be assigned to the Trustee for the benefit of the Certificateholders. See "The Pooling Agreement" herein and "The Agreements" in the Prospectus.

         Each of the Mortgage Loans was selected from the Seller's portfolio of mortgage loans. The Mortgage Loans were originated by the Originator or acquired by the Originator in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the Originator in accordance with its underwriting standards as described under "First Franklin Financial Corporation--Underwriting Standards" in this prospectus supplement.

         Under the Mortgage Loan Purchase Agreement, Option One will make certain representations and warranties to the Depositor relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase

Agreement and certain characteristics of the Mortgage Loans. Subject to certain limitations, Option One will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the Certificateholders' interests in such Mortgage Loan. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller. Option One will have no obligation with respect to the Certificates in its capacity as a party to the Mortgage Loan Purchase Agreement other than the repurchase or substitution obligations described above. The Originator will have no obligation with respect to the Certificates in its capacity as Originator.

         Generally, the Mortgage Loans provide for semi-annual adjustment to the mortgage rate (the "Mortgage Rate") thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided, that the first adjustment for the Group I Mortgage Loans will occur after an initial period of one year in the case of 0.08% of the Group I Mortgage Loans, two years in the case of 99.04% of the Group I Mortgage Loans and three years in the case of 0.85% of the Group I Mortgage Loans and that the first adjustment for the Group II Mortgage Loans will occur after an initial period of two years in the case of 99.02% of the Group II Mortgage Loans and three years in the case of 0.98% of the Group II Mortgage Loans (each such Mortgage Loan, a "Delayed First Adjustment Mortgage Loan"). On each Adjustment Date for each Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of Six-Month LIBOR (as defined below) and a fixed percentage amount (the "Gross Margin"). The Mortgage Rate on any Mortgage Loan will not decrease on the first related Adjustment Date, will not increase by more than a stated percentage (3.000% per annum, as specified in the related mortgage note) on the first related Adjustment Date (the "Initial Periodic Rate Cap") and will not increase or decrease by more than a stated percentage (1.000% per annum, as specified in the related mortgage note) on any Adjustment Date thereafter (the "Periodic Rate Cap"). The Group I Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.999% per annum and a weighted average Periodic Rate Cap of approximately 1.000% per annum thereafter. The Group II Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 3.000% per annum and a weighted average Periodic Rate Cap of approximately 1.000% per annum thereafter. Each Mortgage Rate on each such Mortgage Loan will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Mortgage Rate"). Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. None of the Mortgage Loans will permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

         Approximately 98.30% of the Group I Mortgage Loans and approximately 98.12% of the Group II Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.
Generally, each such Mortgage Loan provides for payment of a prepayment charge on partial prepayments and prepayments in full made within a stated number of months that is between 12 and 48 months from the date of origination of such Mortgage Loan. The amount of the prepayment charge is provided in the related mortgage note and is generally equal to six months' interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12 month period. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates. Under certain circumstances, as described in the Pooling Agreement, the Master Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

         Approximately 80.35% of the Group I Mortgage Loans and approximately 73.44% of the Group II Mortgage Loans (the "Dividend Mortgage Loans") contain a provision entitling the mortgagor thereunder to annual refunds, at the end of each of the first four years of the life of the related Mortgage Loan, of a portion of the interest paid by such mortgagor during the preceding twelve months, if the mortgagor is not currently delinquent and has not defaulted or prepaid. Accordingly, the Master Servicer will retain, each month on behalf of the Trust, interest on each Dividend Mortgage Loan at the Dividend Rate then applicable for such Mortgage Loan, and such retained interest will not be available for distribution to Certificateholders. All of the Dividend Mortgage Loans are Delayed First Adjustment Mortgage Loans with first Adjustment Dates scheduled to occur after an initial period of two or three years following the date of origination. The per annum "Dividend Rate" for each Dividend Mortgage Loan is as follows:

          DIVIDEND RATES OF THE DELAYED FIRST ADJUSTMENT MORTGAGE LOANS
                        THAT ARE DIVIDEND MORTGAGE LOANS


                                      Two Year Delayed        Three Year Delayed
                                      First Adjustment         First Adjustment
                                       Mortgage Loans           Mortgage Loans
                                       --------------           --------------
Year 1.........................            0.25%                     0.25%
Year 2.........................            0.25%                     0.25%
Year 3.........................            1.00%                     0.25%
Year 4.........................            0.25%                     1.00%
Year 5 and thereafter..........            0.00%                     0.00%

         THE INDEX. The index with respect to the Mortgage Loans is the average of interbank offered rates for six- month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by the Western Edition of THE WALL STREET JOURNAL ("Six Month LIBOR" or the "Index"). If the Index becomes unpublished or is otherwise unavailable, the Master Servicer will select an alternative index which is based upon comparable information.

GROUP I MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon percentages of the Principal Balances of the Group I Mortgage Loans as of the Cut-off Date.

         Approximately 16.05% of the Group I Mortgage Loans had loan-to-value ratios at origination in excess of 80.00%. No Group I Mortgage Loan had a loan-to-value ratio at origination in excess of 90.00%. The weighted average loan-to-value ratio of the Group I Mortgage Loans at origination was approximately 79.47%. There can be no assurance that the loan-to-value ratio of any Group I Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the Originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination.

         All of the Group I Mortgage Loans have a scheduled payment due each month (the "Due Date") on the first day of the month.

         The weighted average remaining term to maturity of the Group I Mortgage Loans was approximately 356 months as of the Cut-off Date. None of the Group I Mortgage Loans had a first Due Date prior to July 2000 or after January 2001 or has a remaining term to maturity of less than 352 months or greater than 358 months as of the Cut-off Date. The latest maturity date of any Group I Mortgage Loan is December 2030.

         The average Principal Balance of the Group I Mortgage Loans at origination was approximately $118,077. The average Cut-off Date Principal Balance of the Group I Mortgage Loans was approximately $117,833. No Group I Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $275,661 or less than approximately $21,652.

         As of the Cut-off Date, the Group I Mortgage Loans had Mortgage Rates of not less than 7.750% per annum and not more than 13.125% per annum and the weighted average Mortgage Rate of the Group I Mortgage Loans was approximately 10.043% per annum. As of the Cut-off Date, the Group I Mortgage Loans had Gross Margins ranging from 3.375% per annum to 8.125% per annum, Minimum Mortgage Rates ranging from 7.750% per annum to 13.125% per annum and Maximum Mortgage Rates ranging from 13.750% per annum to 19.125% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Group I Mortgage Loans was approximately 5.222% per annum, the weighted average Minimum Mortgage Rate of the Group I Mortgage Loans was approximately 10.043% per annum and the weighted average Maximum Mortgage Rate of the Group I Mortgage Loans was approximately 16.043% per annum. The latest next Adjustment Date following the Cut-off Date on any Group I Mortgage Loan occurs in November 2003 and the weighted average time until the next Adjustment Date for all of the Group I Mortgage Loans is approximately 20 months.

         The Group I Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):


                         CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS (1)



                                                                                              % OF AGGREGATE
                                                                PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                          NUMBER                 OUTSTANDING AS OF           OUTSTANDING AS OF
      PRINCIPAL BALANCE ($)          OF MORTGAGE LOANS           THE CUT OFF DATE            THE CUT OFF DATE
      ---------------------          -----------------           ----------------            ----------------
     21,652   -   50,000......                153                  $  6,191,414.36                  2.87%
     50,001   -  100,000.......               659                    49,778,319.33                 23.05
    100,001   -  150,000.......               550                    67,047,195.55                 31.04
    150,001   -  200,000.......               276                    47,774,706.08                 22.12
    200,001   -  250,000.......               142                    31,319,502.48                 14.50
    250,001   -  275,661.......                53                    13,876,323.38                  6.42
                                            -----                  ---------------                ------

              Total............             1,833                  $215,987,461.18                100.00%
                                    ===============                ===============                =======


(1) THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE OF THE GROUP I MORTGAGE LOANS WAS APPROXIMATELY $117,833.

                          CREDIT BUREAU RISK SCORES FOR THE GROUP I MORTGAGE LOANS(1)(2)


                                                                                              % OF AGGREGATE
                                                                PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                          NUMBER                 OUTSTANDING AS OF           OUTSTANDING AS OF
  CREDIT BUREAU RISK SCORE           OF MORTGAGE LOANS           THE CUT OFF DATE            THE CUT OFF DATE
  ------------------------           -----------------           ----------------            ----------------
540-550...........................               87                  $ 8,968,676.38                    4.15%
551-600...........................              410                   42,485,353.81                   19.67
601-650...........................              731                   86,556,837.68                   40.07
651-700...........................              438                   56,400,263.93                   26.11
701-750...........................              141                   18,034,222.00                    8.35
751-788...........................               26                    3,542,107.38                    1.64
                                              -----                 ---------------                  ------

      Total.......................            1,833                 $215,987,461.18                  100.00%
                                              =====                 ===============                  ======

--------------------
(1) THE WEIGHTED AVERAGE CREDIT BUREAU RISK SCORE OF THE GROUP I MORTGAGE LOANS WAS APPROXIMATELY 635.
(2) DETERMINED FOR EACH GROUP I MORTGAGE LOAN AS DESCRIBED UNDER "FIRST FRANKLIN FINANCIAL CORPORATION--UNDERWRITING STANDARDS" IN THIS PROSPECTUS SUPPLEMENT.


                            ORIGINAL TERMS TO MATURITY OF THE GROUP I MORTGAGE LOANS(1)


                                                                                              % OF AGGREGATE
                                                                PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                          NUMBER                 OUTSTANDING AS OF           OUTSTANDING AS OF
      ORIGINAL TERM (MONTHS)         OF MORTGAGE LOANS           THE CUT OFF DATE            THE CUT OFF DATE
      ----------------------         -----------------           ----------------            ----------------
360...........................               1,833                $215,987,461.18                  100.00%
                                             -----                ---------------                  ------

     Total....................               1,833                $215,987,461.18                  100.00%
                                             =====                ===============                  ======

--------------------
(1) THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY OF THE GROUP I MORTGAGE LOANS WAS APPROXIMATELY 360 MONTHS.


                           REMAINING TERMS TO MATURITY OF THE GROUP I MORTGAGE LOANS(1)


                                                                                              % OF AGGREGATE
                                                                PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                          NUMBER                 OUTSTANDING AS OF           OUTSTANDING AS OF
    REMAINING TERM (MONTHS)          OF MORTGAGE LOANS           THE CUT OFF DATE            THE CUT OFF DATE
    -----------------------          -----------------           ----------------            ----------------
352 - 352.....................                   4                  $    375,585.95                    0.17%
353 - 354.....................                  20                     2,284,910.06                    1.06
355 - 356.....................               1,211                   145,380,613.40                   67.31
357 - 358.....................                 598                    67,946,351.77                   31.46
                                             -----                  ---------------                --------

        Total.................               1,833                  $215,987,461.18                100.00%
                                             =====                  ===============                ======

--------------------
(1) THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY OF THE GROUP I MORTGAGE LOANS WAS APPROXIMATELY 356 MONTHS.

                  PROPERTY TYPES OF THE GROUP I MORTGAGE LOANS


                                                                                              % OF AGGREGATE
                                                                PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                          NUMBER                 OUTSTANDING AS OF           OUTSTANDING AS OF
      PROPERTY TYPE                  OF MORTGAGE LOANS           THE CUT OFF DATE            THE CUT OFF DATE
      -------------                  -----------------           ----------------            ----------------
Single Family.................               1,404                  $161,948,917.41                 74.98%
PUD(1)........................                 207                    30,014,899.08                 13.90
Condominium...................                 121                    13,093,817.90                  6.06
2-4 Units.....................                  73                     8,483,122.56                  3.93
Manufactured Housing..........                  28                     2,446,704.23                  1.13
                                             -----                  ---------------                ------

     Total....................               1,833                  $215,987,461.18                100.00%
                                             =====                  ===============                ======

--------------------
(1)  PUD REFERS TO A HOME OR "UNIT" IN A PLANNED UNIT DEVELOPMENT.


                OCCUPANCY STATUS OF THE GROUP I MORTGAGE LOANS(1)


                                                                                             % OF AGGREGATE
                                                             PRINCIPAL BALANCE              PRINCIPAL BALANCE
                                       NUMBER                OUTSTANDING AS OF              OUTSTANDING AS OF
       OCCUPANCY STATUS           OF MORTGAGE LOANS           THE CUT OFF DATE              THE CUT OFF DATE
       ----------------           -----------------           ----------------              ----------------
Primary.......................          1,798                  $213,280,864.48                    98.75%
Non-owner.....................             35                     2,706,596.70                     1.25
                                        -----                  ---------------                   ------

     Total....................          1,833                  $215,987,461.18                   100.00%
                                        =====                  ===============                   ======

--------------------
(1)  Occupancy as represented by the mortgagor at the time of origination.


                      PURPOSE OF THE GROUP I MORTGAGE LOANS


                                                                                             % OF AGGREGATE
                                                             PRINCIPAL BALANCE              PRINCIPAL BALANCE
                                       NUMBER                OUTSTANDING AS OF              OUTSTANDING AS OF
       PURPOSE                    OF MORTGAGE LOANS           THE CUT OFF DATE              THE CUT OFF DATE
       -------                    -----------------           ----------------              ----------------
Purchase......................             1,359               $164,180,478.83                 76.01%
Cash Out Refinance............               389                 42,723,247.91                 19.78
Rate/Term Refinance...........                85                  9,083,734.44                  4.21
                                           -----               ---------------                ------

     Total....................             1,833               $215,987,461.18                100.00%
                                           =====               ===============                ======

                          ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS(1)


                                                                                             % OF AGGREGATE
                                                             PRINCIPAL BALANCE              PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE           NUMBER                OUTSTANDING AS OF              OUTSTANDING AS OF
           RATIO(%)               OF MORTGAGE LOANS           THE CUT OFF DATE              THE CUT OFF DATE
           --------               -----------------           ----------------              ----------------
12.85    -    15.00...........              1                   $     44,893.30                  0.02%
25.01    -    30.00...........              1                         29,971.68                  0.01
30.01    -    35.00...........              2                        244,320.93                  0.11
35.01    -    40.00...........              3                        216,530.68                  0.10
40.01    -    45.00...........              6                        418,122.61                  0.19
45.01    -    50.00...........              7                        776,064.31                  0.36
50.01    -    55.00...........             11                      1,002,138.33                  0.46
55.01    -    60.00...........             19                      1,593,857.06                  0.74
60.01    -    65.00...........             47                      4,356,067.19                  2.02
65.01    -    70.00...........             62                      6,459,206.00                  2.99
70.01    -    75.00...........            183                     18,499,720.75                  8.57
75.01    -    80.00...........          1,214                    147,688,918.79                 68.38
80.01    -    85.00...........            117                     13,632,528.37                  6.31
85.01    -    90.00...........            160                     21,025,121.18                  9.73
                                        -----                   ---------------                ------

         Total................          1,833                   $215,987,461.18                100.00%
                                        =====                   ===============                ======

------------------
(1) THE WEIGHTED AVERAGE ORIGINAL LOAN-TO-VALUE RATIO OF THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE WAS APPROXIMATELY 79.47%.

           GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATING TO THE GROUP I MORTGAGE LOANS(1)


                                                                                             % OF AGGREGATE
                                                             PRINCIPAL BALANCE              PRINCIPAL BALANCE
                                       NUMBER                OUTSTANDING AS OF              OUTSTANDING AS OF
       LOCATION                   OF MORTGAGE LOANS           THE CUT OFF DATE              THE CUT OFF DATE
       --------                   -----------------           ----------------              ----------------
 ALABAMA......................           17                   $  1,440,084.88                    0.67%
 ARIZONA......................           72                      7,520,591.12                    3.48
 CALIFORNIA...................          588                     92,353,089.98                   42.76
 COLORADO.....................           32                      4,464,523.14                    2.07
 CONNECTICUT..................           21                      2,035,412.19                    0.94
 DELAWARE.....................            1                        104,804.09                    0.05
 DISTRICT OF COLUMBIA.........            1                        257,092.86                    0.12
 FLORIDA......................           91                      7,834,986.25                    3.63
 GEORGIA......................           24                      2,559,666.25                    1.19
 IDAHO........................            6                        535,577.50                    0.25
 ILLINOIS.....................           92                      9,595,996.56                    4.44
 INDIANA......................           26                      1,583,597.55                    0.73
 IOWA.........................           18                        903,783.31                    0.42
 KANSAS.......................            9                        697,946.92                    0.32
 KENTUCKY.....................           15                      1,090,784.15                    0.51
 LOUISIANA....................            2                        213,592.30                    0.10
 MARYLAND.....................           14                      1,604,379.67                    0.74
 MASSACHUSETTS................           24                      3,138,694.80                    1.45
 MICHIGAN.....................          123                     11,681,983.14                    5.41
 MINNESOTA....................           36                      3,999,493.17                    1.85
 MISSOURI.....................           32                      2,583,400.48                    1.20
 NEBRASKA.....................            3                        238,493.92                    0.11
 NEVADA.......................           34                      4,314,085.63                    2.00
 NEW HAMPSHIRE................           37                      3,206,199.36                    1.48
 NEW JERSEY...................            9                        979,645.87                    0.45
 NEW MEXICO...................           17                      2,017,342.03                    0.93
 NEW YORK.....................            8                      1,003,163.65                    0.46
 NORTH CAROLINA...............           10                        909,597.70                    0.42
 OHIO.........................          129                     10,916,707.45                    5.05
 OKLAHOMA.....................            3                        142,840.22                    0.07
 OREGON.......................           91                     10,307,002.74                    4.77
 PENNSYLVANIA.................            6                        644,625.32                    0.30
 RHODE ISLAND.................            9                        752,624.06                    0.35
 SOUTH CAROLINA...............           11                        895,906.13                    0.41
 SOUTH DAKOTA.................            3                        252,694.98                    0.12
 TENNESSEE....................           30                      2,164,607.04                    1.00
 TEXAS........................           28                      2,795,986.52                    1.29
 UTAH.........................           63                      6,952,107.98                    3.22
 VERMONT......................            8                        779,984.06                    0.36
 VIRGINIA.....................            7                        874,905.64                    0.41
 WASHINGTON...................           51                      6,554,114.91                    3.03
 WISCONSIN....................           31                      2,889,629.09                    1.34
 WYOMING......................            1                        195,716.57                    0.09
                                      -----                   ---------------                  ------

TOTAL.........................        1,833                   $215,987,461.18                  100.00%
                                      =====                   ===============                  ======

-------------------
(1) THE GREATEST ZIP CODE GEOGRAPHIC CONCENTRATION OF GROUP I MORTGAGE LOANS WAS APPROXIMATELY 0.64% IN THE 92592 ZIP CODE.

              DOCUMENTATION LEVEL OF THE GROUP I MORTGAGE LOANS(1)


                                                                                             % OF AGGREGATE
                                                             PRINCIPAL BALANCE              PRINCIPAL BALANCE
                                       NUMBER                OUTSTANDING AS OF              OUTSTANDING AS OF
    DOCUMENTATION LEVEL           OF MORTGAGE LOANS           THE CUT OFF DATE              THE CUT OFF DATE
    -------------------           -----------------           ----------------              ----------------

Full Documentation...........         1,468                    $172,493,745.68                    79.86%

No Income Verification.......           276                      31,854,261.91                    14.75

Limited Income Verification..            89                      11,639,453.59                     5.39
                                      -----                    ---------------                   ------

     Total...................         1,833                    $215,987,461.18                   100.00%

--------------------

(1) For a description of each Documentation Level, see "First Franklin Financial Corporation--Underwriting Standards" herein.


             CURRENT MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS(1)

                                                                                             % OF AGGREGATE
                                                              PRINCIPAL BALANCE             PRINCIPAL BALANCE
    CURRENT MORTGAGE RATE                NUMBER               OUTSTANDING AS OF             OUTSTANDING AS OF
             (%)                    OF MORTGAGE LOANS         THE CUT OFF DATE              THE CUT OFF DATE
             ---                    -----------------         ----------------              ----------------
 7.750   -     8.000..........                2               $    176,226.67                    0.08%
 8.001   -     9.000..........               98                 12,402,596.71                    5.74
 9.001   -   10.000...........              850                112,071,103.29                   51.89
10.001   -   11.000...........              690                 73,984,414.38                   34.25
11.001   -   12.000...........              182                 16,631,847.29                    7.70
12.001   -   13.000...........               10                    595,257.86                    0.28
13.001   -   13.125...........                1                    126,014.98                    0.06
                                          -----               ---------------                 -------

             Total............            1,833               $215,987,461.18                 100.00%
                                          =====               ===============                 ======

------------------
(1) The weighted average Mortgage Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 10.043% per annum.



             MAXIMUM MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS(1)


                                                                                         % OF AGGREGATE
                                                         PRINCIPAL BALANCE              PRINCIPAL BALANCE
    MAXIMUM MORTGAGE RATE              NUMBER            OUTSTANDING AS OF              OUTSTANDING AS OF
             (%)                  OF MORTGAGE LOANS       THE CUT-OFF DATE              THE CUT-OFF DATE
-------------------------------  ------------------      ------------------             -----------------
    13.750  -  14.000 .........              2          $       176,226.67                   0.08%
    14.001  -  15.000 .........             98               12,402,596.71                   5.74
    15.001  -  16.000 .........            850              112,071,103.29                  51.89
    16.001  -  17.000 .........            690               73,984,414.38                  34.25
    17.001  -  18.000 .........            182               16,631,847.29                   7.70
    18.001  -  19.000 .........             10                  595,257.86                   0.28
    19.001  -  19.125 .........              1                  126,014.98                   0.06
                                         -----          ------------------                 ------

               Total ..........          1,833          $   215,987,461.18                 100.00%
                                         =====          ==================                 ======

------------------
(1) The weighted average Maximum Mortgage Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 16.043% per annum.


             MINIMUM MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS(1)



                                                                                       % OF AGGREGATE
                                                             PRINCIPAL BALANCE        PRINCIPAL BALANCE
    MINIMUM MORTGAGE RATE              NUMBER                OUTSTANDING AS OF       OUTSTANDING AS OF
             (%)                  OF MORTGAGE LOANS          THE CUT-OFF DATE         THE CUT-OFF DATE
-------------------------------  ------------------        -------------------      -------------------
 7.750   -    8.000...........          2                   $    176,226.67                   0.08%
 8.001   -    9.000...........         98                     12,402,596.71                   5.74
 9.001   -   10.000...........        850                    112,071,103.29                  51.89
10.001   -   11.000...........        690                     73,984,414.38                  34.25
11.001   -   12.000...........        182                     16,631,847.29                   7.70
12.001   -   13.000...........         10                        595,257.86                   0.28
13.001   -   13.125...........          1                        126,014.98                   0.06
                                    -----                   ---------------               --------

     Total....................      1,833                   $215,987,461.18                 100.00%
                                    =====                   ===============               ========

--------------------
(1) The weighted average Minimum Mortgage Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 10.043% per annum.




                 GROSS MARGINS OF THE GROUP I MORTGAGE LOANS(1)



                                                                                             % OF AGGREGATE
                                                             PRINCIPAL BALANCE              PRINCIPAL BALANCE
                                       NUMBER                OUTSTANDING AS OF              OUTSTANDING AS OF
       GROSS MARGIN (%)          OF MORTGAGE LOANS           THE CUT-OFF DATE              THE CUT-OFF DATE
------------------------------ -----------------------  ---------------------------  -------------------------
3.375   -      4.000..........               78                $10,696,730.32                    4.95%
4.001   -      5.000..........              738                 94,422,857.49                   43.72
5.001   -      6.000..........              653                 73,808,154.60                   34.17
6.001   -      7.000..........              323                 33,464,882.71                   15.49
7.001   -      8.000..........               40                  3,525,324.50                    1.63
8.001   -      8.125..........                1                     69,511.56                    0.03
                                       --------               ---------------                 -------

           Total..............            1,833               $215,987,461.18                  100.00%
                                       ========               ===============                 =======

------------------
(1) The weighted average Gross Margin of the Group I Mortgage Loans as of the Cut-off Date was approximately 5.222% per annum.


              NEXT ADJUSTMENT DATES FOR THE GROUP I MORTGAGE LOANS



                                                                                             % OF AGGREGATE
                                                             PRINCIPAL BALANCE              PRINCIPAL BALANCE
                                       NUMBER                OUTSTANDING AS OF              OUTSTANDING AS OF
     NEXT ADJUSTMENT DATE         OF MORTGAGE LOANS          THE-CUT-OFF DATE                THE CUT-OFF DATE
-------------------------------  ---------------------  -----------------------------  -------------------------
May 2001 ....................            1                    $        56,881.55                    0.03%
October 2001 ................            1                             75,836.34                    0.04
November 2001 ...............            1                             98,690.41                    0.05
June 2002 ...................            4                            375,585.95                    0.17
July 2002 ...................            5                            607,776.47                    0.28
August 2002 .................           15                          1,677,133.59                    0.78
September 2002 ..............          662                         81,338,208.05                   37.66
October 2002 ................          538                         62,857,636.73                   29.10
November 2002 ...............          471                         53,598,318.07                   24.82
December 2002 ...............          117                         13,469,727.54                    6.24
September 2003 ..............            7                            810,369.25                    0.38
October 2003 ................            3                            298,563.03                    0.14
November 2003 ...............            8                            722,734.20                    0.33
                                     -----                    ------------------                  ------

     Total ..................        1,833                    $   215,987,461.18                  100.00%
                                     =====                    ==================                  ======



                            INITIAL PERIODIC RATE CAPS OF THE GROUP I MORTGAGE LOANS(1)



                                                                                             % OF AGGREGATE
                                                             PRINCIPAL BALANCE              PRINCIPAL BALANCE
  INITIAL PERIODIC RATE CAP            NUMBER                OUTSTANDING AS OF             OUTSTANDING AS OF
             (%)                  OF MORTGAGE LOANS          THE CUT-OFF DATE               THE CUT-OFF DATE
------------------------------   --------------------  ----------------------------    -------------------------
1.000 .......................            1                  $        56,881.55                    0.03%
2.000 .......................            2                          174,526.75                    0.08
3.000 .......................        1,830                      215,756,052.88                   99.89
                                     -----                  ------------------                  ------

           Total ............        1,833                  $   215,987,461.18                  100.00%
                                     =====                  ==================                  ======

------------------
(1)  Relates solely to initial rate adjustments.


                          SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP I MORTGAGE LOANS(1)



                                                                                       % OF AGGREGATE
                                                             PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                       NUMBER               OUTSTANDING AS OF        OUTSTANDING AS OF
    PERIODIC RATE CAP (%)        OF MORTGAGE LOANS          THE CUT-OFF DATE         THE CUT-OFF DATE
------------------------------- ---------------------      ---------------------    ------------------
1.000 .........................        1,833                $   215,987,461.18            100.00%
                                       -----                ------------------            ------

              Total ...........        1,833                $   215,987,461.18            100.00%
                                       =====                ==================            ======

------------------
(1)  Relates to all rate adjustments subsequent to initial rate adjustments.

GROUP II MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon percentages of the Principal Balances of the Group II Mortgage Loans as of the Cut-off Date.

         Approximately 17.12% of the Group II Mortgage Loans had loan-to-value ratios at origination in excess of 80.00%. No Group II Mortgage Loan had a loan-to-value ratio at origination in excess of 90.00%. The weighted average loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 78.09%. There can be no assurance that the loan-to-value ratio of any Group II Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the Originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination.

         All of the Group II Mortgage Loans have Due Dates on the first day of the month.

         The weighted average remaining term to maturity of the Group II Mortgage Loans was approximately 356 months as of the Cut-off Date. None of the Group II Mortgage Loans had a first Due Date prior to September 2000 or after January 2001 or has a remaining term to maturity of less than 354 months or greater than 358 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is December 2030.

         The average Principal Balance of the Group II Mortgage Loans at origination was approximately $341,879. The average Cut-off Date Principal Balance of the Group II Mortgage Loans was approximately $341,197. No

Group II Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $599,060 or less than approximately $275,036.

         As of the Cut-off Date, the Group II Mortgage Loans had Mortgage Rates of not less than 8.875% per annum and not more than 11.375% per annum and the weighted average Mortgage Rate of the Group II Mortgage Loans was approximately 9.653% per annum. As of the Cut-off Date, the Group II Mortgage Loans had Gross Margins ranging from 3.750% per annum to 7.000% per annum, Minimum Mortgage Rates ranging from 8.875% per annum to 11.375% per annum and Maximum Mortgage Rates ranging from 14.875% per annum to 17.375% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Group II Mortgage Loans was approximately 4.869% per annum, the weighted average Minimum Mortgage Rate of the Group II Mortgage Loans was approximately 9.653% per annum and the weighted average Maximum Mortgage Rate of the Group II Mortgage Loans was approximately 15.653% per annum. The latest next Adjustment Date following the Cut-off Date on any Group II Mortgage Loan occurs in September 2003 and the weighted average time until the next Adjustment Date for all of the Group II Mortgage Loans is approximately 20 months.

         The Group II Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):


                        CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS (1)



                                                                                              % of Aggregate
                                                             Principal Balance              Principal Balance
                                        Number               Outstanding as of              Outstanding as of
     Principal Balance ($)        of Mortgage Loans          the Cut-off Date               the Cut-off Date
-------------------------------  ---------------------  ---------------------------      -----------------------
    275,036   -  300,000.......               32           $         9,231,364.25                   29.41%
    300,001   -  350,000.......               35                     11,261,127.48                  35.87
    350,001   -  400,000.......               11                     4,234,290.19                   13.49
    400,001   -  450,000.......               6                      2,522,669.05                   8.04
    450,001   -  500,000.......               3                      1,390,676.34                   4.43
    500,001   -  550,000.......               3                      1,577,641.11                   5.03
    550,001   -  599,060.......               2                      1,172,339.72                   3.73
                                    -----------            ----------------------         --------------

              Total............               92           $         31,390,108.14                  100.00%
                                    ============           =======================        ================


(1) THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE OF THE GROUP II MORTGAGE LOANS WAS APPROXIMATELY $341,197.



                          CREDIT BUREAU RISK SCORES FOR THE GROUP II MORTGAGE LOANS(1)(2)



                                                                                                   % of Aggregate
                                                                 Principal Balance                Principal Balance
                                           Number                Outstanding as of                Outstanding as of
Credit Bureau Risk Score             of Mortgage Loans           the Cut-off Date                  the Cut-off Date
-----------------------------------  -----------------        -----------------------         --------------------------
569-600............................              16            $        5,171,773.11                    16.48%
601-650............................              25                     9,131,305.00                    29.09
651-700............................              32                    10,829,793.10                    34.50
701-750............................              14                     4,761,754.67                    15.17
751-785............................               5                     1,495,482.26                     4.76
                                         ----------            ---------------------                   ------

      Total........................              92            $       31,390,108.14                   100.00%
                                        ===========            =====================                   ======

--------------------
(1) THE WEIGHTED AVERAGE CREDIT BUREAU RISK SCORE OF THE GROUP II MORTGAGE LOANS WAS APPROXIMATELY 654. (2) DETERMINED FOR EACH GROUP II MORTGAGE LOAN AS DESCRIBED UNDER "FIRST FRANKLIN FINANCIAL CORPORATION--UNDERWRITING STANDARDS" IN THIS PROSPECTUS SUPPLEMENT.


                           ORIGINAL TERMS TO MATURITY OF THE GROUP II MORTGAGE LOANS(1)




                                                                                                   % of Aggregate
                                                                 Principal Balance                Principal Balance
                                           Number                Outstanding as of                Outstanding as of
 Original Term (months)              of Mortgage Loans           the Cut-off Date                  the Cut-off Date
-----------------------------------  -----------------        -----------------------         --------------------------

360...........................               92              $        31,390,108.14                100.00%
                                    -----------              ----------------------       ---------------

     Total....................               92              $        31,390,108.14                100.00%
                                    ===========              ======================       ===============

--------------------
(1) THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY OF THE GROUP II MORTGAGE LOANS WAS APPROXIMATELY 360 MONTHS.


                           REMAINING TERMS TO MATURITY OF THE GROUP II MORTGAGE LOANS(1)




                                                                                             % of Aggregate
                                                                 Principal Balance          Principal Balance
                                           Number                Outstanding as of          Outstanding as of
 Remaining Term (months)              of Mortgage Loans           the Cut-off Date           the Cut-off Date
-----------------------------------  -----------------        -----------------------    -------------------------
354 - 354.....................               1              $           358,828.45                  1.14%
355 - 356.....................               55                      18,357,309.41                 58.48
357 - 358.....................               36                      12,673,970.28                 40.38
                                    -----------             ----------------------        --------------

        Total.................               92             $        31,390,108.14                 100.00%
                                    ===========             ======================        ===============

--------------------
(1) THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY OF THE GROUP II MORTGAGE LOANS WAS APPROXIMATELY 356 MONTHS.




                  PROPERTY TYPES OF THE GROUP II MORTGAGE LOANS




                                                                                             % of Aggregate
                                                                 Principal Balance          Principal Balance
                                           Number                Outstanding as of          Outstanding as of
 Property Type                       of Mortgage Loans           the Cut-off Date           the Cut-off Date
-----------------------------------  -----------------        -----------------------    -------------------------
Single Family.................               70             $       23,418,956.30                  74.61%
PUD(1)........................               22                      7,971,151.84                  25.39
                                    -----------             ---------------------         --------------

     Total....................               92             $        31,390,108.14                 100.00%
                                    ===========             ======================        ===============

--------------------
(1)  PUD REFERS TO A HOME OR "UNIT" IN A PLANNED UNIT DEVELOPMENT.


               OCCUPANCY STATUS OF THE GROUP II MORTGAGE LOANS(1)




                                                                                             % OF AGGREGATE
                                                                 PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                           NUMBER                OUTSTANDING AS OF          OUTSTANDING AS OF
 OCCUPANCY STATUS                     OF MORTGAGE LOANS           THE CUT-OFF DATE           THE CUT-OFF DATE
-----------------------------------  -----------------        -----------------------    -------------------------
Primary.......................               92             $        31,390,108.14                 100.00%
                                    -----------             ----------------------        ---------------

     Total....................               92             $        31,390,108.14                 100.00%
                                    ===========             ======================        ===============

--------------------
(1)  Occupancy as represented by the mortgagor at the time of origination.


                     PURPOSE OF THE GROUP II MORTGAGE LOANS

                                                                                             % OF AGGREGATE
                                                                 PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                           NUMBER                OUTSTANDING AS OF          OUTSTANDING AS OF
 PURPOSE                              OF MORTGAGE LOANS           THE CUT-OFF DATE           THE CUT-OFF DATE
-----------------------------------  -----------------        -----------------------    -------------------------
Purchase......................               68             $        22,643,124.51                 72.13%
Cash Out Refinance............               21                      7,436,579.51                  23.69
Rate/Term Refinance...........               3                       1,310,404.12                  4.17
                                    ----------              ---------------------         -------------

     Total....................               92             $        31,390,108.14                 100.00%
                                    ===========             ======================        ===============


                          ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS(1)


                                                                                             % OF AGGREGATE
                                                                 PRINCIPAL BALANCE          PRINCIPAL BALANCE
 ORIGINAL LOAN-TO-VALUE                    NUMBER                OUTSTANDING AS OF          OUTSTANDING AS OF
 RATIO (%)                           OF MORTGAGE LOANS           THE CUT-OFF DATE           THE CUT-OFF DATE
-----------------------------------  -----------------        -----------------------    -------------------------
   41.53  -  45.00                             1               $      299,044.84                    0.95%
   45.01  -  50.00                             1                      423,170.48                    1.35
   55.01  -  60.00                             1                      349,265.76                    1.11
   60.01  -  65.00                             3                    1,307,306.54                    4.16
   65.01  -  70.00                             4                    1,651,841.30                    5.26
   70.01  -  75.00                            12                    4,440,166.18                   14.15
   75.01  -  80.00                            54                   17,545,879.72                   55.90
   80.01  -  85.00                             5                    1,595,376.33                    5.08
   85.01  -  90.00                            11                    3,778,056.99                   12.04
                                              --                  --------------                  ------
         Total................                92               $   31,390,108.14                  100.00%
                                         =======               =================                  ======

------------------
(1) THE WEIGHTED AVERAGE ORIGINAL LOAN-TO-VALUE RATIO OF THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE WAS APPROXIMATELY 78.09%.


          GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATING TO THE GROUP II MORTGAGE LOANS(1)


                                                                                             % OF AGGREGATE
                                                                 PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                           NUMBER                OUTSTANDING AS OF          OUTSTANDING AS OF
 LOCATION                           OF MORTGAGE LOANS           THE CUT-OFF DATE           THE CUT-OFF DATE
-----------------------------------  -----------------        -----------------------    -------------------------
 CALIFORNIA...................         72                   $25,190,351.57                   80.25%
 COLORADO.....................          1                       324,976.38                    1.04
 FLORIDA......................          2                       599,102.88                    1.91
 ILLINOIS.....................          3                       907,405.18                    2.89
 MARYLAND.....................          1                       314,568.57                    1.00
 MICHIGAN.....................          2                       574,107.76                    1.83
 MINNESOTA....................          1                       299,676.11                    0.95
 MISSOURI.....................          1                       290,611.15                    0.93
 NEW YORK.....................          1                       283,701.62                    0.90
 TENNESSEE....................          1                       337,060.19                    1.07
 UTAH.........................          2                       682,815.06                    2.18
 VIRGINIA.....................          1                       399,076.25                    1.27
 WASHINGTON...................          3                       887,353.14                    2.83
 WISCONSIN....................          1                       299,302.28                    0.95
                                    -----                   --------------                 -------

TOTAL.........................         92                   $31,390,108.14                  100.00%
                                    =====                   ==============                 =======

-------------------
(1) THE GREATEST ZIP CODE GEOGRAPHIC CONCENTRATION OF GROUP II MORTGAGE LOANS WAS APPROXIMATELY 3.84% IN THE 90631 ZIP CODE.




              DOCUMENTATION LEVEL OF THE GROUP II MORTGAGE LOANS(1)

                                                                                         % OF AGGREGATE
                                                             PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                           NUMBER            OUTSTANDING AS OF          OUTSTANDING AS OF
 DOCUMENTATION LEVEL                 OF MORTGAGE LOANS       THE CUT-OFF DATE           THE CUT-OFF DATE
-----------------------------------  -----------------    -----------------------    ---------------------
Full Documentation...............             64            $  22,252,947.61               70.89%
Limited Income Verification......             14                4,699,060.87               14.97
No Income Verification...........             14                4,438,099.66               14.14
                                           -----             ---------------             -------


                                              92            $  31,390,108.14              100.00%
     Total.......................          =====            ================             =======

--------------------
(1) For a description of each Documentation Level, see "First Franklin Financial Corporation--Underwriting Standards" herein.


                             CURRENT MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS(1)


                                                                                         % OF AGGREGATE
                                                             PRINCIPAL BALANCE          PRINCIPAL BALANCE
 CURRENT MORTGAGE RATE                   NUMBER            OUTSTANDING AS OF          OUTSTANDING AS OF
         (%)                        OF MORTGAGE LOANS       THE CUT-OFF DATE           THE CUT-OFF DATE
-----------------------------------  -----------------    -----------------------    ---------------------
 8.875  -     9.000..........              14                  $   4,741,018.88                 15.10%
 9.001  -    10.000..........              61                     21,349,343.95                 68.01
10.001   -   11.000..........              14                      4,376,498.74                 13.94
11.001   -   11.375..........               3                        923,246.57                  2.94
                                         ----                  ----------------               -------

             Total...........              92                  $  31,390,108.14                100.00%
                                         ====                  ================               =======

------------------
(1) The weighted average Mortgage Rate of the Group II Mortgage Loans as of the Cut-off Date was approximately 9.653% per annum.



                             MAXIMUM MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS(1)



                                                                                             % OF AGGREGATE
                                                             PRINCIPAL BALANCE              PRINCIPAL BALANCE
    MAXIMUM MORTGAGE RATE              NUMBER                OUTSTANDING AS OF            OUTSTANDING AS OF
             (%)                  OF MORTGAGE LOANS          THE CUT-OFF DATE               THE CUT-OFF DATE
------------------------------ ----------------------- ---------------------------- ------------------------
14.875   -   15.000...........         14                   $4,741,018.88                    15.10%
15.001   -   16.000...........         61                   21,349,343.95                    68.01
16.001   -   17.000...........         14                   4,376,498.74                     13.94
17.001   -   17.375...........          3                   923,246.57                        2.94
                                    -----                   ----------                    --------

     Total....................        92                    $31,390,108.14                  100.00%
                                    =====                   ==============                ========

------------------
(1) The weighted average Maximum Mortgage Rate of the Group II Mortgage Loans as of the Cut-off Date was approximately 15.653% per annum.


                             MINIMUM MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS(1)



                                                                                             % OF AGGREGATE
                                                             PRINCIPAL BALANCE              PRINCIPAL BALANCE
    MINIMUM MORTGAGE RATE              NUMBER                OUTSTANDING AS OF            OUTSTANDING AS OF
             (%)                  OF MORTGAGE LOANS          THE CUT-OFF DATE               THE CUT-OFF DATE
------------------------------ ----------------------- ---------------------------- ------------------------
 8.875   -    9.000..........               14                  $   4,741,018.88                  15.10%
 9.001   -   10.000...........              61                     21,349,343.95                   68.01
10.001   -   11.000...........              14                      4,376,498.74                   13.94
11.001   -   11.375...........               3                        923,246.57                    2.94
                                          ----                   ---------------                 -------

     Total....................              92                  $  31,390,108.14                 100.00%
                                         =====                  ================                 ======

--------------------
(1) The weighted average Minimum Mortgage Rate of the Group II Mortgage Loans as of the Cut-off Date was approximately 9.653% per annum.


                 GROSS MARGINS OF THE GROUP II MORTGAGE LOANS(1)


                                                                                         % OF AGGREGATE
                                                             PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                           NUMBER            OUTSTANDING AS OF          OUTSTANDING AS OF
       GROSS MARGIN (%)             OF MORTGAGE LOANS       THE CUT-OFF DATE           THE CUT-OFF DATE
-----------------------------------  -----------------    -----------------------    ---------------------
3.750   -      4.000..........                7                $2,102,791.10                        6.70%
4.001   -      5.000..........               52                18,348,738.05                       58.45
5.001   -      6.000..........               26                8,717,154.33                        27.77
6.001   -      7.000..........                7                2,221,424.66                         7.08
                                       --------                ------------                  -----------

           Total..............               92                $31,390,108.14                     100.00%
                                       ========                ==============                ===========

------------------
(1) The weighted average Gross Margin of the Group II Mortgage Loans as of the Cut-off Date was approximately 4.869% per annum.


              NEXT ADJUSTMENT DATES FOR THE GROUP II MORTGAGE LOANS


                                                                                         % OF AGGREGATE
                                                             PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                           NUMBER            OUTSTANDING AS OF          OUTSTANDING AS OF
   NEXT ADJUSTMENT DATE             OF MORTGAGE LOANS       THE CUT-OFF DATE           THE CUT-OFF DATE
-----------------------------------  -----------------    -----------------------    ---------------------
August 2002 ..................              1               $      358,828.45               1.14%
September 2002 ...............             31                   10,747,732.50              34.24
October 2002 .................             23                    7,302,251.55              23.26
November 2002 ................             29                   10,493,872.88              33.43
December 2002 ................              7                    2,180,097.40               6.95
September 2003 ...............              1                      307,325.36               0.98
                                           --               -----------------             ------

     Total ...................             92               $   31,390,108.14             100.00%
                                           ==               =================             ======


                           INITIAL PERIODIC RATE CAPS OF THE GROUP II MORTGAGE LOANS(1)

                                                                                             % OF AGGREGATE
                                                             PRINCIPAL BALANCE              PRINCIPAL BALANCE
INITIAL PERIODIC RATE CAP             NUMBER                OUTSTANDING AS OF            OUTSTANDING AS OF
             (%)                  OF MORTGAGE LOANS          THE CUT-OFF DATE               THE CUT-OFF DATE
------------------------------ ----------------------- ---------------------------- ------------------------
3.000.........................            92                $     31,390,108.14                 100.00%
                                    --------                -------------------           ------------

           Total..............            92                $     31,390,108.14                 100.00%
                                    ========                ===================           ============

------------------
(1)  Relates solely to initial rate adjustments.


                          SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP II MORTGAGE LOANS(1)


                                                                                         % OF AGGREGATE
                                                             PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                           NUMBER            OUTSTANDING AS OF          OUTSTANDING AS OF
   PERIODIC RATE CAP (%)             OF MORTGAGE LOANS       THE CUT-OFF DATE           THE CUT-OFF DATE
-----------------------------------  -----------------    -----------------------    ---------------------
1.000.........................                  92          $   31,390,108.14                        100.00%
                                    --------------          -----------------             -----------------

              Total...........                  92          $   31,390,108.14                        100.00%
                                    ==============          =================             =================

------------------
(1)  Relates to all rate adjustments subsequent to initial rate adjustments.


                      FIRST FRANKLIN FINANCIAL CORPORATION

GENERAL

         First Franklin Financial Corporation (the "Originator") is a Delaware corporation headquartered in San Jose, California. The information set forth in the following paragraphs has been provided by the Originator, and none of the Depositor, the Master Servicer, the Seller, the Trustee, the Underwriter or any other party makes any representation as to the accuracy or completeness of such information.

         The Originator is a direct, wholly-owned subsidiary of National City Bank of Indiana ("NCBA"). NCBA is a wholly-owned subsidiary of National City Corporation. At December 31, 2000, the Originator had approximately $591.4 million in assets, approximately $267.7 million in liabilities and approximately $323.7 million in equity.

         The Originator is a HUD-approved mortgagee and an approved seller/servicer by both Fannie Mae and Freddie Mac. It currently operates twenty four wholesale branches and one retail branch in the United States including offices in Atlanta, Georgia; Baltimore, Maryland; Bellevue, Washington; Boston, Massachusetts; Chicago, Illinois; Cincinnati, Ohio; Denver, Colorado; Detroit, Michigan; Ft. Lauderdale, Florida; Dallas, Houston, Texas; Las Vegas, Nevada; Orlando, Florida; Portland, Oregon; Phoenix, Arizona; Salt Lake City, Utah and Irvine, Laguna Hills, San Bernardino, San Diego, San Jose, Studio City, Walnut Creek and Westlake Village, California. The Originator's primary source of originations is through mortgage brokerage companies.

         Founded in 1981, the Originator has grown from a small mortgage broker to a full-service mortgage lender with a wide variety of products. During the late 1980's and early 1990's, the Originator focused primarily on originating and purchasing Agency mortgage loans. Agency origination volume peaked in 1993 at over $3.5 billion.

         In 1994, the Originator embarked on a transformation to a full service "A" through "D" credit lender. Since that time, Agency mortgage loan origination volume has declined significantly as activities have been focused on originating and acquiring non-Agency mortgage loans. For all of 2000, originations totaled more than $91.1 million and $5.6 billion of retail and wholesale non-Agency mortgage loans, respectively.

UNDERWRITING STANDARDS

         All of the Mortgage Loans were originated or acquired by the Originator, generally in accordance with the underwriting criteria described herein. The information set forth in the following paragraphs has been provided by the Originator, and none of the Depositor, the Master Servicer, the Seller, the Trustee, the Underwriter or any other party makes any representation as to the accuracy or completeness of such information.

         The Originator's underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. All of the Mortgage Loans were underwritten with a view toward the resale thereof in the secondary mortgage market. The Originator considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio ("Debt Ratio"), as well as the value, type and use of the mortgaged property. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, and may experience rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. Unless prohibited by state law or otherwise waived by the Originator upon the payment by the related mortgagor of higher origination fees and a higher Mortgage Rate, a majority of the Mortgage Loans provide for the payment by the mortgagor of a prepayment charge on certain full or partial prepayments made within one year, two years, three years or four years from the date of origination of the related Mortgage Loan as described under "The Mortgage Pool--Mortgage Loan Statistics" above. The amount of the prepayment charge is as provided in the related Mortgage Note but is generally equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan.

         Substantially all of the mortgage loans originated by the Originator are based on loan application packages submitted through mortgage brokerage companies. These brokers must meet minimum standards set by the Originator based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), satisfactory credit report only if no Fed ID#, signed Broker agreement, and signed Broker authorization. Once approved, mortgage brokerage companies are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.

         The Originator has one underwriting program called the Direct Access Program. Within the Direct Access Program, there are four documentation programs, the Full Documentation Program, the Limited Income Verification Program (the "LIV"), the No Income Verification Program (the "NIV") and the Alternative Income Verification Program (the "AIV"). All of the Mortgage Loans were originated in accordance with the Originator's Direct Access Program. While each underwriting program is intended to assess the risk of default, the Direct Access Program makes use of credit bureau risk scores (the "Credit Bureau Risk Score"). The Credit Bureau Risk Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories--Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The Credit Bureau Risk Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the Credit Bureau Risk Scores are based solely on the information at the particular credit repository, such Credit Bureau Risk Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter's judgment.

         The Direct Access Program was developed to simplify the origination process for the mortgage brokerage companies approved by the Originator. In contrast to assignment of credit grades according to traditional Non-Agency credit assessment methods, i.e., mortgage and other credit delinquencies, Direct Access relies upon a borrower's Credit Bureau Risk Score initially to determine a borrower's likely future credit performance. Mortgage brokerage companies are able to access Credit Bureau Risk Scores at the initial phases of the loan application process and use the score to determine a borrower's interest rate based upon the Originator's Direct Access Program risk-based pricing matrix (subject to final loan approval by the Originator).

         Under the Direct Access Program, the Originator requires that the Credit Bureau Risk Score of the primary borrower (the borrower with at least 60.00% for LTVs > 80.00% and 51.00% for LTVs <= 80.00% of total income) be used to determine program eligibility. Credit Bureau Risk Scores must be obtained from at least two national credit repositories, with the lower of the two scores being utilized in program eligibility determination. If Credit Bureau Risk Scores are obtained from three credit repositories, the middle of the three scores can be utilized. In all cases, a borrower's complete credit history must be detailed in the credit report that produces a given Credit Bureau Risk Score or the borrower is not eligible for the Direct Access Program. Generally, the minimum Credit Bureau Risk Score allowed under the Direct Access Program is 500.

         The Credit Bureau Risk Score, along with loan-to-value ratio, is an important tool in assessing the creditworthiness of a Direct Access borrower. However, these two factors are not the only considerations in underwriting a Direct Access loan. The Originator's underwriting staff fully reviews each Direct Access loan to determine whether the Originator's guidelines for income, assets, employment and collateral are met.

         All of the Mortgage Loans were underwritten by the Originator's underwriters having the appropriate signature authority. Each underwriter is granted a level of authority commensurate with their proven judgment, maturity and credit skills. On a case by case basis, the Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to- value ratio, low Debt Ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial portion of the Mortgage Loans may represent such underwriting exceptions.

         The Originator's underwriters verify the income of each applicant under various documentation programs as follows: under the Full Documentation Program, applicants are generally required to submit verification of stable income for the periods of six months to two years preceding the application dependent on credit score range; under the LIV Program, the borrower is qualified based on the income stated on the application and applicants are generally required to submit verification of adequate cash flow to meet credit obligations for the 6 month period preceding the application; under the NIV Program, applicants are qualified based on monthly income as stated on the mortgage application; and under the AIV Program, salaried borrowers are qualified based on a verbal verification of income stated on the mortgage application. For Direct Access loans with a credit score greater than or equal to 570, bank statements (for 12 months) are acceptable as full documentation. For Direct Access loans with credit scores greater than or equal to 640, six months bank statements are acceptable as full documentation. In all cases, the income stated must be reasonable and customary for the applicant's line of work. Although the income is not verified under the LIV and NIV Programs, a preclosing audit generally will confirm that the business exists. Verification may be made through phone contact to the place of business, obtaining a valid business license or through Dun and Bradstreet Information Services.

         The applicant generally must have a sufficiently established credit history to qualify for the appropriate Credit Bureau Risk Score range under the Direct Access Program. This credit history is substantiated by a two repository merged report prepared by an independent credit report agency. The report typically summarizes the applicant's entire credit history, and generally includes a seven year public record search for each address where the applicant has lived during the two years prior to the issuance of the credit report and contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In some instances, borrowers with a minimal credit history are eligible for financing under the Direct Access Program.

         The Originator originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. The Originator's guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and generally require an appraisal of the mortgaged property which conforms to Freddie Mac and/or Fannie Mae standards; and if appropriate, a review appraisal. Generally, appraisals are provided by appraisers approved by the Originator. Review appraisals may only be provided by appraisers approved by the Originator. In some cases, the Originator relies on a statistical appraisal methodology provided by a third party.

         Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with the Originator. Each Uniform Residential Appraisal Report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk, field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgaged premises.

         The Originator requires title insurance on all mortgage loans secured by liens on real property. The Originator also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related residential loan or the replacement cost of the property, whichever is less.

         The Originator conducts a number of quality control procedures, including a post-funding compliance audit as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the compliance audit, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month's originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing audit findings and level of error is sent monthly to each branch for response. The audit findings and branch responses are then reviewed by the Originator's senior management. Adverse findings are tracked monthly and over a rolling six month period. This review procedure allows the Originator to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

         Under the mortgage loan programs, various risk categories are used to grade the likelihood that the applicant will satisfy the repayment conditions of the loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the applicant's credit history and Debt Ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher Debt Ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however these loan programs establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

         "Equity Refinance" transactions are defined as those instances where the borrower receives the lesser of 1% of the new loan amount or $1,000 cash-in-hand. Funds used for debt consolidation are not included in this amount.

         The Originator's guidelines under the Direct Access Program generally have the following criteria for borrower eligibility for the specified Credit Bureau Risk Score range.

         "600 and higher": For LTVs > 80.00%, no liens or judgments affecting title may remain open after the funding of the loan. Collections, charge-offs, or judgments not affecting title with individual balances greater than $1,000 must be paid prior to loan closing unless the time elapsed since the collection, charge-off, or judgment is greater than two years. For LTVs less than or equal to 80.00%, no payoff is required. The maximum loan-to-value ratio of 90.00% is permitted for owner occupied single family (1-2 units) property. The maximum loan-to-value ratio generally is reduced by 5.00% on a mortgaged property consisting of 3-4 units. Loan-to-value ratios for non-owner occupied properties and second homes are limited to 80.00%. The Debt Ratio generally may not exceed 55.00% for 600-639 credit scores, and 60.00% for (greater than) 640. Debt ratios greater than 55.00% generally require a predetermined minimum monthly gross income.

         "570-599": For LTVs > 80.00%, no liens or judgments affecting title may remain open after the funding of the loan. Collections, charge-offs, or judgments not affecting title with individual balances greater than $1,500 must be paid prior to loan closing unless the time elapsed since the collection, charge-off, or judgment is greater than two years. For LTVs less than or equal to 80.00%, no payoff is required. A maximum loan-to-value ratio of 85.00% is permitted for a purchase, rate/term, debt consolidation or cash-out transaction. The maximum loan-to- value ratio generally is reduced by 5.00% on a mortgaged property consisting of 3-4 units. Properties with rural characteristics may be subject to further loan-to-value ratio reduction. Loan-to-value ratios for non-owner occupied properties and second homes are limited to 75.00%. Generally, the Debt Ratio may not exceed 55.00%.

         "540-569": No liens or judgments affecting title may remain open after the funding of the loan. Collections, charge-offs, or judgments not affecting title with individual balances greater than $2,500 must be paid prior to loan closing unless the time elapsed since the collection, charge-off, or judgment is greater than two years. A maximum loan-to-value ratio of 80.00% is permitted for a purchase, rate/term, debt consolidation or cash-out transaction. Properties with rural characteristics may be subject to further loan-to-value ratio reduction. Loan-to- value ratios for non-owner occupied properties and second homes are limited to 70.00%. The Debt Ratio must be 60.00% or less. Debt ratios greater than 55.00% generally require a predetermined minimum monthly gross income.

         "500-539": No liens or judgment affecting title may remain open after the funding of the loan. A maximum loan-to-value ratio of 75.00% is permitted for purchase, rate/term, debt consolidation or cash out transaction for borrowers whose credit score falls within 520-539; a maximum loan-to-value ratio of 70.00% for 500-519. Non-owner occupied and second home not eligible. The Debt Ratio must be 60.00% or less. Debt ratios greater than 55.00% generally require a predetermined minimum monthly gross income.

         For all of the above, collections, charge-offs, judgments and liens not affecting title may remain open for loan-to-value ratios less than or equal to 75.00%.

         The Originator will make representations and warranties with respect to the Mortgage Loans as of the date the Mortgage Loans are sold by the Seller to the Depositor. The Originator will be obligated to repurchase or substitute for Mortgage Loans in respect of which a material breach of the representations and warranties it has made has occurred (other than those breaches which have been cured).


                                   THE SELLER

         The Seller of the Mortgage Loans is Option One Owner Trust 2000-1, a Delaware business trust formed on or about April 7, 2000 pursuant to a Trust Agreement dated as of April 1, 2000 between Option One Loan Warehouse Corporation and Wilmington Trust Company as owner trustee. The Seller previously acquired the Mortgage Loans from Option One and is beneficially owned by, but not controlled by, Option One.


                              THE POOLING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Pooling Agreement. The Trust created under the Pooling Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies, including the PMI Policies, required to be maintained pursuant to the Pooling Agreement, (v) the Reserve Fund and (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreement.

ASSIGNMENT OF THE MORTGAGE LOANS

         On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the Trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling Agreement. Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information.

         The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the mortgage notes endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by Option One. The assignments of mortgage are required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records.

         On or prior to the Closing Date, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Pooling Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to Option One by the Trustee, Option One will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling Agreement) as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances (each as defined herein) made by the Master Servicer. The Purchase Price will be required to be remitted to the Master Servicer for deposit in the Collection Account (as defined herein) on or prior to the next succeeding Determination Date (as defined herein) after such obligation arises. The obligation of Option One to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

         In connection with the substitution of a Qualified Substitute Mortgage Loan, Option One will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

         A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted by Option One for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan, have the same Adjustment Date frequency as the Deleted Mortgage Loan and have a Dividend Rate, if applicable, equal to or less than that of the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling Agreement.

         Option One will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., the Mortgage Rate). In addition, Option One will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Seller, the Originator transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien, (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws, (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act"); (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan; (v) the Master Servicer will accurately and fully report its mortgagor credit files to each of the credit repositories in a timely manner and (vi) no Mortgage Loan has a prepayment penalty term longer than five years after its date of origination. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders (which shall be deemed to have occurred in the case of a breach of any of the representations and warranties set forth in clauses (iii) through (vi) above) in the related Mortgage Loan and Related Documents, Option One will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, Option One will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) repurchase such Deleted Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders.

         Mortgage Loans required to be transferred to Option One as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

         Pursuant to the Pooling Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth therein.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The Master Servicer shall establish and maintain or cause to be maintained one or more separate trust accounts (each, a "Collection Account") for the benefit of the Certificateholders. Each Collection Account will be an Eligible Account (as defined in the Pooling Agreement). Upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date and payment of certain fees and expenses of the Trust. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Permitted Investments maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Permitted Investments may mature on the related Distribution Date.

THE MASTER SERVICER

         The information set forth in the following paragraphs has been provided by Option One. None of the Depositor, any affiliate of Option One, the Trustee, the Originator, the Underwriter or any of their affiliates has made or will make any representation as to the accuracy or completeness of such information.

         Option One, a California corporation headquartered in Irvine, California, will serve as the Master Servicer pursuant to the Pooling Agreement.

         Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

         Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. ("H&R Block").

         As of December 31, 2000, Option One had four loan origination centers in California, three loan origination centers in Illinois, two loan origination centers in each of Florida, Massachusetts, Ohio, Rhode Island, Texas and Virginia, one loan origination center in each of Arizona, Colorado, Connecticut, Georgia, Michigan, New Jersey, New York, North Carolina, Pennsylvania, Washington, Wisconsin, 24 retail financial centers in 12 states and one telemarketing center in each of California and Florida.

         Option One operates as a stand-alone mortgage banking company and is a Freddie Mac approved seller/servicer.

         The following tables set forth, as of December 31, 1997, 1998, 1999 and 2000, certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under Option One's Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.


                                                                     DELINQUENCIES AND FORECLOSURES
                                                                         (DOLLARS IN THOUSANDS)


                                            YEAR ENDED DECEMBER 31, 1997                      YEAR ENDED DECEMBER 31, 1998
                                            ----------------------------                      ----------------------------
                                                             PERCENT       PERCENT                            PERCENT     PERCENT
                                 BY NO.       BY DOLLAR     BY NO. OF     BY DOLLAR    BY NO.    BY DOLLAR   BY NO. OF   BY DOLLAR
                                OF LOANS       AMOUNT         LOANS        AMOUNT     OF LOANS    AMOUNT       LOANS       AMOUNT
                                --------       ------         -----        ------     --------    ------       -----       ------
Total Portfolio..............    34,707     $3,407,167         N/A          N/A        55,708   $5,601,703      N/A         N/A
Period of Delinquency
30-59 Days...................       457         42,556         1.32         1.25          514       47,806      0.92        0.85
60-89 Days...................       222         20,364         0.64         0.60          276       25,731      0.50        0.46
90 days or more..............     1,099        100,238         3.17         2.94        1,161      101,984      2.08        1.82
                                 ------     ----------         ----         ----        -----   ----------      ----        ----
Total Delinquent Loans            1,778     $  163,158         5.12%        4.79%       1,951   $  175,521      3.50%       3.13%
                                 ======     ==========         ====         ====        =====   ==========      ====        ====
Loans in Foreclosure*               923     $   83,726         2.66%        2.46%         939   $   83,757      1.69%       1.50%


                                            YEAR ENDED DECEMBER 31, 1997                      YEAR ENDED DECEMBER 31, 1998
                                            ----------------------------                      ----------------------------
                                                             PERCENT       PERCENT                            PERCENT     PERCENT
                                 BY NO.       BY DOLLAR     BY NO. OF     BY DOLLAR    BY NO.    BY DOLLAR   BY NO. OF   BY DOLLAR
                                OF LOANS       AMOUNT         LOANS        AMOUNT     OF LOANS    AMOUNT       LOANS       AMOUNT
                                --------       ------         -----        ------     --------    ------       -----       ------
Total Portfolio..............    98,910      $9,924,101        N/A          N/A       167,472   $17,467,500     N/A         N/A
Period of Delinquency
30-59 Days...................     1,085          94,371        1.10         0.95        3,164       295,509     1.89        1.69
60-89 Days...................       605          53,276        0.61         0.54        1,613       150,916     0.96        0.86
90 days or more..............     2,167         193,290        2.19         1.95        6,252       564,483     3.73        3.23
                                 ------      ----------        ----         ----      -------   -----------     ----        ----
Total Delinquent Loans.......     3,857      $  340,937        3.90%        3.44%      11.029   $ 1,010,908     6.59%       5.79%
                                 ======      ==========        ====         ====      =======   ===========     ====        ====
Loans in Foreclosure*             1,983      $  177,763        2.00%        1.79%       5,695   $   521,941     3.40%       2.99%

-----------------------
* Loans in foreclosure are also included under the heading "Total Deliqneunt Loans.

                                                              REAL ESTATE OWNED
                                                           (DOLLARS IN THOUSANDS)


                              YEAR ENDED              YEAR ENDED              YEAR ENDED              YEAR ENDED
                          DECEMBER 31, 1997       DECEMBER 31, 1998       DECEMBER 31, 1999       DECEMBER 31, 2000
                          -----------------       -----------------       -----------------       -----------------
                         BY NO.     BY DOLLAR    BY NO.    BY DOLLAR      BY NO.   BY DOLLAR      BY NO.    BY DOLLAR
                        OF LOANS     AMOUNT     OF LOANS    AMOUNT       OF LOANS   AMOUNT       OF LOANS    AMOUNT
                        --------     ------     --------    ------       --------   ------       --------    ------
Total Portfolio          34,707    $3,407,167    55,708  $55,601,703      98,910  $9,924,101     167,472   $17,467,500
Foreclosed Loans(1)         296    $   26,313       336  $    28,344         367  $   28,940         873   $    74,258
Foreclosure Ratio(2)       0.85%         0.77%     0.60%        0.51%       0.37%       0.29%       0.52%         0.43%

-----------------------
(1) For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                    LOAN LOSS EXPERIENCE ON OPTION ONE'S SERVICING PORTFOLIO OF MORTGAGE LOANS
                                            (DOLLARS IN THOUSANDS)

                                                               YEAR ENDED DECEMBER 31,
                                                               -----------------------
                                         1997                 1998                 1999                 2000
                                         ----                 ----                 ----                 ----
Total Portfolio (1)                $  3,407,167          $  5,601,703           $ 9,924,101         $ 17,467,500
Net Losses (2)(3)                  $     24,866          $     22,137           $    26,483         $     43,642
Net Losses as a Percentage of
Total Portfolio                            0.73%                 0.40%                 0.27%                0.25%

--------------------------
(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.

(2) "Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(3) "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects costs and recoveries through December 31, 2000.

         It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Option One's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for Option One's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool. In particular, investors should note that newly originated mortgage loans will not be added to the Mortgage Pool, and the Mortgage Pool will therefore consist of a static pool of Mortgage Loans, whereas new mortgage loans are continually being originated and added to the pool for which such statistics above are compiled. Accordingly, the actual loss and delinquency percentages with respect to the Mortgage Pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One. Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

ADVANCES

         Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an "Advance").

         Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the Master Servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

         All Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the Master Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Master Servicer from general funds in the Collection Account. The Master Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Master Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trustee for distribution on the Certificates. In addition, the Master Servicer may, if so provided in the Pooling Agreement, withdraw from the Collection Account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for Advances previously made. In the event the Master Servicer fails in its obligation to make any required Advance, the Trustee, in its capacity as successor Master Servicer, will be obligated to make any such Advance, to the extent required in the Pooling Agreement.

         In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Pooling Agreement. Each such expenditure will constitute a "Servicing Advance."

         The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Master Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Master Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Master Servicer from general funds in the Collection Account.

         The Pooling Agreement provides that the Trustee, on behalf of the Trust and with the consent of the Master Servicer, may enter into a facility with any person which provides that such person (an "Advancing Person") may fund Advances and/or Servicing Advances, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. Any Advances and/or Servicing

Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Master Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its servicing activities (the "Servicing Fee") for the Certificates will be at the "Servicing Fee Rate" of 0.50% per annum on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the Master Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, late payment charges and Prepayment Interest Excess (as defined in the Pooling Agreement), non-sufficient fund fees and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any Servicing Accounts. The Master Servicer is obligated to deposit into the Collection Account the amount of any Prepayment Interest Shortfall (payments made by the Master Servicer in satisfaction of such obligation, "Compensating Interest") but only in an amount up to its Servicing Fee for the related Distribution Date.

         The "Determination Date" with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day. With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment was applied during the portion of the related Prepayment Period (as defined below) occurring in the month preceding the month of such Determination Date, the "Prepayment Interest Shortfall" is an amount equal to the interest at the applicable Mortgage Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days from the date on which the principal prepayment is applied until the last day of such preceding calendar month.

THE TRUSTEE

         Wells Fargo Bank Minnesota, N.A., a national banking association organized and existing under the laws of the United States, will be named Trustee pursuant to the Pooling Agreement. The Trustee will make available a monthly statement to Certificateholders containing information regarding the Certificates. The Trustee may make such statement available each month, to any interested party, via the Trustee's website and its fax-on-demand service. See "Description of the Certificates--Reports to Certificateholders."

         The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling Agreement will be equal to certain investment earnings on the amounts on deposit in the Distribution Account and a fee (the "Trustee Fee") equal to accrued interest at the "Trustee Fee Rate" of 0.009% per annum on the stated Principal Balance of the Mortgage Loans. The Pooling Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Pooling Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling Agreement. The Pooling Agreement will provide that the Trustee may withdraw amounts owing to it under the Pooling Agreement prior to distributions to Certificateholders.

LOSS MITIGATION ADVISOR

         The Murrayhill Company, as loss mitigation advisor for the Trust (the "Loss Mitigation Advisor"), will monitor the performance of, and make recommendations to the Master Servicer and any subservicer regarding, certain delinquent and defaulted Mortgage Loans and will report to the Trustee and Rating Agencies on the performance of such Mortgage Loans, pursuant to a Loss Mitigation Advisory Agreement, dated February 28, 2001, between the Loss Mitigation Advisor and the Master Servicer. The Loss Mitigation Advisor will rely upon mortgage loan data that is provided to it by the Master Servicer and any subservicer in performing its advisory and monitoring functions. The Loss Mitigation Advisor will be entitled to receive an "Advisor's Fee" until the termination of the Trust or until its removal by a vote of at least 66 2/3% of the Certificateholders. Such fee will be paid by the Trust and will be equal to a per annum percentage of the Principal Balance of each PMI Mortgage Loan, as defined under "Description of the Certificates--The PMI Policies."

VOTING RIGHTS

         At all times 98% of all voting rights will be allocated among the holders of the Offered Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Class R Certificates. The voting rights allocated to any class of Certificates shall be allocated among all holders of the Certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

AMENDMENT

         The Pooling Agreement may be amended under the circumstances set forth under "The Agreements--Amendment" in the Prospectus.

TERMINATION

         The Master Servicer will have the right to purchase all of the Mortgage Loans and REO Properties in both Loan Groups and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans and REO Properties in both Loan Groups is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans in both Loan Groups as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date." In the event that the option is exercised, the repurchase will be made at a price (the "Termination Price") generally equal to the greater of par or the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid. In the event the Master Servicer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds:

         (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates, plus

         (ii) interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Offered Certificates at the then applicable Pass-Through Rate for the class, plus

         (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (payable to and from the Reserve Fund), plus

         (iv) in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

MASTER SERVICER ALTERNATIVES TO FORECLOSURE

         The Master Servicer may foreclose on any delinquent Mortgage Loan or, subject to certain limitations set forth in the Pooling Agreement, work out an agreement with the mortgagor, which may involve waiving or modifying any term of the Mortgage Loan. The Master Servicer may also sell any Mortgage Loan that is at least 90 days delinquent. If the Master Servicer sells any such Mortgage Loan for less than its outstanding Principal Balance in accordance with the servicing standard set forth in the Pooling Agreement plus (without duplication) all prior Advances and Servicing Advances thereon, or extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trust at the Purchase Price for such Mortgage Loan; provided, however, that the Master Servicer must first purchase the Mortgage Loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing Mortgage Loans that have been delinquent lesser periods.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The Certificates will be issued pursuant to the Pooling Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The Trust will issue (i) the Class A-1 Certificates and the Class A-2 Certificates (together, the "Class A Certificates"), (ii) the Class M-1 Certificates and the Class M-2 Certificates (together, the "Mezzanine Certificates"), (iii) the Class C Certificates (together with the Mezzanine Certificates, the "Subordinate Certificates"), (iv) the Class P Certificates and
(v) the Class R Certificates (the "Residual Certificates"). The Class A Certificates, the Mezzanine Certificates, the Class C Certificates, the Class P Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Class A Certificates and the Mezzanine Certificates are offered hereby (together, the "Offered Certificates").

         The Offered Certificates will have the Original Certificate Principal Balances specified on the cover hereof, subject to a permitted variance of plus or minus five percent. The Class C Certificates will have an Original Certificate Principal Balance equal to the excess of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date over the Original Certificate Principal Balances of the Offered Certificates and the Class P Certificates. The Class P Certificates will have an Original Certificate Principal Balance of $100 and will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates. The Class R Certificates will not have Original Certificate Principal Balances and will not bear interest.

         The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof. The assumed final maturity date (the "Assumed Final Distribution Date") for the Certificates is the Distribution Date in January 2031.

         Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in March 2001 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. The "Record Date" for any Certificate issued in book-entry form is the business day immediately preceding such Distribution Date and the "Record Date" for any physical Certificate or any book-entry Certificate that becomes a Definitive Certificate (as defined herein), will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

BOOK-ENTRY CERTIFICATES

         The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold such Certificates through The Depository Trust Company ("DTC") in the United States, or upon request through Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("Clearstream"), or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $50,000. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive

Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC ("DTC Participants").

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Consequences--REMICS--Backup Withholding With Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICS--Backup Withholding With Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of a Master Servicer Event of Termination (as defined in the Pooling Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ALLOCATION OF AVAILABLE FUNDS

         Distributions to holders of each class of Offered Certificates will be made on each Distribution Date from Group I Available Funds and Group II Available Funds (the "Group I Available Funds" and the "Group II Available Funds"). With respect to any Distribution Date and Loan Group I and Loan Group II, respectively, Group I Available Funds and Group II Available Funds, respectively, will be equal to the sum of the following amounts with respect to the related Mortgage Loans, net of amounts reimbursable therefrom to the Master Servicer or the Trustee: (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date (net of the portion of such monthly payments equal to interest on Dividend Mortgage Loans at the applicable Dividend
Rate) and received by the Trustee by the Master Servicer Remittance Date (as defined in the Pooling Agreement), after deduction of the Trustee Fee for such Distribution Date, the Servicing Fee for such Distribution Date, any accrued and unpaid Trustee Fees and Servicing Fees in respect of any prior Distribution Dates, the PMI Insurer Fee, if applicable, for such Distribution Date and the Advisor's Fee, if applicable, for such Distribution Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, Insurance Proceeds, Net Liquidation Proceeds and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the Master Servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates.

         INTEREST DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         I. On each Distribution Date the Trustee shall withdraw from the Distribution Account that portion of Group I Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date.

         (i) to the holders of the Group I Certificates, the related Monthly Interest Distributable Amount for such Certificates and the Unpaid Interest Shortfall Amount, if any, for such Certificates; and

         (ii) to the holders of the Group II Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause II(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Interest Remittance Amount.

         II. On each Distribution Date the Trustee shall withdraw from the Distribution Account that portion of Group II Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date.

         (i) to the holders of the Group II Certificates, the related Monthly Interest Distributable Amount for such Certificates and the Unpaid Interest Shortfall Amount, if any, for such Certificates; and

         (ii) to the holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause I(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Interest Remittance Amount.

         III. On each Distribution Date, following the distributions made pursuant to clauses I and II above, the Trustee shall make the following disbursements and transfers in the order of priority described below, in each case to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date.

         (i) first, to the holders of the Class M-1 Certificates, the related Monthly Interest Distributable Amount; and

         (ii) second, to the holders of the Class M-2 Certificates, the related Monthly Interest Distributable Amount.

         On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Offered Certificates on a PRO RATA basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. THE HOLDERS OF THE OFFERED CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR ANY SUCH INTEREST SHORTFALLS.

         PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         I. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of the Group I Certificates shall be entitled to receive distributions in respect of principal to the extent of the Group I Principal Distribution Amount in the following amounts and order of priority:

         (i) first, to the holders of the Group I Certificates, until the Certificate Principal Balances thereof have been reduced to zero;

         (ii) second, after taking into account the amount distributed to the holders of the Group II Certificates pursuant to clause II(i) below on such Distribution Date, to the holders of the Group II Certificates, until the Certificate Principal Balances thereof have been reduced to zero.

         II. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of the Group II Certificates shall be entitled to receive distributions in respect of principal to the extent of the Group II Principal Distribution Amount in the following amounts and order of priority:

         (i) first, to the holders of the Group II Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (ii) second, after taking into account the amount distributed to the holders of the Group I Certificates pursuant to clause I(i) above on such Distribution Date, to the holders of the Group I Certificates, until the Certificate Principal Balances thereof have been reduced to zero.

         III. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each class of Mezzanine Certificates shall be entitled to receive distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date in the following amounts and order of priority:

         (i) first, to the holders of the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

         (ii) second, to the holders of the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         IV. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Group I Certificates shall be entitled to receive distributions in respect of principal to the extent of the Group I Principal Distribution Amount in the following amounts and order of priority:

         (i) first, to the holders of the Group I Certificates, the Group I Class A Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero;

         (ii) second, to the extent of the portion, if any, of the Group I Class A Principal Distribution Amount remaining undistributed pursuant to clause IV(i) above on such Distribution Date, and after taking into account the amount distributed to the holders of the Group II Certificates pursuant to clause V(i) below on such Distribution Date, to the holders of the Group II Certificates, until the Certificate Principal Balances thereof have been reduced to zero; and

         (iii) third, to the holders of the Group II Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause V(i) below for such Distribution Date over (y) the sum of (A) the amount actually distributed pursuant to clause V(i) below from the Group II Principal Distribution Amount on such Distribution Date and (B) the amount, if any, distributed to the holders of the Group II Certificates pursuant to clause IV(ii) above on such Distribution Date.

         V. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Group II Certificates shall be entitled to receive distributions in respect of principal to the extent of the Group II Principal Distribution Amount in the following amounts and order of priority:

         (i) first, to the holders of the Group II Certificates, the Group II Class A Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (ii) second, to the extent of the portion, if any, of the Group II Class A Principal Distribution Amount remaining undistributed pursuant to clause V(i) above on such Distribution Date, and after taking into account the amount distributed to the holders of the Group I Certificates pursuant to clause IV(i) above on such Distribution Date, to the holders of the Group I Certificates, until the Certificate Principal Balances thereof have been reduced to zero; and

         (iii) third, to the holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause IV(i) above for such Distribution Date over (y) the sum of
(A) the amount actually distributed pursuant to clause IV(i) above from the Group I Principal Distribution Amount on such Distribution Date and (B) the amount, if any, distributed to the holders of the Group I Certificates pursuant to clause V(ii) above on such Distribution Date.

         VI. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of Mezzanine Certificates shall be entitled to receive distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date in the following amounts and order of priority:

         (i) first, to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

         (ii) second, to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

         The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the Trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

CREDIT ENHANCEMENT

         The Credit Enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described below, excess interest and overcollateralization, as described under "--Overcollateralization Provisions" herein, the PMI Policies as described under "--The PMI Policies" herein and crosscollateralization as described under "--Allocation of Available Funds" above.

         The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

         The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

         In addition, the rights of the holders of the Class M-1 Certificates to receive distributions will be senior to the rights of holders of the Class M-2 Certificates, and the rights of the holders of the Mezzanine Certificates to receive distributions will be senior to the rights of the holders of the Class C Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the fees and expenses payable by the Trust. The Pooling Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

         With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

         (i) to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, payable to such holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under "--Allocation of Available Funds--Principal Distributions on the Offered Certificates" above;

         (ii) to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

         (iii) to the holders of the Class M-1 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class M-1 Certificates;

         (iv) to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

         (v) to the holders of the Class M-2 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class M-2 Certificates;

         (vi) to make payments to the Reserve Fund, to the extent required to pay the holders of the Offered Certificates any Net WAC Rate Carryover Amounts for such classes;

         (vii) to the PMI Insurer as provided in the Pooling Agreement;

         (viii) to the holders of the Class C Certificates as provided in the Pooling Agreement;

         (ix) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Mortgage Loan, to the holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

         (x) any remaining amounts to the holders of the Residual Certificates as provided in the Pooling Agreement.

         On each Distribution Date, after making the distributions of the Group I Available Funds and the Group II Available Funds as described above, the Trustee will withdraw from the Reserve Fund the amount deposited therein pursuant to subclause (vi) above and will distribute these amounts to the holders of the Offered Certificates in the order and priority set forth under "--Pass-Through Rates" herein.

          On each Distribution Date, the Trustee will withdraw from the Distribution Account all amounts representing prepayment charges in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

ALLOCATION OF LOSSES; SUBORDINATION

         Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to the Class C Certificates, third, to the Class M-2 Certificates and fourth, to the Class M-1 Certificates.

         The Pooling Agreement does not permit the allocation of Realized Losses to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled.

         Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under "--Overcollateralization Provisions" above.

         Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of any Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) payable as principal to the holder of such Certificate from Net Monthly Excess Cashflow.

THE PMI POLICIES

         Approximately 98.00% of the Group I Mortgage Loans and approximately 96.59% of the Group II Mortgage Loans (in each case, by aggregate Principal Balance of the related Loan Group as of the Cut-off Date) have original loan-to-value ratios in excess of 60.00%. Loan-level primary mortgage insurance policies (each, a "PMI Policy" and together, the "PMI Policies") have been acquired on behalf of the Trust with respect to approximately 99.93% of such Group I Mortgage Loans and all of such Group II Mortgage Loans (in each case, by aggregate Principal Balance of the related Loan Group as of the Cut-off Date) through PMI Mortgage Insurance Co. (the "PMI Insurer").

         The PMI Insurer, an Arizona corporation with its administrative offices in San Francisco, California, is a monoline guaranty insurance company founded in 1972. The PMI Insurer is licensed in 50 states and the District of Columbia to offer both primary and pool insurance and is approved as a private mortgage insurer by Freddie Mac and Fannie Mae. The following description is applicable to the PMI Policies provided by the PMI Insurer:

         The PMI Policies do not cover any Mortgage Loan in default at the applicable "effective date" of the PMI Policies (i.e., the Cut-off Date) or any Mortgage Loan otherwise insured under the terms of a traditional mortgage guaranty insurance policy. Each Mortgage Loan covered by a PMI Policy (each, a "PMI Mortgage Loan" and together, the "PMI Mortgage Loans") is covered by the PMI Policy for losses up to the policy limits; provided, however, that the PMI Policy will not cover special hazard, bankruptcy, fraud losses and certain other types of losses as described in the PMI Policy. Claims on insured Mortgage Loans will reduce uninsured exposure to an amount equal to 60% of the lesser of the appraised value or purchase price, as the case may be, of the related Mortgaged Property, in each case, at the time of the applicable effective date of the PMI Policy. The PMI Policies are cancelable only with the consent of the Trustee in accordance with the PMI Policies' terms. The PMI Policies may be terminated for failure to pay premiums or if the PMI Insurer is no longer qualified under state law to write the insurance provided by the PMI Policies.

         The premiums payable to the PMI Insurer for coverage of each insured Mortgage Loan will be paid by the Trust. Such premiums are calculated as a per annum percentage (depending with respect to each PMI Mortgage Loan, upon the original loan-to-value ratio of the insured Mortgage Loan) of the Principal Balance of the PMI Mortgage Loan.

         The premium rates under the PMI Policies were established taking into account the loss mitigation and servicing advisory services to be provided by the Loss Mitigation Advisor (as defined herein) throughout the entire effective life of the Policies. See "The Pooling Agreement--Loss Mitigation Advisor." Should the Loss Mitigation Advisor cease to provide such services, the annual premium rate on each insured Mortgage Loan would increase by the Advisor's Fee Rate (as defined herein).

         The PMI Policies will provide only limited protection against losses on defaulted Mortgage Loans.

DEFINITIONS

         Many of the defined terms listed below may apply to both Loan Groups/Certificate Groups and are sometimes used in this prospectus supplement to refer to a particular Loan Group/Certificate Group by the use of the words "Group I" and "Group II."

         The "Accrual Period" for the Offered Certificates for a given Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing
Date) and ending on the day immediately preceding such Distribution Date.

         The "Advisor's Fee" for any Distribution Date is the premium payable to the Loss Mitigation Advisor at the Advisor's Fee Rate on the then current aggregate Principal Balance of the PMI Mortgage Loans.

         The "Advisor's Fee Rate" for any Distribution Date is the rate per annum set forth in the Pooling Agreement.

         An "Allocated Realized Loss Amount" with respect to any class of the Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

         The "Basic Principal Distribution Amount" means with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for both Loan Groups for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

         The "Certificate Principal Balance" of any Class A Certificate, Mezzanine Certificate or Class P Certificate immediately prior to any Distribution Date will be equal to the Certificate Principal Balance thereof on the Closing Date (the "Original Certificate Principal Balance") reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates. The "Certificate Principal Balance" of the Class C Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate Principal Balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates.

         The "Class A Principal Distribution Amount" is an amount equal to the excess of (x) the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $1,236,469.

         The "Class M-1 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $1,236,469.

         The "Class M-2 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 99.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $1,236,469.

         The "Credit Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate principal balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

         A Mortgage Loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (E.G., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent" and "90 days Delinquent," etc.

         A "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         The "Extra Principal Distribution Amount" for any Distribution Date, is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

         The "Group I Basic Principal Distribution Amount" with respect to the Group I Certificates and any Distribution Date, is the Basic Principal Distribution Amount multiplied by a fraction, the numerator of which is the Principal Remittance Amount for the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for both Loan Groups for such Distribution Date.

         The "Group II Basic Principal Distribution Amount" with respect to the Group II Certificates and any Distribution Date, is the Basic Principal Distribution Amount multiplied by a fraction, the numerator of which is the Principal Remittance Amount for the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for both Loan Groups for such Distribution Date.

         The "Group I Class A Principal Distribution Amount" with respect to the Group I Certificates and any Distribution Date, is the Class A Principal Distribution Amount multiplied by a fraction, the numerator of which is the Principal Remittance Amount for the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for both Loan Groups for such Distribution Date.

         The "Group II Class A Principal Distribution Amount" with respect to the Group II Certificates and any Distribution Date, is the Class A Principal Distribution Amount multiplied by a fraction, the numerator of which is the Principal Remittance Amount for the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for both Loan Groups for such Distribution Date.

         The "Group I Extra Principal Distribution Amount" with respect to the Group I Certificates and any Distribution Date, is the Extra Principal Distribution Amount multiplied by a fraction, the numerator of which is the Principal Remittance Amount for the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for both Loan Groups for such Distribution Date.

         The "Group II Extra Principal Distribution Amount" with respect to the Group II Certificates and any Distribution Date, is the Extra Principal Distribution Amount multiplied by a fraction, the numerator of which is the Principal Remittance Amount for the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for both Loan Groups for such Distribution Date.

         The "Group I Interest Remittance Amount" with respect to the Group I Certificates and any Distribution Date, is that portion of the Group I Available Funds for such Distribution Date attributable to interest received or advanced on the related Mortgage Loans.

         The "Group II Interest Remittance Amount" with respect to the Group II Certificates and any Distribution Date, is that portion of the Group II Available Funds for such Distribution Date attributable to interest received or advanced on the related Mortgage Loans.

         The "Group I Principal Distribution Amount" with respect to the Group I Certificates and any Distribution Date, is the related Basic Principal Distribution Amount plus the related Extra Principal Distribution Amount.

         The "Group II Principal Distribution Amount" with respect to the Group II Certificates and any Distribution Date, is the related Basic Principal Distribution Amount plus the related Extra Principal Distribution Amount.

         "Insurance Proceeds" means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, including any related PMI Policy, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and Mortgage.

         The "Monthly Interest Distributable Amount" for any Distribution Date and each class of Offered Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date, in each case, reduced by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act (allocated to each Certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act for such Distribution Date).

         "Net Monthly Excess Cashflow" for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Group I Available Funds plus the Group II Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Offered Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

         An "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

         "Overcollateralization Release Amount" means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for both Loan Groups for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount for both Loan Groups is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

         The "Overcollateralization Target Amount" means with respect to any Distribution Date, $1,236,469.

         The "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (i) the Pool Balance on the related Determination Date exceeds (ii) the sum of the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

         The "PMI Insurer Fee" for any Distribution Date is the premium payable to the PMI Insurer at the PMI Insurer Fee Rate on the then current aggregate Principal Balance of the PMI Mortgage Loans.

         The "PMI Insurer Fee Rate" for any Distribution Date is the rate per annum set forth in the Pooling Agreement.

         The "Prepayment Period" for any Distribution Date is the period commencing on the day after the Determination Date in the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, from the Cut-off Date) and ending on the Determination Date of the calendar month in which such Distribution Date falls.

         The "Principal Remittance Amount" means with respect to each Loan Group and any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Master Servicer during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds and Insurance Proceeds received during such Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan in such Loan Group, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, in respect of principal.

         "Realized Loss" means, with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Mortgage Loan"), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the Master Servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan.

         The "Stepdown Date" means the earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in March 2004 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 13.00%. The Overcollateralization Target Amount will NOT be permitted to "step down" on the Stepdown Date or on any other date.

         A "Trigger Event" is in effect with respect to any Distribution Date if the percentage obtained by dividing (x) the principal amount of Mortgage Loans Delinquent 60 days or more by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 100% of the Credit Enhancement Percentage.

         The "Unpaid Interest Shortfall Amount" means (i) for each class of Offered Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Offered Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall

Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

PASS-THROUGH RATES

         The "Pass-Through Rate" on any Distribution Date with respect to the Offered Certificates will equal the lesser of (a) the related Formula Rate and
(b) the related Net WAC Rate for such Distribution Date. With respect to the Offered Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

         The "Formula Rate" for the Class A Certificates and any class of the Mezzanine Certificates is the lesser of (a) the sum of the interbank offered rate for one-month United States dollar deposits in the London market (the "Certificate Index") as of the related LIBOR Determination Date (as defined herein) plus a related margin (the "Certificate Margin") or (b) the related Maximum Cap. The Certificate Margin with respect to the Class A-1 Certificates on each Distribution Date on or prior to the Optional Termination Date will equal 0.21% and on each Distribution Date after the Optional Termination Date will equal 0.42%. The Certificate Margin with respect to the Class A-2 Certificates on each Distribution Date on or prior to the Optional Termination Date will equal 0.225% and on each Distribution Date after the Optional Termination Date will equal 0.45%. The Certificate Margin with respect to the Class M-1 Certificates on each Distribution Date on or prior to the Optional Termination Date will equal 0.60% and on each Distribution Date after the Optional Termination Date will equal 0.90%. The Certificate Margin with respect to the Class M-2 Certificates on each Distribution Date on or prior to the Optional Termination Date will equal 1.00% and on each Distribution Date after the Optional Termination Date will equal 1.50%.

         The "Maximum Cap" for any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (i) with respect to the Group I Certificates, the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans, (ii) with respect to the Group II Certificates, the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans, (iii) with respect to the Mezzanine Certificates, the lesser of (i) or
(ii) above and (iv) with respect to all of the Offered Certificates, if the aggregate Principal Balance of the Mortgage Loans in one Loan Group has been reduced to zero, the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans in the other Loan Group.

         The "Adjusted Net Maximum Mortgage Rate" for any Mortgage Loan for any Distribution Date shall be a per annum rate equal to the applicable Maximum Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Trustee Fee Rate, (ii) the Servicing Fee Rate, (iii) the PMI Insurer Fee Rate, if applicable, (iv) the Advisor's Fee Rate, if applicable and (v) the Dividend Rate, if applicable.

         The "Net WAC Rate" for any Distribution Date shall be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (i) with respect to the Group I Certificates, the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, (ii) with respect to the Group II Certificates, the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, (iii) with respect to the Mezzanine Certificates, the lesser of (i) or (ii) above and (iv) with respect to all of the Offered Certificates, if the aggregate Principal Balance of the Mortgage Loans in one Loan Group has been reduced to zero, the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans in the other Loan Group.

         The "Adjusted Net Mortgage Rate" for any Mortgage Loan for any Distribution Date shall be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Trustee Fee Rate, (ii) the Servicing Fee Rate, (iii) the PMI Insurer Fee Rate, if applicable, (iv) the Advisor's Fee Rate, if applicable and (v) the Dividend Rate, if applicable.

         On the Closing Date, the Trustee will establish a Reserve Fund account (the "Reserve Fund") from which payments in respect of Net WAC Rate Carryover Amounts on the Offered Certificates will be made. The Reserve Fund will be an asset of the Trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of Available Funds as described under "--Allocation of Available Funds" above, the

Trustee will withdraw from amounts in the Reserve Fund to pay the Offered Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Reserve Fund:

         (i) concurrently, to the Class A-1 Certificates and the Class A-2 Certificates;

         (ii)     to the Class M-1 Certificates; and

         (iii)    to the Class M-2 Certificates.

         If on any Distribution Date, the Pass-Through Rate for the Class A Certificates or any class of the Mezzanine Certificates is the Net WAC Rate, then the "Net WAC Rate Carryover Amount" for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have been entitled to receive on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over
(y) the amount of interest such class of Certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period. Any Net WAC Rate Carryover Amount on the Offered Certificates will be paid on such Distribution Date or future Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Offered Certificates (each such date, a "LIBOR Determination Date"), the Trustee will determine the Certificate Index for such Accrual Period for the Offered Certificates on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one- month United States dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period shall be the higher of (x) the Certificate Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate (as defined herein).

         As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) not controlling, controlled by or under common control with, the Master Servicer or any successor Master Servicer or the Originator; and "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one- month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

         The establishment of the Certificate Index on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Trustee will provide or make available to each holder of a Certificate and the rating agencies a statement (based on information received from the Master Servicer) setting forth, among other things, the information set forth in the Prospectus under "Description of the Securities--Reports to Securityholders." The Trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trustee's internet website. The Trustee's internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         The yield to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

         The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Master Servicer). Because certain of the Mortgage Loans contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans that did not have prepayment charges. The Mortgage Loans are subject to the "due-on-sale" provisions included therein which provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property. See "The Mortgage Pool" herein.

         Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate or to refinance their Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Rate with respect to the Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, substantially all of the Mortgage Loans will not have their initial Adjustment Date for one, two or three years after the origination thereof. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as mortgagors seek to avoid changes in their monthly payments.

         Except in the circumstances described in this prospectus supplement, principal distributions on the Group I Certificates relate to principal payments on the Group I Mortgage Loans and principal distributions on the Group II Certificates relate to principal payments on the Group II Mortgage Loans.

         Approximately 98.30% of the Group I Mortgage Loans and approximately 98.12% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates. Under certain circumstances, as described in the Pooling Agreement, the Master Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

         To the extent the Net WAC Rate is paid on the Offered Certificates, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur. Such shortfall will only be payable from the Net Monthly Excess Cashflow, and only to the extent that the Overcollateralization Target Amount has been reached and only in the priorities described under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

         The required payment by the Trust of the PMI Insurer Fee and the Advisor's Fee, as well as the retention by the Trust of interest on each Dividend Mortgage Loan at the applicable Dividend Rate, will result in the Net WAC Rate being lower than would be the case if the Trust did not have such obligations. In addition, the Net WAC Rate will be lower for Accrual Periods that are longer than 30 days, and the Pass-Through Rates on the Offered Certificates are more likely to be capped at the Net WAC Rate than they would if all Accrual Periods were 30 days long. For a discussion of other factors that could cause the Pass-Through Rate on the Offered Certificates to be capped at the Net WAC Rate, see "Risk Factors--Effect of Mortgage Rates on the Offered Certificates" in this prospectus supplement.

ADDITIONAL INFORMATION

         The Depositor has filed certain yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission (the "Commission") in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein). Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool."

         The Assumed Final Distribution Date for the Offered Certificates is as set forth herein under "Description of the Certificates--General." The final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the related Assumed Final Distribution Date because
(i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the Offered Certificates as described herein and (iii) the Master Servicer may cause a termination of the Trust as provided herein.

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a prepayment rate of 100% of the Prepayment Vector. The "Prepayment Vector" assumes a CPR of 4.0% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.348% (precisely 31/23%) per annum in each month until the 24th month. Beginning in the 24th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 35%. CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

         Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Prepayment Vector described thereunder.

         The table entitled "Percent of Original Certificate Principal Balance Outstanding" was prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in that table. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

         The percentages and weighted average lives in the table entitled "Percent of Original Certificate Principal Balance Outstanding" were determined assuming that (the "Structuring Assumptions"): (i) the Mortgage Loans have the characteristics set forth in the table below, (ii) the closing date for the Offered Certificates occurs on February 28, 2001 and the Offered Certificates were sold to investors on such date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in March 2001, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates--Allocation of Available Funds," (iv) the prepayment rates are the percentages of the Prepayment Vector set forth in the "Percent of Original Certificate Principal Balance Outstanding" tables below, (v) prepayments include thirty days' interest thereon, (vi) Option One is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned "Weighted Average Life (years) to Optional Termination" in the tables below, (vii) the Overcollateralization Target Amount is $1,236,469, (viii) scheduled payments for all Mortgage Loans are received on the first day of each month commencing in March 2001, the principal portion of such payments is computed prior to giving effect to prepayments received in the previous month and there are no losses or delinquencies with respect to such Mortgage Loans,
(ix) all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (x) such prepayments are received on the last day of each month commencing in the month of the Closing Date, (xi) the Certificate Index is at all times equal to 5.57000%, (xii) the Pass-Through Rates for the Offered Certificates are as set forth herein, (xiii) the Mortgage Rate for each Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Rates and Maximum Mortgage Rates), (xiv) Six-Month LIBOR is equal to 5.26250% and (xv) the Trustee Fee Rate is equal to 0.009% per annum, the Servicing Fee Rate for each Mortgage Loan is equal to 0.50% per annum and the PMI Insurer Fee Rate and the Advisor's Fee Rate with respect to the PMI Mortgage Loans are as set forth in the Pooling Agreement. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

                                                       ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                              MONTHS TO
                                    MORTGAGE    NEXT                             MAXIMUM          MINIMUM         INITIAL
  PRINCIPAL BALANCE                   RATE   ADJUSTMENT           GROSS        MORTGAGE RATE    MORTGAGE RATE     PERIODIC
         ($)                           (%)      DATE            MARGIN (%)         (%)              (%)          RATE CAP
         ---                           ---      ----            ----------         ---              ---          --------
Group I Mortgage Loans(1)
-------------------------
      $   168,252,385.23           10.00353%     20              5.18415%        16.00353%        10.00353%      3.00000%
      $     1,217,710.32           10.13287%     32              5.00526%        16.13287%        10.13287%      3.00000%
      $       416,784.47           10.52652%     21              6.07573%        16.52652%        10.52652%      3.00000%
      $        98,690.41           10.87500%      9              6.87500%        16.87500%        10.87500%      2.00000%
      $    23,112,350.10           10.00918%     21              5.20538%        16.00918%        10.00918%      3.00000%
      $        75,836.34            9.12500%      8              5.37500%        15.12500%         9.12500%      2.00000%
      $    14,216,153.04           10.24827%     20              5.52616%        16.24827%        10.24827%      3.00000%
      $       440,584.78            9.92032%     33              4.75910%        15.92032%         9.92032%      3.00000%
      $        56,881.55            7.87500%      3              4.50000%        13.87500%         7.87500%      1.00000%
      $       173,371.38           10.15915%     32              4.95457%        16.15915%        10.15915%      3.00000%
      $     3,565,863.94           11.19705%     20              5.89949%        17.19705%        11.19705%      3.00000%
      $     4,074,229.46           10.08343%     20              5.25715%        16.08343%        10.08343%      3.00000%
      $       141,814.96           10.12500%     21              5.25000%        16.12500%        10.12500%      3.00000%
      $        34,950.72           11.12500%     20              5.12500%        17.12500%        11.12500%      3.00000%
      $       109,854.48           10.47162%     21              5.17050%        16.47162%        10.47162%      3.00000%

Group II Mortgage Loans(2)
--------------------------
      $    21,673,795.73            9.60389%     20              4.84939%        15.60389%         9.60389%      3.00000%
      $       307,325.36           10.12500%     31              4.50000%        16.12500%        10.12500%      3.00000%
      $     7,409,245.54            9.72657%     21              4.89611%        15.72657%         9.72657%      3.00000%
      $       337,060.19           10.12500%     21              5.37500%        16.12500%        10.12500%      3.00000%
      $       591,200.24           10.79992%     20              5.36494%        16.79992%        10.79992%      3.00000%
      $     1,071,481.08            9.22959%     19              4.75855%        15.22959%         9.22959%      3.00000%


                                                  ORIGINAL       REMAINING
                                                   TERM TO         TERM TO
  PRINCIPAL BALANCE                PERIODIC RATE  MATURITY         MATURITY
         ($)                           CAP (%)      (MONTHS)       (MONTHS)
         ---                           -------      --------       --------
Group I Mortgage Loans(1)
-------------------------
      $   168,252,385.23              1.00000%        360            356
      $     1,217,710.32              1.00000%        360            356
      $       416,784.47              1.00000%        360            357
      $        98,690.41              1.00000%        360            357
      $    23,112,350.10              1.00000%        360            357
      $        75,836.34              1.00000%        360            356
      $    14,216,153.04              1.00000%        360            356
      $       440,584.78              1.00000%        360            357
      $        56,881.55              1.00000%        360            357
      $       173,371.38              1.00000%        360            356
      $     3,565,863.94              1.00000%        360            356
      $     4,074,229.46              1.00000%        360            356
      $       141,814.96              1.00000%        360            357
      $        34,950.72              1.00000%        360            356
      $       109,854.48              1.00000%        360            357

Group II Mortgage Loans(2)
--------------------------
      $    21,673,795.73              1.00000%        360            356
      $       307,325.36              1.00000%        360            355
      $     7,409,245.54              1.00000%        360            357
      $       337,060.19              1.00000%        360            357
      $       591,200.24              1.00000%        360            356
      $     1,071,481.08              1.00000%        360            355

---------------------
(1) The first, second and twelfth hypothetical Group I Mortgage Loans above are Dividend Mortgage Loans.
(2) The first, second and sixth hypothetical Group II Mortgage Loans above are Dividend Mortgage Loans.

          Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of the Offered Certificates, and set forth the percentages of the Original Certificate Principal Balance of such Certificate that would be outstanding after each of the dates shown, at various percentages of the Prepayment Vector.

                          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*


                                                                    CLASS A-1

                                                       PERCENTAGES OF THE PREPAYMENT VECTOR
                                                       ------------------------------------

                                0%          50%           75%          100%         125%          150%          175%          200%
                                --          ---           ---          ----         ----          ----          ----          ----
Distribution Date
-----------------
Initial Percentage             100%         100%          100%          100%         100%          100%          100%         100%
February 2002........           99           91            86            82           77            72            68           63
February 2003........           99           75            63            53           43            34            26           18
February 2004........           98           60            45            32           21            12             6            1
February 2005........           97           48            33            22           14             8             4            1
February 2006........           96           39            24            14            8             4             1            0
February 2007........           96           32            18             9            4             1             0            0
February 2008........           94           26            13             6            2             0             0            0
February 2009........           93           21             9             4            1             0             0            0
February 2010........           92           17             7             2            0             0             0            0
February 2011........           91           14             5             1            0             0             0            0
February 2012........           89           11             4             1            0             0             0            0
February 2013........           87            9             2             0            0             0             0            0
February 2014........           85            7             2             0            0             0             0            0
February 2015........           83            6             1             0            0             0             0            0
February 2016........           81            5             1             0            0             0             0            0
February 2017........           78            4             0             0            0             0             0            0
February 2018........           75            3             0             0            0             0             0            0
February 2019........           72            2             0             0            0             0             0            0
February 2020........           68            2             0             0            0             0             0            0
February 2021........           64            1             0             0            0             0             0            0
February 2022........           60            1             0             0            0             0             0            0
February 2023........           55            0             0             0            0             0             0            0
February 2024........           49            0             0             0            0             0             0            0
February 2025........           44            0             0             0            0             0             0            0
February 2026........           38            0             0             0            0             0             0            0
February 2027........           31            0             0             0            0             0             0            0
February 2028........           24            0             0             0            0             0             0            0
February 2029........           16            0             0             0            0             0             0            0
February 2030........            7            0             0             0            0             0             0            0
February 2031........            0            0             0             0            0             0             0            0
Weighted Average Life
(years) to maturity
(1)..................           21.13         5.27          3.64          2.78         2.24          1.86          1.58         1.34
Weighted Average Life
(years) to Optional
Termination(1)(2)....           21.09         4.90          3.39          2.60         2.09          1.75          1.50         1.33

-------------------------
* Rounded to the nearest whole percentage.
(1)    The weighted average life of any class of Certificates is determined by
       (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest possible Distribution Date on which it is permitted.

                            PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*


                                                                    CLASS A-2

                                                       PERCENTAGES OF THE PREPAYMENT VECTOR
                                                       ------------------------------------


                                0%          50%           75%          100%         125%          150%          175%          200%
                                --          ---           ---          ----         ----          ----          ----          ----
Distribution Date
-----------------
Initial Percentage             100%         100%          100%          100%         100%          100%          100%         100%
February 2002........           99           91            86            82           77            73            68           64
February 2003........           99           75            63            53           43            34            26           18
February 2004........           98           60            45            32           21            13             6            1
February 2005........           97           48            33            22           14             8             4            1
February 2006........           96           39            24            14            8             4             1            0
February 2007........           95           32            18             9            4             2             0            0
February 2008........           94           26            13             6            2             0             0            0
February 2009........           93           21             9             4            1             0             0            0
February 2010........           92           17             7             2            0             0             0            0
February 2011........           90           14             5             1            0             0             0            0
February 2012........           88           11             4             1            0             0             0            0
February 2013........           87            9             2             0            0             0             0            0
February 2014........           85            7             2             0            0             0             0            0
February 2015........           82            6             1             0            0             0             0            0
February 2016........           80            5             1             0            0             0             0            0
February 2017........           77            4             0             0            0             0             0            0
February 2018........           74            3             0             0            0             0             0            0
February 2019........           71            2             0             0            0             0             0            0
February 2020........           67            2             0             0            0             0             0            0
February 2021........           63            1             0             0            0             0             0            0
February 2022........           59            1             0             0            0             0             0            0
February 2023........           54            0             0             0            0             0             0            0
February 2024........           48            0             0             0            0             0             0            0
February 2025........           43            0             0             0            0             0             0            0
February 2026........           37            0             0             0            0             0             0            0
February 2027........           30            0             0             0            0             0             0            0
February 2028........           23            0             0             0            0             0             0            0
February 2029........           15            0             0             0            0             0             0            0
February 2030........            6            0             0             0            0             0             0            0
February 2031........            0            0             0             0            0             0             0            0
Weighted Average Life
(years) to maturity
(1)..................           20.96         5.26          3.64          2.78         2.24          1.86          1.58         1.35
Weighted Average Life
(years) to Optional
Termination(1)(2)....           20.91         4.90          3.39          2.60         2.10          1.75          1.51         1.33

-----------------------
* Rounded to the nearest whole percentage.
(1)    The weighted average life of any class of Certificates is determined by
       (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest possible Distribution Date on which it is permitted.

                            PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*


                                                                    CLASS M-1

                                                       PERCENTAGES OF THE PREPAYMENT VECTOR


                                0%          50%           75%          100%         125%          150%          175%          200%
                                --          ---           ---          ----         ----          ----          ----          ----
Distribution Date
-----------------
Initial Percentage             100%         100%          100%          100%         100%          100%          100%         100%
February 2002........          100          100           100           100          100           100           100          100
February 2003........          100          100           100           100          100           100           100          100
February 2004........          100          100           100           100          100           100           100          100
February 2005........          100          100            71            47           29            14             2           24
February 2006........          100           84            52            30           13             1             0            0
February 2007........          100           68            38            17            2             0             0            0
February 2008........          100           56            28             7            0             0             0            0
February 2009........          100           46            18             0            0             0             0            0
February 2010........          100           37            10             0            0             0             0            0
February 2011........          100           30             4             0            0             0             0            0
February 2012........          100           24             0             0            0             0             0            0
February 2013........          100           18             0             0            0             0             0            0
February 2014........          100           12             0             0            0             0             0            0
February 2015........          100            8             0             0            0             0             0            0
February 2016........          100            4             0             0            0             0             0            0
February 2017........          100            1             0             0            0             0             0            0
February 2018........          100            0             0             0            0             0             0            0
February 2019........          100            0             0             0            0             0             0            0
February 2020........          100            0             0             0            0             0             0            0
February 2021........          100            0             0             0            0             0             0            0
February 2022........          100            0             0             0            0             0             0            0
February 2023........          100            0             0             0            0             0             0            0
February 2024........          100            0             0             0            0             0             0            0
February 2025........           93            0             0             0            0             0             0            0
February 2026........           81            0             0             0            0             0             0            0
February 2027........           67            0             0             0            0             0             0            0
February 2028........           51            0             0             0            0             0             0            0
February 2029........           34            0             0             0            0             0             0            0
February 2030........            9            0             0             0            0             0             0            0
February 2031........            0            0             0             0            0             0             0            0
Weighted Average Life
(years) to maturity
(1)..................           26.87         8.39          5.69          4.40         3.78          3.50          3.45         3.74
Weighted Average Life
(years) to Optional
Termination(1)(2)....           26.82         8.06          5.47          4.25         3.65          3.40          3.23         2.74

-------------------------
* Rounded to the nearest whole percentage.
(1)    The weighted average life of any class of Certificates is determined by
       (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest possible Distribution Date on which it is permitted.

                            PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*


                                                                    CLASS M-2

                                                       PERCENTAGES OF THE PREPAYMENT VECTOR
                                                       ------------------------------------


                                0%          50%           75%          100%         125%          150%          175%          200%
                                --          ---           ---          ----         ----          ----          ----          ----
Distribution Date
-----------------
Initial Percentage             100%         100%          100%          100%         100%          100%          100%         100%
February 2002........          100          100           100           100          100           100           100          100
February 2003........          100          100           100           100          100           100           100          100
February 2004........          100          100           100           100          100           100           100          100
February 2005........          100          100            61            29            6             0             0            0
February 2006........          100           78            36             7            0             0             0            0
February 2007........          100           58            17             0            0             0             0            0
February 2008........          100           41             3             0            0             0             0            0
February 2009........          100           27             0             0            0             0             0            0
February 2010........          100           16             0             0            0             0             0            0
February 2011........          100            7             0             0            0             0             0            0
February 2012........          100            0             0             0            0             0             0            0
February 2013........          100            0             0             0            0             0             0            0
February 2014........          100            0             0             0            0             0             0            0
February 2015........          100            0             0             0            0             0             0            0
February 2016........          100            0             0             0            0             0             0            0
February 2017........          100            0             0             0            0             0             0            0
February 2018........          100            0             0             0            0             0             0            0
February 2019........          100            0             0             0            0             0             0            0
February 2020........          100            0             0             0            0             0             0            0
February 2021........          100            0             0             0            0             0             0            0
February 2022........          100            0             0             0            0             0             0            0
February 2023........          100            0             0             0            0             0             0            0
February 2024........          100            0             0             0            0             0             0            0
February 2025........           91            0             0             0            0             0             0            0
February 2026........           74            0             0             0            0             0             0            0
February 2027........           55            0             0             0            0             0             0            0
February 2028........           34            0             0             0            0             0             0            0
February 2029........           11            0             0             0            0             0             0            0
February 2030........            0            0             0             0            0             0             0            0
February 2031........            0            0             0             0            0             0             0            0
Weighted Average Life
(years) to maturity
(1)..................           26.19         6.80          4.64          3.68         3.26          3.11          3.10         3.13
Weighted Average Life
(years) to Optional
Termination(1)(2)....           26.19         6.80          4.64          3.68         3.26          3.11          3.10         2.74

-------------------------
* Rounded to the nearest whole percentage.
(1)    The weighted average life of any class of Certificates is determined by
       (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest possible Distribution Date on which it is permitted.

YIELD SENSITIVITY OF THE MEZZANINE CERTIFICATES

         If the Certificate Principal Balances of the Class C Certificates and the Class M-2 Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Certificates. If the Certificate Principal Balance of the Class C Certificates has been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Certificates. The initial undivided interests in the Trust evidenced by the Class M-1 Certificates, the Class M-2 Certificates and the Class C Certificates are approximately 4.50%, approximately 1.50% and approximately 0.50%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow in the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

         Unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates and Mezzanine Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event is based on delinquencies and not losses, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool. For additional considerations relating to the yield on the Mezzanine Certificates, see "Yield and Prepayment Considerations" in the Prospectus.

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase of the Mortgage Loans transferred to the Trust. The Underwriter or an affiliate has been an investor in the Mortgage Loans and will be entitled to a portion of the proceeds of the sale of the Mortgage Loans by the Seller to the Depositor for inclusion by the Depositor in the Trust.

                         FEDERAL INCOME TAX CONSEQUENCES

         Multiple elections will be made to treat designated portions of the Trust (exclusive of the Reserve Fund) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

         For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the Trust and (ii) the Offered Certificates (exclusive of any right of the holder of such Certificates to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount), the Class C Certificates and the Class P Certificates will represent the "regular interests" in, and which generally will be treated as debt instruments of, a REMIC. See "Certain Material Federal Income Tax Considerations--General" in the Prospectus.

         Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount. The Reserve Fund is not an asset of any REMIC. The treatment of amounts received by a Class

A Certificateholder or a Mezzanine Certificateholder under such Certificateholder's right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such Certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Trust intends to treat payments made to the holders of the Offered Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the Trust intends to treat the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts as having a DE MINIMIS value. Under the REMIC Regulations, the Trust is required to account for the REMIC regular interest and the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trust's treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

         Upon the sale of an Offered Certificate the amount of the sale allocated to the selling Certificateholder's right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Offered Certificate, as the case may be. A Class A Certificateholder or Mezzanine Certificateholder will have gain or loss from such a termination of the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the Certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount.

         Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund in respect of the Net WAC Cap Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         For federal income tax reporting purposes, the Offered Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities" in the Prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities " in the Prospectus.

         Certain of the Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities" in the Prospectus.

         With respect to the Offered Certificates, this paragraph is relevant to such Certificates exclusive of the rights of the holders of such Certificates to receive certain payments in respect of the Net WAC Rate Carryover Amount. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the Trust would be so treated.
In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The Offered Certificates will also be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans" in the Prospectus.

         The holders of the Offered Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. As noted above, each holder of an Offered Certificate will be required to allocate a portion of the purchase price paid for the Certificates to the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount. The value of the right to receive any such Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. Because the Net WAC Rate Carryover Amount is treated as a separate right of the Offered Certificates not payable by any REMIC elected by the Trust, such right will not be treated as a qualifying asset for any Certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Reserve Fund will not be qualifying real estate income for real estate investment trusts.

         It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling Agreement, (ii) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Pooling Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to the holders of the related Offered Certificates.

         The responsibility for filing annual federal information returns and other reports will be borne by the Trustee or the Master Servicer.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Material Federal Income Tax Considerations" in the Prospectus.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

         A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan"), or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of a Plan, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates by or on behalf of, or with Plan assets of, a Plan may qualify for exemptive relief under the Underwriters' Exemption, as currently in effect and as described under "ERISA Considerations" in the Prospectus. The Underwriters' Exemption relevant to the Offered Certificates was granted by the Department of Labor on September 6, 1990 as Prohibited Transaction Exemption, or PTE 90-59 at 55 F.R. 36724, and amended on July 21, 1997 as PTE 97-34 at 62 F.R. 39021 and further amended on November 13, 2000 by PTE 2000-58 at 65 F.R. 67765. However, the Underwriters' Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the Offered Certificates be rated at least "BBB-" (or its equivalent) by Fitch or S&P at the time of the Plan's purchase and that the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Underwriters' Exemption will be satisfied with respect to the those Certificates.

         Each beneficial owner of a Mezzanine Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificates in reliance on the Underwriters' Exemption, and that it understands that there are certain conditions to the availability of the Underwriters' Exemption, including that the Mezzanine Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch or S&P or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Mezzanine Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Mezzanine Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, any subservicer, and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan assets of any Plan should consult with its counsel with respect to: (i) whether, with respect to the Offered Certificates, the specific and general conditions and the other requirements in the Underwriters' Exemption would be satisfied and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "Considerations for Benefit Plan Investors" in the prospectus.

         The sale of any of the Offered Certificates to a Plan is in no respect a representation by the depositor or the related underwriter that an investment in the Offered Certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the Offered Certificates is appropriate for Plans generally or any particular Plan.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Class A Certificates and the Class M-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by a rating agency, and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities" provided that such restrictive legislation was enacted prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated February 21, 2001 (the "Underwriting Agreement"), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

         The Depositor has been advised by the Underwriter that it proposes initially to offer the Offered Certificates of each Class to the public in Europe and the United States at the offering price set forth herein and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Offered Certificates. The Underwriter may allow and such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Offered Certificates, to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.


     CLASS OF CERTIFICATES                 SELLING CONCESSION                     REALLOWANCE DISCOUNT
     ---------------------                 ------------------                     --------------------
Class A-1......................                  0.135%                                  0.090%
Class A-2......................                  0.135%                                  0.090%
Class M-1......................                  0.360%                                  0.240%
Class M-2......................                  0.456%                                  0.304%

         Until the distribution of the Offered Certificates is completed, rules of the SEC may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the Offered Certificates that the Class A-1 Certificates and the Class A-2 Certificates be rated "AAA" by Fitch, Inc. ("Fitch") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"; together with Fitch, the "Rating Agencies"), that the Class M-1 Certificates be rated "AA" by Fitch and S&P and that the Class M-2 Certificates be rated "A" by Fitch and S&P.

         A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

         The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                             INDEX OF DEFINED TERMS

                                                                                                                   Page
                                                                                                                   ----
Accrual Period.....................................................................................................S-57
Adjusted Net Maximum Mortgage Rate.................................................................................S-61
Adjusted Net Mortgage Rate.........................................................................................S-61
Adjustment Date....................................................................................................S-18
Advance............................................................................................................S-45
Advancing Person...................................................................................................S-45
Advisor's Fee......................................................................................................S-46
AIV................................................................................................................S-37
Allocated Realized Loss Amount.....................................................................................S-57
Assumed Final Distribution Date....................................................................................S-48
Available Funds....................................................................................................S-52
Basic Principal Distribution Amount................................................................................S-57
Book-Entry Certificates............................................................................................S-48
Certificate Index..................................................................................................S-61
Certificate Margin.................................................................................................S-61
Certificate Owners.................................................................................................S-48
Certificate Principal Balance......................................................................................S-57
Certificateholder..................................................................................................S-49
Certificates.......................................................................................................S-48
Class A Certificates...............................................................................................S-48
Class A Principal Distribution Amount..............................................................................S-57
Class M-1 Principal Distribution Amount............................................................................S-58
Class M-2 Principal Distribution Amount............................................................................S-58
Class P Certificates................................................................................................S-4
Clearstream........................................................................................................S-48
Clearstream Participants...........................................................................................S-50
Code..........................................................................................................S-8, S-72
Collection Account.................................................................................................S-42
Commission.........................................................................................................S-64
Compensating Interest..............................................................................................S-46
Cooperative........................................................................................................S-50
Credit Bureau Risk Score...........................................................................................S-37
Credit Enhancement Percentage......................................................................................S-58
Cut-off Date Principal Balance.....................................................................................S-17
Debt Ratio.........................................................................................................S-37
Definitive Certificate.............................................................................................S-48
Delayed First Adjustment Mortgage Loan.............................................................................S-18
Deleted Mortgage Loan..............................................................................................S-42
Delinquent.........................................................................................................S-58
Determination Date.................................................................................................S-46
Distribution Account...............................................................................................S-42
Distribution Date..................................................................................................S-48
Dividend Mortgage Loans............................................................................................S-18
Dividend Rate......................................................................................................S-19
DTC................................................................................................................S-48
DTC Participants...................................................................................................S-49
Due Date...........................................................................................................S-19
Due Period.........................................................................................................S-58
Euroclear..........................................................................................................S-48
Euroclear Operator.................................................................................................S-50
Euroclear Participants.............................................................................................S-50
European Depositaries..............................................................................................S-48
Extra Principal Distribution Amount................................................................................S-58
Fair, Isaac........................................................................................................S-37
Financial Intermediary.............................................................................................S-49
Fitch...............................................................................................................S-8
Formula Rate.......................................................................................................S-61
Global Securities...................................................................................................S-1
Gross Margin.......................................................................................................S-18
Group I Available Funds............................................................................................S-52
Group I Basic Principal Distribution Amount........................................................................S-58
Group I Class A Principal Distribution Amount......................................................................S-58
Group I Extra Principal Distribution Amount........................................................................S-59
Group I Interest Remittance Amount.................................................................................S-59
Group I Mortgage Loans........................................................................................S-4, S-17
Group I Principal Distribution Amount..............................................................................S-59
Group II Available Funds...........................................................................................S-52
Group II Basic Principal Distribution Amount.......................................................................S-58
Group II Class A Principal Distribution Amount
 ...................................................................................................................S-59
Group II Extra Principal Distribution Amount.......................................................................S-59
Group II Interest Remittance Amount................................................................................S-59
Group II Mortgage Loans.......................................................................................S-4, S-17
Group II Principal Distribution Amount.............................................................................S-59
H&R Block..........................................................................................................S-42
Homeownership Act..................................................................................................S-41
Index..............................................................................................................S-19
Initial Periodic Rate Cap..........................................................................................S-18
Insurance Proceeds.................................................................................................S-59
IRS................................................................................................................S-73
LIBOR Business Day.................................................................................................S-62
LIBOR Determination Date...........................................................................................S-62
Liquidated Mortgage Loan...........................................................................................S-60
LIV................................................................................................................S-37
Loan Group..........................................................................................................S-4
Loss Mitigation Advisor............................................................................................S-46
Maximum Cap........................................................................................................S-61
Maximum Mortgage Rate..............................................................................................S-18
Mezzanine Certificates.............................................................................................S-48
Minimum Mortgage Rate..............................................................................................S-18
Monthly Interest Distributable Amount..............................................................................S-59
Mortgage...........................................................................................................S-17
Mortgage Loan Purchase Agreement...................................................................................S-17
Mortgage Loan Schedule.............................................................................................S-40
Mortgage Loans................................................................................................S-4, S-17
Mortgage Pool......................................................................................................S-17
Mortgage Rate......................................................................................................S-18
Mortgaged Property.................................................................................................S-17
Net Liquidation Proceeds...........................................................................................S-60
Net Monthly Excess Cashflow........................................................................................S-59


                                      S-78




                                                                                                                   Page
Net WAC Rate.......................................................................................................S-61
Net WAC Rate Carryover Amount......................................................................................S-62
NIV................................................................................................................S-37
Notional Principal Contract Regulations............................................................................S-73
Offered Certificates...............................................................................................S-48
OID Regulations....................................................................................................S-73
Option One.........................................................................................................S-10
Optional Termination Date..........................................................................................S-47
Original Certificate Principal Balance.............................................................................S-57
Originator.........................................................................................................S-36
Overcollateralization Deficiency Amount............................................................................S-59
Overcollateralization Release Amount...............................................................................S-60
Overcollateralization Target Amount................................................................................S-60
Overcollateralized Amount..........................................................................................S-60
Pass-Through Rate..................................................................................................S-61
Periodic Rate Cap..................................................................................................S-18
Plan...............................................................................................................S-75
PMI Insurer........................................................................................................S-56
PMI Insurer Fee....................................................................................................S-60
PMI Insurer Fee Rate...............................................................................................S-60
PMI Mortgage Loan..................................................................................................S-56
PMI Mortgage Loans.................................................................................................S-56
PMI Policies.......................................................................................................S-56
PMI Policy.........................................................................................................S-56
Pool Balance.......................................................................................................S-17
Pooling Agreement..................................................................................................S-17
Prepayment Assumption..............................................................................................S-65
Prepayment Interest Shortfall......................................................................................S-46
Prepayment Period..................................................................................................S-60
Prepayment Scenarios...............................................................................................S-65
Prepayment Vector..................................................................................................S-65
Principal Balance..................................................................................................S-17
Principal Remittance Amount........................................................................................S-60
Purchase Price.....................................................................................................S-41
Qualified Substitute Mortgage Loan.................................................................................S-41
Rating Agencies....................................................................................................S-77
Realized Loss......................................................................................................S-60
Record Date........................................................................................................S-48
Reference Banks....................................................................................................S-62
Related Documents..................................................................................................S-40
Relevant Depositary................................................................................................S-48
Relief Act.........................................................................................................S-14
REMIC..............................................................................................................S-72
Reserve Fund.......................................................................................................S-61
Reserve Interest Rate..............................................................................................S-62
Residual Certificates..............................................................................................S-48
Rules..............................................................................................................S-49
S&P...........................................................................................................S-8, S-77
Servicing Advance..................................................................................................S-45
Servicing Fee......................................................................................................S-46
Servicing Fee Rate.................................................................................................S-46
Six Month LIBOR....................................................................................................S-19
SMMEA.........................................................................................................S-9, S-75
Stepdown Date......................................................................................................S-60
Structuring Assumptions............................................................................................S-65
Subordinate Certificates...........................................................................................S-48
Substitution Adjustment............................................................................................S-41
Telerate Page 3750.................................................................................................S-62
Termination Price..................................................................................................S-47
Terms and Conditions...............................................................................................S-50
Trigger Event......................................................................................................S-60
Trust..............................................................................................................S-17
Trustee Fee........................................................................................................S-46
Trustee Fee Rate...................................................................................................S-46
U.S. Person.........................................................................................................S-3
Underwriter........................................................................................................S-16
Underwriting Agreement.............................................................................................S-76
Unpaid Interest Shortfall Amount...................................................................................S-60

                                     ANNEX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC and upon request through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

          TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner who is an individual or corporation holding the Global Securities on its own behalf through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner or a foreign partnership or trust and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the third succeeding calendar year from the date such form is signed. However, a Form W-8BEN or Form W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on such form incorrect, provided that the withholding agent reports at least annually to the beneficial owner of Form 1042-S.

          The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United

States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   PROSPECTUS
                             Asset Backed Securities
                              (Issuable in Series)
                        FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servcicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

Financial Asset Securities Corp., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

o        the ownership of certain trust assets or

o        debt obligations secured by certain trust assets.

         Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust. In each case, the specified portion may equal from 100% to 0%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST AND ITS ASSETS

As specified in the related prospectus supplement, the assets of a trust will include primarily the following:

         o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential properties;
         o home improvement installment sales contracts and installment loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements; and/or
         o        private asset backed securities.

Each trust may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

Offers of the securities may be made through one or more different methods, including through underwriters. All certificates will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

October 13, 2000

                                TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT..................................3
RISK FACTORS.................................................................4
THE TRUST FUND..............................................................11
USE OF PROCEEDS.............................................................16
THE DEPOSITOR...............................................................16
LOAN PROGRAM................................................................17
DESCRIPTION OF THE SECURITIES...............................................19
CREDIT ENHANCEMENT..........................................................28
YIELD AND PREPAYMENT CONSIDERATIONS.........................................33
THE AGREEMENTS..............................................................35
CERTAIN LEGAL ASPECTS OF THE LOANS..........................................47
CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS..........................59
STATE TAX CONSIDERATIONS....................................................80
ERISA CONSIDERATIONS........................................................80
LEGAL INVESTMENT............................................................84
METHOD OF DISTRIBUTION......................................................85
LEGAL MATTERS...............................................................86
FINANCIAL INFORMATION.......................................................86
AVAILABLE INFORMATION.......................................................86
RATING......................................................................86
INDEX OF DEFINED TERMS......................................................88

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Beginning with the section titled "The Trust Fund", certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 117 in this prospectus.


                      ------------------------------------



If you require additional information, the mailing address of our principal executive offices is Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2756. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund 3/4 Incorporation of Certain Information by Reference" beginning on page 20 of this prospectus.


                      ------------------------------------

                                  RISK FACTORS

         You should carefully consider the following information, since it identifies certain significant sources of risk associated with an investment in these securities.

Limited Liquidity..........................  No  market   will   exist  for  the
                                             securities  of  any  series  before
                                             they are issued. In addition, there
                                             can be no  assurance  that a resale
                                             market will develop  following  the
                                             issuance  and sale of any series of
                                             the  securities.  Even if a  resale
                                             market does  develop,  it might not
                                             provide investors with liquidity of
                                             investment or continue for the life
                                             of the securities.

Limited Assets.............................  Unless  the  applicable  prospectus supplement provides otherwise,  the
                                             securities  of each  series will be
                                             payable  solely  from the assets of
                                             the related  trust,  including  any
                                             applicable credit enhancement,  and
                                             will not have  any  claims  against
                                             the  assets  of  any  other  trust.
                                             Moreover, at the times specified in
                                             the related prospectus  supplement,
                                             certain  assets of the trust and/or
                                             the related security account may be
                                             released to the  depositor,  master
                                             servicer,   any  servicer,   credit
                                             enhancement   provider   or   other
                                             person, if:

                                             o  all  payments  then due on the
                                                related   securities  have  been
                                                made;

                                             o  adequate  provision for future
                                                payments  on certain  classes of
                                                the  securities  has been  made;
                                                and

                                             o  any other  payments  specified
                                                in   the   related    prospectus
                                                supplement have been made.

                                             Once released, such assets will no
                                             longer be available to make
                                             payments to securityholders.

                                             There will be no recourse against
                                             the depositor or the master
                                             servicer if any required
                                             distribution on the securities is
                                             not made.

                                             The securities will not represent
                                             an interest in the depositor, the
                                             master servicer, any servicer or
                                             any of their respective affiliates,
                                             nor will the securities represent
                                             an obligation of any of them. The
                                             only obligations of the depositor
                                             with respect to the related trust
                                             or the securities would arise from
                                             the representations and warranties
                                             that the depositor may make
                                             concerning the related assets. The
                                             depositor does not have significant
                                             assets and is unlikely to have
                                             significant assets in the future.
                                             If the depositor should be required
                                             to repurchase a loan from a trust
                                             because of the breach of a
                                             representation or warranty, the
                                             depositor's sole source of funds
                                             for the repurchase would be:

                                             o  funds  obtained from enforcing
                                                any  similar  obligation  of the
                                                seller  or   originator  of  the
                                                loan, or

                                             o  funds  from a reserve  account
                                                or  similar  credit  enhancement
                                                established   to  pay  for  loan
                                                repurchases.

                                             In addition, the master servicer
                                             may be obligated to make certain
                                             advances if loans are delinquent,
                                             but only to the extent it deems the
                                             advances  to  be  recoverable  from
                                             amounts  it  expects  to receive on
                                             those loans.

Credit Enhancement.........................  Credit  enhancement  is intended to reduce  the  effect  of  delinquent
                                             payments  or loan  losses  on those
                                             classes of securities that have the
                                             benefit of the credit  enhancement.
                                             Nevertheless,  the  amount  of  any
                                             credit  enhancement  is  subject to
                                             the limits described in the related
                                             prospectus  supplement.   Moreover,
                                             the  amount of  credit  enhancement
                                             may  decline or be  depleted  under
                                             certain  circumstances  before  the
                                             securities  are paid in full.  As a
                                             result,  securityholders may suffer
                                             losses.    In   addition,    credit
                                             enhancement   may  not   cover  all
                                             potential  sources of risk of loss,
                                             such as  fraud or  negligence  by a
                                             loan originator or other parties.

Prepayment and Yield Considerations........  The timing of principal payments on the  securities of a series will be
                                             affected  by a number  of  factors,
                                             including the following:

                                             o  the extent of  prepayments  on
                                                the  underlying   loans  in  the
                                                trust   or,   if  the  trust  is
                                                comprised     of      underlying
                                                securities, on the loans backing
                                                the underlying securities;

                                             o  how payments of principal  are
                                                allocated  among the  classes of
                                                securities  of  that  series  as
                                                specified    in   the    related
                                                prospectus supplement;

                                             o  if any  party has an option to
                                                terminate   the  related   trust
                                                early,   the   effect   of   the
                                                exercise of the option;

                                             o  the rate and timing of
                                                defaults   and   losses  on  the
                                                assets in the related trust; and

                                             o  repurchases  of assets in the
                                                related  trust  as a  result  of
                                                material       breaches       of
                                                representations  and  warranties
                                                made by the  depositor or master
                                                servicer.

                                             The rate of prepayment of the loans
                                             included in or underlying the
                                             assets in each trust may affect the
                                             yield to maturity of the
                                             securities.

                                             Interest payable on the securities
                                             on any given distribution date will
                                             include all interest accrued during
                                             the related interest accrual
                                             period.
                                             The interest accrual period for the
                                             securities of each series will be
                                             specified in the applicable
                                             prospectus supplement. If the
                                             interest accrual period ends two or
                                             more days before the related
                                             distribution date, your effective
                                             yield will be less than it would be
                                             if the interest accrual period
                                             ended the day before the
                                             distribution date. As a result,
                                             your effective yield at par would
                                             be less than the indicated coupon
                                             rate.

Balloon Payments...........................  Certain of the underlying loans may not be fully amortizing and may
                                             require a substantial principal
                                             payment (i.e., a "balloon" payment)
                                             at their stated maturity. Loans of
                                             this type involve a greater degree
                                             of risk than fully amortizing loans
                                             since the related borrower must
                                             generally be able to refinance the
                                             loan or sell the related property
                                             prior to the loan's maturity date.
                                             The borrower's ability to do so
                                             will depend on such
                                             factors as the level of available
                                             mortgage rates at the time of sale
                                             or refinancing, the relative
                                             strength of the local housing
                                             market, the borrower's equity in
                                             the property, the borrower's
                                             general financial condition and tax
                                             laws.

Nature of Mortgages........................  The following factors, among others, could adversely affect
                                             property values in such a way that
                                             the outstanding balance of the
                                             related loans, together with any
                                             senior financing on the same
                                             properties, would equal or exceed
                                             those values:

                                             o  an  overall  decline  in  the
                                                residential  real estate markets
                                                where   the    properties    are
                                                located,

                                             o  failure   of   borrowers   to
                                                maintain    their     properties
                                                adequately, and

                                             o  natural disasters that are not
                                                necessarily  covered  by  hazard
                                                insurance,  such as  earthquakes
                                                and floods.

                                             If a home equity loan is in a
                                             junior lien position, a decline in
                                             property values could extinguish
                                             the value of the junior
                                             mortgageholder in the property
                                             before having any effect on the
                                             interest of the senior
                                             mortgageholder. If property values
                                             decline, actual rates of
                                             delinquencies, foreclosures and
                                             losses on the underlying loans
                                             could be higher than those
                                             currently experienced by the
                                             mortgage lending industry in
                                             general.

                                             Even if you assume that the
                                             properties provide adequate
                                             security for the loans, substantial
                                             delays could occur before defaulted
                                             loans are liquidated and the
                                             proceeds forwarded to investors.
                                             Property foreclosure actions are
                                             regulated by state statutes and
                                             rules and are subject to many of
                                             the delays and expenses that
                                             characterize other types of
                                             lawsuits if defenses or
                                             counterclaims are made. As a
                                             result, foreclosure actions can
                                             sometimes take several years to
                                             complete. Moreover, some states
                                             prohibit a mortgage lender from
                                             obtaining a judgment against the
                                             borrower for amounts not covered by
                                             property proceeds if the property
                                             is sold outside of a judicial
                                             proceeding. As a result, if a
                                             borrower defaults, these
                                             restrictions may impede the
                                             servicer's ability to dispose of
                                             the borrower's property and obtain
                                             sufficient proceeds to repay the
                                             loan in full. In addition, the
                                             servicer is entitled to deduct from
                                             liquidation proceeds all the
                                             expenses it reasonably incurs in
                                             trying to recover on the defaulted
                                             loan, including payment to the
                                             holders of any senior mortgages,
                                             legal fees and costs, real estate
                                             taxes, and property preservation
                                             and maintenance expenses.

                                             In general, the expenses of
                                             liquidating defaulted loans do not
                                             vary directly with the unpaid
                                             amount. So, assuming that a
                                             servicer would take the same steps
                                             to recover a defaulted loan with a
                                             small unpaid balance as it would a
                                             loan with a large unpaid balance,
                                             the net amount realized after
                                             paying liquidation expenses would
                                             be a smaller percentage of the
                                             balance of the small loan than of
                                             the large loan. Since the mortgages
                                             or deeds of trust securing home
                                             equity loans typically will be in a
                                             junior lien position, the proceeds
                                             from any liquidation will be
                                             applied first to the claims of the
                                             related senior mortgageholders,
                                             including foreclosure
                                             costs. In addition, a junior
                                             mortgage lender may only foreclose
                                             subject to any related senior
                                             mortgage. As a result, the junior
                                             mortgage lender generally must
                                             either pay the related senior
                                             mortgage lender in full at or
                                             before the foreclosure sale or
                                             agree to make the regular payments
                                             on the senior mortgage. Since the
                                             trust will not have any source of
                                             funds to satisfy any senior
                                             mortgages or to continue making
                                             payments on them, the trust's
                                             ability as a practical matter to
                                             foreclose on any junior mortgage
                                             will be quite limited.

                                             State laws generally regulate
                                             interest rates and other loan
                                             charges, require certain
                                             disclosures, and often require
                                             licensing of loan originators and
                                             servicers. In addition, most states
                                             have other laws and public policies
                                             for the protection of consumers
                                             that prohibit unfair and deceptive
                                             practices in the origination,
                                             servicing and collection of loans.
                                             Depending on the provisions of the
                                             particular law or policy and the
                                             specific facts and circumstances
                                             involved, violations may limit the
                                             ability of the servicer to collect
                                             interest or principal on the loans.
                                             Also, the borrower may be entitled
                                             to a refund of amounts previously
                                             paid and the servicer may be
                                             subject to damage claims and
                                             administrative sanctions.

Environmental Risks........................  Federal, state and local laws and regulations impose a wide range of
                                             requirements on activities that may
                                             affect the environment, health and
                                             safety. In certain circumstances,
                                             these laws and regulations impose
                                             obligations on owners or operators
                                             of residential properties such as
                                             those that secure the loans.
                                             Failure to comply with these laws
                                             and regulations can result in fines
                                             and penalties that could be
                                             assessed against the trust as owner
                                             of the related property.

                                             In some states, a lien on the
                                             property due to contamination has
                                             priority over the lien of an
                                             existing mortgage. Further, a
                                             mortgage lender may be held liable
                                             as an "owner" or "operator" for
                                             costs associated with the release
                                             of petroleum from an underground
                                             storage tank under certain
                                             circumstances. If the trust is
                                             considered the owner or operator of
                                             a property, it will suffer losses
                                             as a result of any liability
                                             imposed for environmental hazards
                                             on the property.

Certain Other Legal Considerations
Regarding the Loans........................  The loans may also be subject to federal laws relating to the
                                             origination and underwriting. These
                                             laws

                                             o  require certain disclosures to
                                                the borrowers regarding the
                                                terms of the loans;

                                             o  prohibit discrimination on the
                                                basis of age, race, color, sex,
                                                religion, marital status,
                                                national origin, receipt of
                                                public assistance or the
                                                exercise of any right under the
                                                consumer credit protection act,
                                                in the extension of credit;

                                             o  regulate the use and reporting
                                                of information related to the
                                                borrower's credit experience;
                                                and

                                             o  require additional application
                                                disclosures, limit changes that
                                                may be made to the loan
                                                documents without the borrower's
                                                consent and
                                                   restrict a lender's ability
                                                   to declare a default or to
                                                   suspend or reduce a
                                                   borrower's credit limit to
                                                   certain enumerated events.

                                             Certain loans are also subject to
                                             federal laws which impose
                                             additional disclosure requirements
                                             on creditors with respect to
                                             non-purchase money mortgage loans
                                             with high interest rates or high
                                             up-front fees and charges.
                                             These laws can impose specific
                                             statutory liabilities upon
                                             creditors that fail to comply and
                                             may affect the enforceability of
                                             the related loans. In addition, any
                                             assignee of the creditor (including
                                             the trust) would generally be
                                             subject to all claims and defenses
                                             that the borrower could assert
                                             against the creditor, including the
                                             right to rescind the loan.


                                             Certain loans relating to home
                                             improvement contracts are subject
                                             to federal laws that protect the
                                             borrower from defective or
                                             incomplete work by a contractor.
                                             These laws permit the borrower to
                                             withhold payment if the work does
                                             not meet the quality and durability
                                             standards agreed to between the
                                             borrower and the contractor. These
                                             laws have the effect of subjecting
                                             any assignee of the creditor
                                             (including the trust) to all claims
                                             and defenses which the borrower in
                                             a sale transaction could assert
                                             against the seller of defective
                                             goods.

                                             If certain provisions of these
                                             federal laws are violated, the
                                             master servicer may be unable to
                                             collect all or part of the
                                             principal or interest on the loans.
                                             The trust also could be subject to
                                             damages and administrative
                                             enforcement.

Ratings of the Securities..................  Any class of securities is issued under this prospectus and the
                                             accompanying prospectus supplement
                                             will be rated in one of the four
                                             highest rating categories of a
                                             nationally recognized rating
                                             agency. A rating is based on the
                                             adequacy of the value of the trust
                                             assets and any credit enhancement
                                             for that class and reflects the
                                             rating agency's assessment of how
                                             likely it is that holders of the
                                             class of securities will receive
                                             the payments to which they are
                                             entitled. A rating does not
                                             constitute an assessment of how
                                             likely it is that principal
                                             prepayments on the underlying loans
                                             will be made, the degree to which
                                             the rate of prepayments might
                                             differ from that originally
                                             anticipated or the likelihood of
                                             early, optional termination of the
                                             securities. You must not view a
                                             rating as a recommendation to
                                             purchase, hold or sell securities
                                             because it does not address the
                                             market price or suitability of the
                                             securities for any particular
                                             investor.

                                             There is no assurance that any
                                             rating will remain in effect for
                                             any given period of time or that
                                             the rating agency will not lower or
                                             withdraw it entirely in the future.
                                             The rating agency could lower or
                                             withdraw its rating due to:

                                             o  any decrease in the adequacy
                                                of the value of the trust assets
                                                or any related credit
                                                enhancement;

                                             o  an adverse change in the
                                                financial or other condition of
                                                a credit enhancement provider;
                                                or

                                             o  a change in the rating of the
                                                credit enhancement provider's
                                                long-term debt.

Book-Entry Registration....................  LIMIT ON LIQUIDITY OF SECURITIES.
                                             Securities issued in book-entry
                                             form may have only limited
                                             liquidity in the resale market,
                                             since investors may be unwilling to
                                             purchase securities for which they
                                             cannot obtain physical instruments.

                                             LIMIT ON ABILITY TO TRANSFER OR
                                             PLEDGE. Transactions in book-entry
                                             securities can be effected only
                                             through The Depository Trust
                                             Company ("DTC"), its participating
                                             organizations, its indirect
                                             participants and certain banks. As
                                             a result, your ability to transfer
                                             or pledge securities issued in
                                             book-entry form may be limited.

                                             DELAYS IN DISTRIBUTIONS. You may
                                             experience some delay in the
                                             receipt of distributions on
                                             book-entry securities since the
                                             distributions will be forwarded by
                                             the trustee to DTC for DTC to
                                             credit the accounts of its
                                             participants. In turn, these
                                             participants will thereafter credit
                                             the distributions to your account
                                             either directly or indirectly
                                             through indirect participants.

Pre-Funding Accounts.......................  The related prospectus supplement may provide that the depositor
                                             deposit a specified amount in a
                                             pre-funding account on the date the
                                             securities are issued. In this
                                             case, the deposited funds may only
                                             be used to acquire the additional
                                             assets for the trust during a set
                                             period after the initial issuance
                                             of the securities. Any amounts
                                             remaining in the account at the end
                                             of the period will be distributed
                                             as a prepayment of principal to the
                                             holders of the related securities.

Lower Credit Quality Trust Fund
Assets.....................................  Certain of the trust assets may have been made to lower credit
                                             quality borrowers who fall into one
                                             of two categories:

                                             o     customers with moderate
                                                   income, limited assets and
                                                   other income characteristics
                                                   that cause difficulty in
                                                   borrowing from banks and
                                                   other traditional lenders;
                                                   and

                                             o     customers with a history of
                                                   irregular employment,
                                                   previous bankruptcy filings,
                                                   repossession of property,
                                                   charged-off loans or
                                                   garnishment of wages.

                                             The average interest rate charged
                                             on loans made to these types of
                                             borrowers is generally higher than
                                             that charged by lenders that
                                             typically impose more stringent
                                             credit requirements. There is a
                                             greater likelihood of late payments
                                             on loans made to these types of
                                             borrowers than on loans to
                                             borrowers with a higher credit
                                             quality. Payments from borrowers
                                             with a lower credit quality are
                                             more likely to be sensitive to
                                             changes in the economic climate in
                                             the areas in which they reside.

Delinquent Trust Fund Assets...............  No more than 20% (by principal balance) of the trust assets for
                                             any particular series of securities
                                             will be contractually delinquent as
                                             of the related cut-off date.

Other Considerations.......................  There is no assurance that the value of the trust assets for any
                                             series of securities at any time
                                             will equal or exceed the principal
                                             amount of the outstanding
                                             securities of the series. If trust
                                             assets have to be sold because of
                                             an event of default or otherwise,
                                             providers of services to the trust
                                             (including the trustee, the master
                                             servicer and the credit enhancer,
                                             if any) generally will be entitled
                                             to receive the proceeds of the sale
                                             to the extent of their unpaid fees
                                             and other amounts due them before
                                             any proceeds are paid to investors.
                                             As a result, the proceeds of such a
                                             sale may be insufficient to pay the
                                             full amount of interest and
                                             principal of the related
                                             securities.

                                 THE TRUST FUND

         The Certificates of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "TRUST FUND ASSETS") consisting of a pool (each, a "POOL") comprised of Loans or Private Asset Backed Securities, in each case as specified in the related Prospectus Supplement, together with payments in respect of such Trust Fund Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.1 The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the Prospectus Supplement (the "CUT-OFF DATE"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

         The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "SELLERS"), and conveyed by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program-Underwriting Standards" or as otherwise described in a related Prospectus Supplement. See "Loan Program-Underwriting Standards".

         The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("SUB-SERVICERS"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series of Certificates, or a servicing agreement (each, a "SERVICING AGREEMENT") between the Trustee and the Servicer with respect to a Series of Notes, and will receive a fee for such services. See "Loan Program" and "The Pooling and Servicing Agreement". With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

         As used herein, "AGREEMENT" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

         If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "TRUST AGREEMENT") between the Depositor and the trustee of such Trust Fund.

         With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign
--------
         1 Whenever the terms "Pool", "Certificates" and "Notes" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain undivided interests in, or Asset Backed Notes secured by the assets of, a single trust fund (the "Trust Fund") consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates or Notes of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See "The Agreements-Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program-Representations by Sellers; Repurchases or Substitutions" and "The Agreements-Assignment of the Trust Fund Assets" and "Sub-Servicing of Loans") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities-Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         As specified in the related Prospectus Supplement, the Trust fund Assets for a Series of Securities may consist of (i) closed-end and/or revolving home equity loans (the "HOME EQUITY LOANS") secured by senior or junior liens on one- to four-family residential properties, (ii) have improvement installment sales contracts and installment loan agreements (the "HOME IMPROVEMENT CONTRACTS") that are either unsecured or secured primarily by junior liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "HOME IMPROVEMENTS") and/or (iii) Private Asset Backed Securities (as defined herein).

         The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "DETAILED DESCRIPTION"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Fund Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

         GENERAL. The real property which secures repayment of the Loans is referred to as "Properties". Unless otherwise specified in the related Prospectus Supplement, the Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Property, which may be subordinated to one or more senior liens on the related Properties, each as described in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA. The proceeds of the Closed-End Loans may have been applied to the purchase of the related Property.

         The Properties relating to Loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("SINGLE FAMILY PROPERTIES") or Small Mixed-Used Properties (as defined herein) which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. Such Properties may include vacation and second homes, investment properties and leasehold interests. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof) or other features, all as described above or in the related Prospectus Supplement:

                                    (a) Interest may be payable at a fixed rate,
                  a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related

                  Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage (the "LOAN RATE") for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the Seller of the Property or another source.

                                    (b) Principal may be payable on a level debt
                  service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

                                    (c) Monthly payments of principal and
                  interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                                    (d) Prepayments of principal may be subject
                  to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

         As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loan will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

         The Loans may include fixed-rate, closed-end mortgage loans having terms to maturity of up to 30 years and secured by first-lien mortgages originated on Properties containing one to four residential units and no more than three income producing non-residential units ("Small Mixed-Use Properties"). At least 50% of the units contained in a Small Mixed-Use Property will consist of residential units. Income from such non-residential units will not exceed 40% of the adjusted gross income of the related borrower. The maximum Loan-to-Value Ratio on Small Mixed-Use Properties will not exceed 65%. Small Mixed-Use Properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase.

         HOME IMPROVEMENT CONTRACTS. The Trust Fund Assets for a Series may consist, in whole or part, of Home Improvement Contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interest in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         Except as otherwise specified in the related Prospectus Supplement, the Home Improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

         ADDITIONAL INFORMATION. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., one- to four-family houses, individual units in condominium apartment buildings, vacation and second homes or other real property), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, and (viii) the geographical location of the Loans on a state-by-state basis. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

         Except as otherwise specified in the related Prospectus Supplement, the "COMBINED LOAN-TO-VALUE Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "COLLATERAL VALUE" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

PRIVATE ASSET BACKED SECURITIES

         GENERAL. Private Asset Backed Securities may consist of (a) pass-through certificates or participation certificates evidencing an undivided interest in a pool of home equity or home improvement loans, or (b) collateralized mortgage obligations secured by home equity or home improvement loans. Private Asset Backed Securities may include stripped asset backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain home equity or home improvement loans. Private Asset Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PABS AGREEMENT"). The seller/servicer of the underlying Loans will have entered into the PABS Agreement with the trustee under such PABS Agreement (the "PABS TRUSTEE"). The PABS Trustee or its agent, or a custodian, will possess the loans underlying such Private Asset Backed Security. Loans underlying a Private Asset Backed Security will be serviced by a servicer (the "PABS SERVICER") directly or by one or more subservicers who may be subject to the supervision of the PABS Servicer. Except as otherwise specified in the related Prospectus Supplement, the PABS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Asset Backed Securities, approved by HUD as an FHA mortgagee.

         The issuer of the Private Asset Backed Securities (the "PABS ISSUER") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. The PABS Issuer shall not be an affiliate of the Depositor. The obligations of the PABS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Except as otherwise specified in the related Prospectus Supplement, the PABS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Asset Backed Securities issued under the PABS Agreement. Additionally, although the loans underlying the Private Asset Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Asset Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Asset Backed Securities on the dates specified in the related Prospectus Supplement. The Private Asset Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Asset Backed Securities by the PABS Trustee or the PABS Servicer. The PABS Issuer or the PABS Servicer may have the right to repurchase assets underlying the Private Asset Backed Securities after a certain date or under other circumstances as specified in the related Prospectus Supplement.

         UNDERLYING LOANS. The home equity or home improvement loans underlying the Private Asset Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, buydown loans, adjustable rate loans, or loans having balloon or other special payment features. Such loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related Prospectus Supplement, the underlying loans will have the following characterizations: (i) no loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each single family loan secured by a mortgaged property that had a Loan-to-Value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PABS Agreement, (v) each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each loan (other than a cooperative loan or a contract secured by a manufactured home) will be covered by a title insurance policy.

         CREDIT SUPPORT RELATING TO PRIVATE ASSET BACKED SECURITIES. Credit support in the form of reserve funds, subordination of other private certificates issued under the PABS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Asset Backed Securities themselves.

         RATING OF PRIVATE ASSET BACKED SECURITIES. The PABS upon their issuance will have been assigned a rating in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

         ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Asset Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Asset Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the loans which comprise the underlying assets for the Private Asset Backed Securities including (A) the payment features of such loans, (B) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the loans, and (D) the minimum and maximum stated maturities of the underlying loans at origination, (iii) the maximum original term-to-stated maturity of the Private Asset

Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Asset Backed Securities, (v) the pass-through or certificate rate of the Private Asset Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Asset Backed Securities, (vii) the PABS Issuer, the PABS Servicer (if other than the PABS Issuer) and the PABS Trustee for such Private Asset Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Asset Backed Securities or to such Private Asset Backed Securities themselves,
(ix) the term on which the underlying loans for such Private Asset Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Asset Backed Securities, (x) the terms on which loans may be substituted for those originally underlying the Private Asset Backed Securities and (xi) to the extent provided in a periodic report to the Trustee in its capacity as holder of the PABS, certain information regarding the status of the credit support, if any, relating to the PABS.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by Financial Asset Securities Corp. ("FASCO") with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of Certificates evidencing interests therein.
Upon request by any person to whom this Prospectus is delivered in connection with the offering of one or more classes of Certificates, FASCO will provide or cause to be provided without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent such documents or reports relate to such classes of Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to FASCO should be directed in writing to: Paul D. Stevelman, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. FASCO has determined that its financial statements are not material to the offering of any Certificates.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange (the "SEC") at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         Financial Asset Securities Corp., the Depositor, is a Delaware corporation organized on August 2, 1995 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. It is an indirect limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc., a registered securities broker-dealer. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

         Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                  LOAN PROGRAM

         The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

         Each Seller will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, the borrower's income will be verified by the Seller.
As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy.
In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit exist.

QUALIFICATIONS OF SELLERS

         Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Seller will be a seller/servicer approved by either FNMA or FHLMC.

REPRESENTATIONS BY SELLERS; REPURCHASES OR SUBSTITUTIONS

         Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Except as otherwise specified in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was more than thirty days' delinquent; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates.
However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representationes and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

         The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "PURCHASE PRICE") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) to substitute for such Loan a replacement loan that satisfies certain requirements set forth in the Agreement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities-General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

         Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master

Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under "The Agreements-Assignment of Trust Fund Assets".

                          DESCRIPTION OF THE SECURITIES

         Each Series of Certificates will be issued pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") or a Trust Agreement among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "INDENTURE") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "TRUSTEE") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.
Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that mainly differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

GENERAL

         Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor.
Unless otherwise specified in the related Prospectus Supplement, the Notes of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will be secured by the pledge of the assets of the related Trust Fund and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("RETAINED INTEREST")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements-Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Trust Fund Assets in the related

Trust Fund or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "RECORD DATE"). Distributions will be made in the manner specified in the Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "SECURITY REGISTER"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

         The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

         As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Securityholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code.
As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, to the extent set forth in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

         GENERAL. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement" herein. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

         Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "RESERVE ACCOUNT"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the distributions to any class of Securities will be made pro rata to all Securityholders of that class.

         AVAILABLE FUNDS. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "AVAILABLE FUNDS" for each Distribution Date will equal the sum of the following amounts:

                  (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except

                                    (a) all payments which were due on or before
                   the Cut-off Date;

                                    (b) all Liquidation Proceeds and all
                  Insurance Proceeds, all Principal Prepayments and all other proceeds of any Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after the interest accrual period;

                                    (c)     all scheduled payments of principal
                  and interest due on a date or dates subsequent to the Due Period relating to such Distribution Date;

                                    (d) amounts received on particular Loans as
                  late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers, Support Servicers or the Trustee);

                                    (e) amounts representing reimbursement, to
                  the extent permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer, Sub-Servicers (as defined below), Support Servicers or the Trustee that were deposited into the Security Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

                                    (f) that portion of each collection of
                  interest on a particular Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Loans purchased pursuant to the Agreement;

                  (ii) the amount of any advance made by the Master Servicer, Sub Servicer, Support Servicer or Trustee as described under "-Advances" below and deposited by it in the Security Account;

                  (iii) if applicable, amounts withdrawn from a Reserve Account;

                  (iv) if applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party guaranties; and

                  (v) if applicable, the amount of prepayment interest shortfall.

         DISTRIBUTIONS OF INTEREST. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Security Principal Balance (or, in the case of Securities (i) entitled only to distributions allocable to interest, the aggregate notional principal balance or (ii) which, under certain circumstances, allow for the accrual of interest otherwise scheduled for payment to remain unpaid until the occurrence of certain events specified in the related Prospectus Supplement) of each class of Securities entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "ACCRUAL SECURITIES") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Security Principal Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Security. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

         With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Securities in the Trust Fund, as reflected in the aggregate Security Principal Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

         DISTRIBUTIONS OF PRINCIPAL. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Security Principal Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

         If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securityholders will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by other Securities in the Trust Fund. Increasing the interests of the other Securities relative to that of certain Securities allocated by the principal prepayments is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement-Subordination".

         UNSCHEDULED DISTRIBUTIONS. The Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date.
Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date, and with respect to Securities of the same class, unscheduled distributions of principal will be made on the same basis as such distributions would have been made on the next Distribution Date on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

         To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or Support Servicers or funds held in the Security Account for future distributions to the holders of such Securities), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

         In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer or a Support Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer or a Support Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

         The Master Servicer or Sub-Servicer may enter into an agreement (a "SUPPORT AGREEMENT") with a support servicer (each, a "SUPPORT SERVICER") pursuant to which the Support Servicer agrees to provide funds on behalf of the

Master Servicer or Sub-Servicer in connection with the obligation of the Master Servicer or Sub-Servicer, as the case may be, to make Advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings then in effect on the Securities.

         Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer, a Sub-Servicer or a Support Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer, a Sub-Servicer or a Support Servicer is entitled to be reimbursed for Advances. See "Description of the Securities-Distributions on Securities" herein.

COMPENSATING INTEREST

         If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

                  (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and any applicable prepayment penalties included therein;

                  (ii) the amount of such distribution allocable to interest;

                  (iii) the amount of any Advance;

                  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and
                  (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Securityholders;

                  (v) the outstanding principal balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

                  (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which such class will be entitled to receive on the following Distribution Date;

                  (vii) the percentage of Principal Prepayments on the Loans, if any, which such class will be entitled to receive on the following Distribution Date;

                  (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

                  (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  (xi) if a class is entitled only to a specified portion of payments of interest on the Loans in the related Pool, the Pass-Through Rate, if adjusted from the date of the last statement, of the Loans expected to be applicable to the next distribution to such class;

                  (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

                  (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

                  (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "BOOK-ENTRY SECURITIES"). Persons acquiring beneficial ownership interests in the Securities ("SECURITY OWNERS") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank ("CEDEL") or the Euroclear System ("EUROCLEAR") (in Europe) if they are participants ("PARTICIPANTS") of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a "DEFINITIVE SECURITY"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co. ("CEDE"), as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

         Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and Participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

         Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Considerations-Tax Treatment of Foreign Investors" and "-Tax Consequences to Holders of the Notes-Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the Trust Fund Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-support feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered be credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of deficiencies.

SUBORDINATION

         Protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. Delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

         In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities.
Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account


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



has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

         Various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross support mechanism or otherwise.

         As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

         A separate special hazard insurance policy (each, a "SPECIAL HAZARD INSURANCE POLICY") may be obtained for the Pool and issued by the insurer (the "SPECIAL HAZARD INSURER") named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Properties are located or under a flood insurance policy if the Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreements-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reactions, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the Loan have been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to Property securing a foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the Property to the Special Hazard Insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such Property. If the unpaid principal balance of a Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Property.
Any amount paid as the cost of repair of the Property will further reduce coverage by such amount.

         The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Securities in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such Rating Agency.



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



BANKRUPTCY BONDS

         A bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code may be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Securities. See "Certain Legal Aspects of the Loans-Anti-Deficiency Legislation and Other Limitations on Lenders".

RESERVE ACCOUNTS

         Credit support with respect to a Series of Securities may be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

         The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

         Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which may include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

         A separate pool insurance policy ("POOL INSURANCE POLICY") may be obtained for the Pool and issued by the insurer (the "POOL INSURER") named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies.
As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to purchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

         Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid may include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

FHA INSURANCE; VA GUARANTEES

         Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. In addition to the Title I Program of the FHA (see "Certain Legal Aspects of the Loans - The Title I Program" herein), certain Loans will be insured under various FHA programs which generally limit the principal amount and interest rates of the mortgage loans insured.

         The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicer and are paid to the FHA.
The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

         Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA GUARANTY POLICY"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Loan.

         The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of November 1, 1998, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,750. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee.
The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA guaranteed Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Property.

         The amount payable under the guarantee will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Loan, interest accrued on the unpaid balance of the Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

CROSS-SUPPORT

         The beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

         A Trust Fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. With respect to a Trust Fund which includes Private Asset Backed Securities, the possible effects of the amount and timing of principal payments received with respect to the underlying mortgage loans will be described in the related Prospectus Supplement. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. Unless otherwise specified in the related Prospectus Supplement, Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Loans in a Pool will affect the life of the related Series of Securities.

         The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses" herein. The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

         Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Unless otherwise specified in the related Prospectus Supplement, the Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. If prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans may experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

         When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Unless the Master Servicer remits amounts otherwise payable to it as servicing compensation, see "Description of the Securities-Compensating Interest", the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through until the month following receipt.

         Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

         If the rate at which interest is passed through to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements-Termination; Optional Termination".

         Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

         The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

         Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. Except as otherwise specified, the Agreement described herein contemplates a Trust Fund comprised of Loans. The provisions of an Agreement with respect to a Trust Fund which consists of or includes Private Asset Backed Securities may contain provisions similar to those described herein but will be more fully described in the related Prospectus Supplement.

ASSIGNMENT OF THE TRUST FUND ASSETS

         ASSIGNMENT OF THE LOANS. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the

Cut-off Date, as well as information regarding the Loan Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the Loan, the Combined Loan-to-Value Ratios at origination and certain other information.

         Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans-The Home Improvement Contracts" herein.

         Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

         The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within a specified number of days after receipt of such notice (or such other period as may be specified in the related Prospectus Supplement), the Seller will be obligated either (i) to purchase the related Loan from the Trust at the Purchase Price or (ii) to remove such Loan from the Trust Fund and substitute in its place one or more other Loans. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Loan Program-Representations by Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

         The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase or replace the Loan at the Purchase Price.

Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

         ASSIGNMENT OF PRIVATE ASSET BACKED SECURITIES. The Depositor will cause Private Asset Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Asset Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Asset Backed Security. See "The Trust Fund-Private Asset Backed Securities" herein. Each Private Asset Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Asset Backed Security conveyed to the Trustee.

         Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         Each Sub-Servicer servicing a Loan pursuant to a Sub-Servicing Agreement (as defined below under "-Sub-Servicing of Loans") will establish and maintain an account (the "SUB-SERVICING ACCOUNT") which meets the following requirements and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")) of the Federal Deposit Insurance Corporation (the "FDIC"). If a Sub-Servicing Account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the Sub-Servicing Account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the Master Servicer within one business day of receipt. In addition, the Sub-Servicer must maintain a separate account for escrow and impound funds relating to the Loans. Each Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described below under "-Sub-Servicing of Loans" that are received by it in respect of the Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement, the Sub-Servicer will remit or cause to be remitted to the Master Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to Loans that are required to be so remitted. The Sub-Servicer may also be required to advance on the scheduled date of remittance an amount corresponding to any monthly installment of interest and/or principal, less its servicing or other compensation, on any Loan for which payment was not received from the mortgagor. Unless otherwise specified in the related Prospectus Supplement, any such obligation of the Sub-Servicer to advance will continue up to and including the first of the month following the date on which the related Property is sold at a foreclosure sale or is acquired on behalf of the Securityholders by deed in lieu of foreclosure, or until the related Loan is liquidated.

         The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "SECURITY ACCOUNT") must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other high-quality investments ("PERMITTED INVESTMENTS"). A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

         The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund on a daily basis, to the extent applicable and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

                  (i) all payments on account of principal, including Principal Prepayments and any applicable prepayment penalties, on the Loans;

                  (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

                  (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Sub-Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

                  (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Loan Program-Representations by Sellers; Repurchases or Substitutions" herein or "-Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "-Termination; Optional Termination" below;

                  (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

                  (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account; and

                  (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.


PRE-FUNDING ACCOUNT

         If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a pre-funding account (a "PRE-FUNDING ACCOUNT"), in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the pre-funded amount (the "PRE-FUNDED AMOUNT") on the related Closing Date. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

SUB-SERVICING OF LOANS

         Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "SUB-SERVICING AGREEMENT"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Loan; processing assumptions or substitutions, although, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Properties under certain circumstances; maintaining accounting records relating to the Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of interest and/or principal on Loans, as described more fully above under "-Payments on Loans; Deposits to Security Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

         As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the Mortgage Note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Loans if the Sub-Servicer elects to release the servicing of such Loans to the Master Servicer. See "-Servicing and Other Compensation and Payment of Expenses".

         Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each Sub-Servicer will be required to service each Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer in the manner specified in such Sub-Servicing Agreement.

         The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Loans or enter into new Sub-Servicing Agreements with other Sub-Servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Seller or meet the standards for becoming a Seller or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Depositor. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

         The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans.
Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and
(ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Both the Sub-Servicer and the Master Servicer may be obligated to make Advances during any period of such an arrangement.

         Except as otherwise specified in the related Prospectus Supplement, in any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Loan may not be changed.

HAZARD INSURANCE

         Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance.
Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement-Special Hazard Insurance Policies".

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds in an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement".

REALIZATION UPON DEFAULTED LOANS

         PRIMARY MORTGAGE INSURANCE POLICIES. The Master Servicer will maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

         Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Loan will consist of the insured percentage of the unpaid principal amount of the covered Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "PRIMARY INSURER"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

         Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Loans; (ii) failure to construct the Property subject to the Loan in accordance with specified plans; (iii) physical damage to the Property; and (iv) the related Master Servicer or Sub-servicer not being approved as a servicer by the Primary Insurer.

         RECOVERIES UNDER A PRIMARY MORTGAGE INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Property, to have the Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Property.

         In those cases in which a Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Securityholders, will present claims to the Primary Insurer, and all collection thereunder will be deposited in the Sub-Servicing Account. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable


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



to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, except as otherwise specified in the Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's primary servicing compensation with respect to a Series of Securities will come from the monthly payment to it, out of each interest payment on a Loan, of an amount equal to the percentage per annum specified in the related Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Loan, such amounts will decrease as the Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers may be entitled to retain all assumption fees and late payment charges, to the extent collected from borrowers, and, if so provided in the related Prospectus Supplement, any prepayment penalties and any interest or other income which may be earned on funds held in the Security Account or any Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

         In addition to amounts payable to any Sub-Servicer, the Master Servicer will, unless otherwise specified in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Loans, including, without limitation, payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related Prospectus Supplement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Audit Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans or Private Asset Backed Securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.



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



CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

         Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance or gross negligence in the performance of duties thereunder or by reasons of reckless disregard of obligations and duties thereunder. To the extent provided in the related Agreement, the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor may be entitled to indemnification by the related Trust Fund and may be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

         Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the aggregate Percentage Interests evidenced by such class;
(ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.



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



         If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

         So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 51% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of its rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         No Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for five (5) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have a Pass-Through Rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66% of the Percentage Interests of each Class of Notes of such Series.


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



         Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

         Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Material Federal Income Tax Considerations" below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

         Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

         INDENTURE. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

         The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

         The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

         Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.


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



         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "-Junior Mortgages; Rights of Senior Mortgagees" below.

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks, and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute such participation in the management of a property, so that the lender would lose the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liabiltiy and Deposit Insurance Protection Act of 1996 (the "ASSET CONSERVATION ACT"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental


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compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who crated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         The Asset Conservation Act specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Home Equity Loans and the Home Improvement Contracts. The Asset Conservation Act, however, does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract, such as the Trust Fund does in connection with the Installment Contracts.

         If a lender (including a lender under an Installment Contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans (or at a property subject to an Installment Contract), would be imposed on the Trust Fund, and thus occasion a loss to the Securityholders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt


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without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Relief Act (as defined below) and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         Certain Loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, known as the Riegle Act, which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with these provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.

DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. The Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.


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         As to loans secured by an owner-occupied residence, the Garn-St.
Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1993 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE HOME IMPROVEMENT CONTRACTS

         General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the


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Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

         SECURITY INTERESTS IN HOME IMPROVEMENTS. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

         ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         CONSUMER PROTECTION LAWS. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.



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         APPLICABILITY OF USURY LAWS. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

         The Loans may also consist of installment contracts. Under an installment contract ("INSTALLMENT CONTRACT") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of


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military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.



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THE TITLE I PROGRAM

         General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "TITLE I PROGRAM"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("PROPERTY IMPROVEMENT LOANS" or "TITLE I LOANS"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         REQUIREMENTS FOR TITLE I LOANS. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum


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amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I Loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         FHA INSURANCE COVERAGE. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a fee (the "PREMIUM"). For loans having a maturity of 25 months or less, the FHA bills the lender for the entire Premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a Premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the Premium paid for such year.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.



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         The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

         CLAIMS PROCEDURES UNDER TITLE I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than 9 months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.


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OTHER LEGAL CONSIDERATIONS

         The Loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the Loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and in addition could subject the Sellers to damages and administrative enforcement.

               CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP and Thacher Proffitt & Wood, special counsel to the Depositor (in such capacity, "TAX COUNSEL"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code.
Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Internal Revenue Code of 1986, as amended (the "CODE"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership or (v) an election is made to treat the Trust Fund as a FASIT under the Code. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

         As used herein, the term "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations; provided that, for purposes solely of the restrictions on the transfer of REMIC residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a U.S. Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be U.S. Persons), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust with respect to which (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States Persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

         STATUS AS REAL PROPERTY LOANS. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("REGULAR INTEREST SECURITIES") or represent interests in a grantor


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trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

TAXATION OF DEBT SECURITIES

         INTEREST AND ACQUISITION DISCOUNT. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "DEBT SECURITIES."

         Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID REGULATIONS"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the excess of the stated redemption price at maturity of a Debt Security over its issue price. In the opinion of Tax Counsel, a holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption


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price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The Internal Revenue Service (the "IRS") issued regulations (the "CONTINGENT REGULATIONS") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the Debt Securities. Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on section 1272(a)(6) of the Code and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a PRO RATA portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "PAY-THROUGH SECURITY"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "PREPAYMENT ASSUMPTION"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be


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determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),
(ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that Loans will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

         Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         EFFECTS OF DEFAULTS AND DELINQUENCIES. In the opinion of Tax Counsel, holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

         INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("INTEREST WEIGHTED SECURITIES"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "-Tax Status as a Grantor Trust-Discount or Premium on Pass-Through Securities" below.

         VARIABLE RATE DEBT SECURITIES. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to


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be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         MARKET DISCOUNT. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         PREMIUM. In the opinion of Tax Counsel, a holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the application of recently finalized regulations under
Section 171 issued December 30, 1997.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.



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TAXATION OF THE REMIC AND ITS HOLDERS

         GENERAL. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in section 7701(a)(19)(C)) of the Code; and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in clause (i) or (ii) above, then a Security will qualify for the tax treatment described in clause (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

         CALCULATION OF REMIC INCOME. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through


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entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

RESIDUAL INTEREST SECURITIES

         In the opinion of Tax Counsel, the holder of a Certificate representing a residual interest (a "RESIDUAL INTEREST SECURITY") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         In the opinion of Tax Counsel, the holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years).


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Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         LIMITATION ON LOSSES. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

         DISTRIBUTIONS. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

         SALE OR EXCHANGE. In the opinion of Tax Counsel, a holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

         EXCESS INCLUSIONS. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by section 511 of the Code, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "-Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.


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         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "-RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES" and "-Tax Treatment of Foreign Investors" below.

         RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "-Tax Treatment of Foreign Investors" below.

         The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding a residual interest reduced by the present value of the projected payments to be received on the residual interest. The change is proposed to be effective for transfers of residual interests occurring after February 4, 2000.



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         MARK TO MARKET RULES. Prospective purchasers of a REMIC Residual
Interest Security should be aware that the IRS finalized regulations (the "MARK-TO-MARKET REGULATIONS") which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark-to-Market Regulations.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         GENERAL. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under subpart E, part 1 of subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "PASS-THROUGH SECURITIES"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("STRIPPED SECURITIES"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

         In the opinion of Tax Counsel, each holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "SERVICING FEE")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under section 162 or section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. In the opinion of Tax Counsel, the holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.



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         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-Taxation of Debt Securities; Market Discount" and "-Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         STRIPPED SECURITIES. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("RATIO STRIP SECURITIES") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.
Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "CASH FLOW BOND METHOD"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate


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slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

         POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         CHARACTER AS QUALIFYING LOANS. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is one year or more. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a Security held by a bank, thrift, or similar institution described in section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

         BACKUP WITHHOLDING. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates


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to or through brokers that represent interest or original issue discount on the
Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN");
(ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or
(iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

NEW WITHHOLDING REGULATIONS

         The Treasury Department has issued regulations (the "NEW REGULATIONS") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("NONRESIDENTS"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax, or (iii) the recipient is a bank receiving interest described in section 881(c)(3)(A) of the Code). Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a Regular Interest Security held by a Residual Interest Securityholder that owns directly or indirectly a 10% or greater interest in the Residual Interest Securities. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example,


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



require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-Residential Interest Securities-Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

         Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a DE MINIMIS amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash


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method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         SALE OR OTHER DISPOSITION. In the opinion of Tax Counsel, if a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note.
Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         FOREIGN HOLDERS. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         PARTNERSHIP TAXATION. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all


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Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         SECTION 708 TERMINATION. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code a sale or exchange of 50 percent or more of the capital and profits in the issuer entity within a 12-month tax period would cause a deemed contribution of assets of the issuer entity (the "old partnership") to a new partnership (the "new partnership") in exchange for interest in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         DISPOSITION OF CERTIFICATES. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash


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



distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies .

         Under section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.


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         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

         GENERAL. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

         QUALIFICATION AS A FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the


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Securityholders' interest in the FASIT are met on a continuing basis, and (iii)
the Trust Fund is not a regulated company as defined in section 851(a) of the Code.

         ASSET COMPOSITION. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and
(vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         INTERESTS IN A FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "-TAXATION OF DEBT SECURITIES-VARIABLE RATE DEBT SECURITIES" above.

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "HIGH-YIELD INTEREST." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("ELIGIBLE CORPORATIONS"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "-TREATMENT OF HIGH-YIELD INTERESTS" below.

         CONSEQUENCES OF DISQUALIFICATION. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         TAX TREATMENT OF FASIT REGULAR SECURITIES. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if


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



they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with OID or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "-Taxation of Debt Securities", "-Market Discount", and "-Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "-Sale or Exchange" above. In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "-Taxation of Debt Instruments-EFFECTS OF DEFAULT AND DELINQUENCIES" above.

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) of the Code to the same extent that REMIC Securities would be so considered. See "Certain Material Federal Income Tax Considerations-Taxation of Debt Securities-STATUS AS REAL PROPERTY LOANS." In addition, FASIT Regular Securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         TREATMENT OF HIGH-YIELD INTERESTS. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         TAX TREATMENT OF FASIT OWNERSHIP SECURITIES. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "-TREATMENT OF HIGH-YIELD INTERESTS" above.



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         Rules similar to the wash sale rules applicable to REMIC Residual
Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

         The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         BACKUP WITHHOLDING, REPORTING AND TAX ADMINISTRATION. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "-Miscellaneous Tax Aspects-Backup Withholding" above. For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Certain Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject


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to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         OnNovember 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("PARTIES IN INTEREST") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("SINGLE FAMILY SECURITIES") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of Trust Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.



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         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         On September 6, 1990, the DOL issued to Greenwich Capital Markets, Inc. an individual exemption (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374, 55 Fed. Reg. 36724) (the "UNDERWRITER EXEMPTION") which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

         The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust", however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc., (the "EXEMPTION RATING AGENCIES"). The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor"


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



as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in its specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date ("PRE-FUNDING PERIOD"), instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:


                           (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

                           (2) All Obligations transferred after the closing date (the "ADDITIONAL Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

                           (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                           (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations which were transferred to the trust on the closing date.

                           (5)      Either:

                                            (i)      the characteristics of the
                           Additional Obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                                            (ii) an independent accountant
                           retained by the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations which were transferred to the trust as of the closing date.

                           (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the


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



                           minimum level specified in the pooling and servicing agreement or an event of default occurs.

                           (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the certificates and must:

                                            (i) be direct obligations of, or
                           obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

                                            (ii) have been rated (or the obligor
                           has been rated) in one or the three highest generic rating categories by an Exemption Rating Agency ("DOL Permitted Investments").

                           (8) The related prospectus or prospectus supplement must describe:

                                            (i)      any pre-funding account
                           and/or capitalized interest account used in connection with a pre-funding account;

                                            (ii)     the duration of the
                           Pre-Funding Period;

                                            (iii)    the percentage and/or
                           dollar amount of the Pre-Funding Limit for the trust; and

                                            (iv) that the amounts remaining in
                           the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

                                    (9) The related pooling and servicing
                           agreement must describe the DOL Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

         On August 23, 2000, the DOL proposed certain amendments to the Underwriter Exemption which, if published in final form as proposed, would permit the subordinated Securities to be purchased and held by or on behalf of, or with Plan Assets of, a Plan if those Securities are rated "BBB-" or better at the time of purchase. See Department of Labor Exemption Application No. D-10809, 65 Fed. Reg. 51454 (August 23, 2000). Theses amendments will not apply until they are finalized by the DOL and published in final form in the Federal Register, but the proposed effective date is August 23, 2000. Accordingly, prospective investors should consult counsel regarding the effect of these proposed amendments.

                                LEGAL INVESTMENT

         The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

         All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "POLICY STATEMENT") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

         There may be other restrictions on the ability of certain investors, including depositors institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

         The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as underwriter with other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by GCM acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Securities, GCM will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Trust Fund Assets as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Securities as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

         The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's loans or private asset backed securities, pending the sale of such loans or private asset backed securities, or interests therein, including the Securities.

         The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York 10048 or Thacher Proffitt & Wood, New York, New York 10048.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                              AVAILABLE INFORMATION

         The Depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                                     RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "RATING AGENCY") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                             INDEX OF DEFINED TERMS


Accrual Securities........................................................22
Additional Obligations....................................................83
Agreement         ........................................................11
APR               ........................................................14
Asset Conservation Act....................................................49
Available Funds   ........................................................21
Average Interest Rate.....................................................83
Bankruptcy Bond   ........................................................30
BIF               ........................................................37
Book-Entry Securities.....................................................25
Cash Flow Bond Method.....................................................69
Cede              ........................................................25
CEDEL             ........................................................25
CEDEL Participants........................................................26
CERCLA            ........................................................49
Certificates      ........................................................11
Code              ........................................................59
Collateral Value  ........................................................14
Combined Loan-to-Value Ratio..............................................14
Contingent Regulations....................................................61
Cooperative       ........................................................27
Cut-off Date      ........................................................11
Debt Securities   ........................................................60
Definitive Security.......................................................25
Detailed Description......................................................12
Determination Date........................................................21
DOL               ........................................................81
DOL Permitted Investments.................................................84
DTC               .........................................................9
Eligible Corporations.....................................................78
Euroclear         ........................................................25
Euroclear Participants....................................................27
European Depositaries.....................................................25
FASCO             ........................................................16
FASIT Qualification Test..................................................78
FDIC              ........................................................37
Financial Intermediary....................................................25
Garn-St. Germain Act......................................................51
GCM               ........................................................85
High-Yield Interest.......................................................78
Home Equity Loans ........................................................12
Home Improvement Contracts................................................12
Home Improvements ........................................................12
HUD               ........................................................31
Indenture         ........................................................19
Installment Contract......................................................54
Insurance Proceeds........................................................38
Insured Expenses  ........................................................38
Interest Weighted Securities..............................................62
IO                ........................................................78
IRS               ........................................................61
Liquidation Expenses......................................................38

Liquidation Proceeds......................................................38
Loan Rate         ........................................................13
Mark-to-Market Regulations................................................68
Mortgage          ........................................................36
NCUA              ........................................................85
New Regulations   ........................................................71
Nonresidents      ........................................................71
Notes             ........................................................11
Obligations       ........................................................83
OID               ........................................................60
OID Regulations   ........................................................60
PABS Agreement    ........................................................14
PABS Issuer       ........................................................15
PABS Servicer     ........................................................15
PABS Trustee      ........................................................15
Participants      ........................................................25
Parties in Interest.......................................................81
Pass-Through Rate ........................................................11
Pass-Through Securities...................................................68
Pay-Through Security......................................................61
Permitted Investments.....................................................37
Plans             ........................................................80
Policy Statement  ........................................................85
Pool              ........................................................11
Pool Insurance Policy.....................................................30
Pool Insurer      ........................................................30
Pooling and Servicing Agreement...........................................19
Pre-Funded Amount ........................................................38
Pre-Funding Account.......................................................38
Pre-Funding Limit ........................................................83
Pre-Funding Period........................................................83
Premium           ........................................................57
Prepayment Assumption.....................................................61
Primary Insurer   ........................................................42
Principal Prepayments.....................................................22
Properties        ........................................................12
Property Improvement Loans................................................56
PTE 83-1          ........................................................81
Purchase Price    ........................................................18
Rating Agency     ........................................................86
Ratio Strip Securities....................................................69
RCRA              ........................................................50
Record Date       ........................................................20
Refinance Loan    ........................................................14
Regular Interest Securities...............................................59
Relevant Depositary.......................................................25
Relief Act        ........................................................54
REMIC             ........................................................20
Reserve Account   ........................................................21
Residual Interest Security................................................65
Retained Interest ........................................................19
Rules             ........................................................26
SAIF              ........................................................37
SEC               ........................................................16
Security Account  ........................................................37

Security Owners   ........................................................25
Security Register ........................................................20
Sellers           ........................................................11
Senior Securities ........................................................28
Servicing Agreement.......................................................11
Servicing Fee     ........................................................68
Short-Term Note   ........................................................72
Single Family Properties..................................................12
Single Family Securities..................................................81
Small Mixed-Use Properties................................................13
SMMEA             ........................................................84
Special Hazard Insurance Policy...........................................29
Special Hazard Insurer....................................................29
Stripped Securities.......................................................68
Sub-Servicers     ........................................................11
Sub-Servicing Account.....................................................37
Sub-Servicing Agreement...................................................39
Support Agreement ........................................................23
Support Servicer  ........................................................23
Tax Counsel       ........................................................59
Terms and Conditions......................................................27
TIN               ........................................................71
Title I Loans     ........................................................56
Title I Program   ........................................................56
Title V           ........................................................52
Trust Agreement   ........................................................11
Trust Fund        ........................................................11
Trust Fund Assets ........................................................11
Trustee           ........................................................19
U.S. Person       ........................................................59
Underwriter Exemption.....................................................82
VA Guaranty Policy........................................................32

================================================================================
--------------------------------------------------------------------------------


                           $246,141,000 (APPROXIMATE)

                   FIRST FRANKLIN MORTGAGE LOAN TRUST 2001-FF1



                     FINANCIAL ASSET SECURITIES CORPORATION
                                    DEPOSITOR


                         OPTION ONE MORTGAGE CORPORATION
                                 MASTER SERVICER



                   ASSET-BACKED CERTIFICATES, SERIES 2001-FF1

                              --------------------

                              PROSPECTUS SUPPLEMENT

                              --------------------



You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Asset-Backed Certificates, Series 2001-FF1 in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Asset-Backed Certificates, Series 2001-FF1 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Asset- Backed Certificates, Series 2001-FF1 will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.


[GRAPHIC OMITTED]



                                February 21, 2001


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